                                                                    EXHIBIT 10.1

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                                     SECOND

                              AMENDED AND RESTATED

                        TALON AUTOMOTIVE GROUP, INC. and

                           VELTRI METAL PRODUCTS, CO.

                            AS DEBTORS IN POSSESSION

                                  $100,000,000

                                CREDIT AGREEMENT

                                      WITH

                                  COMERICA BANK

                                    AS AGENT

                                  JUNE 29, 2001


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                                TABLE OF CONTENTS

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1.       DEFINITIONS.............................................................................................2

2.       THE INDEBTEDNESS.......................................................................................21

         2.1      Post-Petition Revolving Credit Advances.......................................................21

         2.2      Swing Loan....................................................................................21

         2.3      Pre-Petition Loans............................................................................21

         2.4      Limitation on Amount of Advances..............................................................21

         2.5      Amendment and Restatement.....................................................................22

         2.6      Notes.........................................................................................22

         2.7      Types of Loans and Maturity...................................................................22

         2.8      Requests for Loans............................................................................22

         2.9      Disbursement of Loans.........................................................................23

         2.10     Facility Fees.................................................................................24

         2.11     Optional Reduction or Termination of Revolving Loan Commitment................................24

         2.12     Prepayment and Readvances.....................................................................25

         2.13     Currency Appreciation; Reduction of Indebtedness..............................................25

         2.14     Swing Loan Refunding..........................................................................25

         2.15     Account Netting...............................................................................26

3.       LETTERS OF CREDIT......................................................................................26

         3.1      Letters of Credit.............................................................................26

         3.2      Conditions to Issuance........................................................................26

         3.3      Participations in Letters of Credit...........................................................27

         3.4      Letter of Credit Fees.........................................................................27

         3.5      Issuance Fees.................................................................................27

         3.6      Draws Under Letters of Credit.................................................................28

         3.7      Funding of Letter of Credit Payment as Advance................................................28

         3.8      Obligations Irrevocable.......................................................................29

         3.9      Risk Under Letters of Credit..................................................................30

         3.10     Indemnification...............................................................................31

         3.11     Right of Reimbursement........................................................................31

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4.       INTEREST, FEES AND INTEREST CALCULATION, INTEREST PERIODS, CONVERSIONS, PREPAYMENTS....................31

         4.1      Interest......................................................................................31

         4.2      Basis of Computation..........................................................................31

         4.3      Prepayments...................................................................................32

         4.4      Mandatory Repayments..........................................................................32

5.       SPECIAL PROVISIONS.....................................................................................32

         5.1      Increased Costs...............................................................................32

         5.2      Availability of Alternative Currency..........................................................33

         5.3      Refunding Advances in Same Currency...........................................................33

         5.4      Judgment Currency.............................................................................33

6.       PAYMENTS...............................................................................................33

         6.1      Payment Procedure.............................................................................33

         6.2      Application of Proceeds.......................................................................34

         6.3      Pro-rata Recovery.............................................................................34

         6.4      Deposits and Accounts.........................................................................35

         6.5      Net Payments..................................................................................35

         6.6      Tax Treaty Certificate........................................................................35

         6.7      Replacement of Banks..........................................................................36

7.       COLLATERAL AND PRIORITY................................................................................36

         7.1      Security for the Post-Petition Indebtedness...................................................36

         7.2      Perfection of Security Interests..............................................................36

         7.3      Superpriority Administrative Expense Claim....................................................37

         7.4      Additional Adequate Protection................................................................37

8.       CONDITIONS.............................................................................................37

         8.1      Conditions Precedent To Initial Loans and Effective Date......................................37

                  (a)      Documents Executed and Filed.........................................................37

                  (b)      Previously Executed And/Or Delivered Documents.......................................37

                  (c)      Amendment Fee........................................................................38

                  (d)      Agent's Fee..........................................................................38

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                  (e)      Opinion of Borrower's Counsel........................................................38

                  (f)      Approval of Agent's Counsel..........................................................38

         8.2      Conditions for First Disbursement.............................................................38

                  (a)      Interim Authorizing Orders...........................................................38

                  (b)      Customer Agreements..................................................................38

                  (c)      Other Orders.........................................................................39

                  (d)      Lock-Up Agreement....................................................................39

         8.3      Conditions Precedent to All Loans.............................................................39

                  (a)      Effectiveness........................................................................39

                  (b)      No Default; Representations and Warranties...........................................39

                  (c)      Adverse Change, etc..................................................................39

                  (d)      Enforceability of Documents..........................................................39

                  (e)      Continuation of Orders...............................................................39

9.       REPRESENTATIONS AND WARRANTIES.........................................................................39

         9.1      Corporate Status..............................................................................39

         9.2      Corporate Power and Authority; Business.......................................................40

         9.3      No Violation..................................................................................40

         9.4      Litigation....................................................................................40

         9.5      Use of Proceeds...............................................................................40

         9.6      Governmental Approvals, etc...................................................................40

         9.7      True and Complete Disclosure..................................................................40

         9.8      Financial Statements..........................................................................41

         9.9      Security Interests............................................................................41

         9.10     Tax Returns and Payments......................................................................41

         9.11     Patents, etc..................................................................................41

         9.12     Compliance with Laws, etc.....................................................................41

         9.13     Properties....................................................................................41

         9.14     Collective Bargaining Agreements..............................................................41

         9.15     Indebtedness Outstanding......................................................................42

         9.16     Environmental Protection......................................................................42

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         9.17     Senior Subordinated Debt Documents............................................................43

         9.18     ERISA.........................................................................................43

         9.19     The Budget....................................................................................44

         9.20     Use of Advances...............................................................................44

         9.21     Survival of Representations and Warranties....................................................44

10.      AFFIRMATIVE COVENANTS..................................................................................44

         10.1     Reporting Requirements Covenants..............................................................44

         10.2     Insurance.....................................................................................46

         10.3     Books, Records and Inspections................................................................47

         10.4     Payment of Taxes and Utilities................................................................47

         10.5     Compliance with Statutes, etc.................................................................47

         10.6     Performance of Obligations....................................................................47

         10.7     End of Fiscal Years; Fiscal Quarters..........................................................47

         10.8     Environmental Events..........................................................................48

         10.9     Further Guarantees and Liens..................................................................48

         10.10    Compliance with Formula Amount................................................................48

         10.11    Construction Liens............................................................................48

         10.12    Defend Title..................................................................................48

         10.13    ERISA.........................................................................................48

         10.14    Crisis Manager................................................................................49

11.      NEGATIVE COVENANTS.....................................................................................49

         11.1     Changes in Business...........................................................................49

         11.2     Liens.........................................................................................49

         11.3     Indebtedness..................................................................................50

         11.4     Financial Covenants...........................................................................50

         11.5     Dividends.....................................................................................51

         11.6     Stock Acquisition.............................................................................51

         11.7     Extension of Credit...........................................................................51

         11.8     Guarantee Obligations.........................................................................51

         11.9     Subordinate Indebtedness......................................................................51

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         11.10    Property Transfer, Merger or Lease-Back.......................................................51

         11.11    Acquisitions..................................................................................52

         11.12    Other Agreements..............................................................................52

         11.13    Use of Loan Proceeds..........................................................................52

         11.14    Management Fees and Dividend..................................................................52

         11.15    Capital Expenditures..........................................................................52

         11.16    Excess Inventory..............................................................................52

         11.17    Professional Fee Expenditures.................................................................53

         11.18    Chapter 11 Claims/Return of Goods.............................................................53

12.      DEFAULTS...............................................................................................53

         12.1     Failure to Pay Monies Due.....................................................................53

         12.2     Misrepresentation.............................................................................53

         12.3     Noncompliance with Agreement..................................................................53

         12.4     Other Defaults................................................................................53

         12.5     Change of Control.............................................................................53

         12.6     Repudiations, Revocations, Etc................................................................54

         12.7     Inadequate Funding or Termination of Employee Benefit Plan(s).................................54

         12.8     Occurrence of Certain Reportable Events.......................................................54

         12.9     Liquidation/Conversion of Case/Appointment of Trustee or Examiner.............................54

         12.10    Cross Defaults/Relief From Stay...............................................................54

         12.11    Adequate Protection Not Acceptable............................................................54

         12.12    Amendment or Stay of Interim Authorizing Order or Final Authorizing Order.....................54

         12.13    Entry of Final Authorizing Order..............................................................55

         12.14    Vacation of Authorizing Orders................................................................55

         12.15    Opposition to Banks' Motions..................................................................55

         12.16    Opposition to Banks' Claims...................................................................55

         12.17    Exercise of Remedies..........................................................................55

         12.18    Waiver of Defaults............................................................................56

13.      AGENT..................................................................................................56

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         13.1     Appointment of Agent..........................................................................56

         13.2     Deposit Account with Agent....................................................................56

         13.3     Exculpatory Provisions........................................................................56

         13.4     Successor Agents..............................................................................57

         13.5     Right of Agent as Bank........................................................................57

         13.6     Credit Decisions..............................................................................57

         13.7     Notices by Agent..............................................................................57

         13.8     Agent's Fees..................................................................................57

         13.9     Nature of Agency..............................................................................57

         13.10    Actions; Confirmation of Agent's Authority to Act in Event of Default.........................58

         13.11    Authority of Agent to Enforce Notes And This Agreement........................................58

14.      MISCELLANEOUS..........................................................................................58

         14.1     Law of Michigan; Submission to Jurisdiction...................................................58

         14.2     Agent's Costs and Expenses....................................................................58

         14.3     Notices.......................................................................................59

         14.4     Further Action................................................................................59

         14.5     Successors and Assigns........................................................................59

                  (a)      Assignments..........................................................................59

                  (b)      Participations.......................................................................60

         14.6     Indulgence....................................................................................60

         14.7     Counterparts..................................................................................60

         14.8     Entire Agreement; Amendments; Waivers; Consents...............................................60

         14.9     Confidentiality...............................................................................61

         14.10    Interest......................................................................................61

         14.11    Jury Waiver...................................................................................62

         14.12    Conflicts.....................................................................................62

         14.13    Effective Upon Execution......................................................................62

         14.14    Collateral Valuations.........................................................................62

         14.15    WAIVER OF CLAIMS..............................................................................62

         14.16    Waiver of Section 506(c)......................................................................62
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         14.17    Waiver of Claims..............................................................................63

         14.18    Section 364(c)(1).  Priority, Professional and Administrative Expenses........................63

         14.19    Waiver of Marshalling.........................................................................63

         14.20    Waiver of Right to Obtain Alternative Financing...............................................64

         14.21    Credit Bids...................................................................................64

         14.22    Written Modifications.........................................................................64

         14.23    Additional Documentation......................................................................64
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


                           SECOND AMENDED AND RESTATED
                          TALON AUTOMOTIVE GROUP, INC.
                                CREDIT AGREEMENT


         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, made as of the 29th day of June, 2001, between TALON AUTOMOTIVE GROUP, INC. a Michigan corporation ("TAG"), VELTRI METAL PRODUCTS CO., a Nova Scotia corporation ("Veltri", called together with TAG, the "Borrowers" and either one referred to individually herein as a "Borrower") in their capacity as Debtors in Possession in the Case (defined below) and CCAA Case (defined below) each of the "Banks" party hereto, and COMERICA BANK, a Michigan banking corporation as agent for the Banks (in such capacity, "Agent").

         WHEREAS, Borrowers, Agent and the Banks entered into a certain Credit Agreement dated as of April 28, 1998, and certain amendments thereto (as so amended, the "Original Agreement"), pursuant to which Borrowers incurred certain indebtedness and obligations to Agent and the Banks and granted the Agent, on behalf of the Banks, certain security interests, liens and mortgages for such indebtedness and obligations;

         WHEREAS, Borrowers, Agent and the Banks entered into a certain Amended and Restated Credit Agreement dated as of February 16, 2001 ("Existing Agreement") pursuant to which (i) indebtedness and obligations then outstanding under the Original Agreement were renewed and reevidenced; (ii) Borrowers incurred additional indebtedness and obligations to Agent and the Banks; and
(iii) security interests in Pre-Petition Collateral provided under the Original Agreement were reaffirmed and continued in favor of Agent and the Banks as security for Borrower's indebtedness and obligations under the Existing Agreement; and

         WHEREAS, pursuant to the Original Agreement and Existing Agreement the Borrowers granted to the Agent, on behalf of the Banks party thereto (in such capacity, called "Pre-Petition"), security interests in certain of their assets, including all of the Borrowers' present and future accounts, general intangibles, chattel paper, instruments, documents, inventory, equipment, firms, certain real estate, and all products and proceeds of all the foregoing (collectively, the "Pre-Petition Collateral"), and delivered or caused to be delivered to the Agent, on behalf of the Lenders, various security agreements, mortgages, assignments, notes, pledge agreements, guaranties and other documents or instruments and amendments or supplements thereto; and

         WHEREAS, on even date herewith (the "Petition Date"), TAG filed (i) a voluntary petition (the "Petition") for relief under chapter 11 ("Case") of title 11 of the United States Code (the Bankruptcy Code of 1978, as amended from time to time, and together with the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules for the Eastern District of Michigan, the "Bankruptcy Code") with the United States Bankruptcy Court for the Eastern District of Michigan (the "Bankruptcy Court"), and (ii) Veltri filed a case seeking arrangement under the Companies' Creditors Arrangement Act in the Superior Court of Justice in the province of Ontario, Canada ("CCAA Case"); and



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         WHEREAS, as of the Petition Date, there was due and owing from the
Borrowers to the Agent and the Banks under the Existing Agreement a principal amount not less than $71,284,460.00, plus accrued interest, unpaid interest, costs and expenses (including attorneys', consultants', and other professionals' fees) and other charges provided for by the Loan Documents (as defined in the Existing Agreement). All of the foregoing obligations and any related contingent claims, whether arising pre-petition or post-petition, are collectively referred to as the "Pre-Petition Obligations"; and

         WHEREAS, the Borrowers have requested that the Banks make Post-Petition Advances (as defined below) to be used as provided in the Budget (as defined below); and

         WHEREAS, the Agent and the Banks are willing to make Post-Petition Advances pursuant to the terms of this Agreement, but only upon the terms and subject to the conditions contained herein and in the Interim Order and Final Order (each as defined below); and

         WHEREAS, the Borrowers have agreed to secure the Post-Petition Advances and other obligations due under this Agreement to the Agent and the Banks, and to provide adequate protection for the Pre-Petition Obligations, as provided in the Interim Authorizing Order and/or the Final Authorizing Order; and

         WHEREAS, accordingly, the parties hereto desire to amend and restate the Existing Agreement in its entirety as set forth herein;

         NOW, THEREFORE, it is agreed that the Existing Agreement is hereby amended and restated in its entirety as follows:

1.       DEFINITIONS

         For the purposes of this Agreement the following terms (when capitalized) will have the following meanings:

         1.1 "Access Agreement" shall mean the Access and Security Agreement among Borrower, Agent and Designated Customers dated as of February 16, 2001.

         1.2 "Accounts" means, with respect to any Person, all accounts as defined in the UCC.

         1.3 "Acknowledgement of Leasehold Mortgage" shall mean, with respect to any Leasehold Real Estate of any Person, an agreement between the landlord, the registered encumbrancers with respect to the landlord's title to such Leasehold Real Estate, the Agent and such Person (in its capacity as tenant) with respect to the priority of, and the enforcement procedures relating to, the Mortgage registered against such Leasehold Real Estate.

         1.4 "Advance" shall mean a borrowing requested by a Borrower and made by the Banks (or, in the case of the Swing Loans, made by Agent or the Canadian Swingline Lender, as applicable), or otherwise made by Banks in the absence of such a request pursuant to Section 2.14 hereof.

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         1.5 "Affiliate" shall mean, when used with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         1.6 "Affiliate Loans" shall mean the following described unsecured loans from time to time made by a Borrower to another Loan Party, to the extent that the obligation with respect to such Loan is pledged to Agent on behalf of the Banks and is subordinated to such Loan Party's obligations under the Documents, all pursuant to documents and agreements satisfactory to Agent:

                  (a) a loan of Ten Million Dollars ($10,000,000) owing by Veltri to VS as of the date of the Original Agreement;

                  (b) Twenty Five Million Dollars ($25,000,000) of the proceeds of Senior Subordinated Notes borrowed by Veltri from TAG as of the date of the Original Agreement for the purpose of repaying indebtedness of Veltri that was then existing; and

                  (c) additional Affiliate Loans in aggregate amount at any time outstanding not to exceed Fifteen Million Dollars ($15,000,000).

         1.7 "Agent" shall mean Comerica Bank in its capacity as Agent hereunder or any successor appointed in accordance with Section 13.4 hereof.

         1.8 "Agent's Fees" shall mean those fees and expenses required to be paid by Borrowers to Agent for Agent's sole account under Section 13.8 hereof.

         1.9 "Agreement" shall mean this Agreement as amended from time to time in accordance with the terms hereof.

         1.10 "Alternate Base Rate" shall mean, for any day, one percent (1%) plus:

                  (a) in the case of any calculation of the Prime-based Rate for an Advance denominated in Dollars, the Federal Funds Effective Rate; and

                  (b) in the case of any calculation of the Prime-based Rate for an Advance denominated in Canadian Dollars, the BA Rate.

         1.11 "Alternative Currency" shall mean Canadian Dollars.

         1.12 "Applicable Interest Rate" shall mean the Prime-based Rate.

         1.13 "Applicable Margin" shall mean:

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


                  (a) three percent (3%) per annum with respect to any Prime-based Loan under the Swing Loan provided by the Canadian Swingline Lender and two percent (2%) per annum with respect to any other Prime-based Loan under this Agreement;

                  (b) four percent (4%) per annum with respect to any Letter of Credit Fee; and

                  (c) one-half percent (1/2%) per annum with respect to Facility Fee payments described in clause (a) of Section 2.10 of this Agreement.

         1.14 "Assignment Agreement" shall mean an assignment agreement executed by a Bank and delivered to Agent pursuant to Section 14.5(a) hereof, in the form attached as Exhibit "A" hereto.

         1.15 "Banks" shall mean each Bank signatory hereto, and each other Person who becomes a Bank pursuant to Section 14.5(a) hereof.

         1.16 "Borrowing Base" shall mean, as of any date:

                  I.       the sum of:

                  (a) (i) ninety percent (90%) of the positive difference between the Designated Eligible Accounts of each Designated Customer and the Designated Customer Offsets for such Designated Customer, and (ii) eighty five percent (85%) of the Eligible Accounts Receivable, plus

                  (b) (i) seventy percent (70%) of the value of the Designated Eligible Inventory, and (ii) fifty percent (50%) of the value of the Eligible Inventory, plus

                  (c) the lesser of Ten Million Dollars ($10,000,000) or fifty percent (50%) of the Eligible Tooling Invoices, plus

                  (d) seventy five percent (75%) of the net realizable value of Eligible Real Estate, to the extent Agent has obtained an appraisal in form and content satisfactory to Agent identifying the net realizable value for such Eligible Real Estate, plus

                  (e) (i)(x) during the Bulge Period only, the lesser of ninety and two-tenths percent (90.2%) of the forced liquidation value of Eligible Equipment, to the extent Agent has obtained an appraisal in form and content satisfactory to Agent for such Eligible Equipment or Three Million Five Hundred Thousand Dollars ($3,500,000) in excess of the amount determined under clause
(y) of this subsection (e)(i) below, and (y) at all other times eighty percent (80%) of the forced liquidation value of Eligible Equipment, to the extent Agent has obtained an appraisal in form and content satisfactory to Agent for such Eligible Equipment, plus (ii) sixty percent (60%) of the net book value (adjusted monthly upon the delivery of financial statements) of Eligible Equipment acquired after the last delivery of an appraisal of Eligible Equipment, satisfactory to Agent; minus

                  II.      The sum of:


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                  (a) the amount of any Pre-Petition Obligations outstanding as of the date of calculation; and

                  (b) the amount of the Carveout.

         1.17 "Budget" shall mean the consolidated weekly and monthly projections which were delivered to the Agent and the Banks as of June 28, 2001 and are attached hereto as Exhibit "B", as it may be amended or supplemented from time to time with the consent of the Agent, together with the limitations on expenditures for the period covered thereby which are included as a portion of the Budget.

         1.18 "Budget Compliance Certificate" shall mean a written certificate, in the form of Exhibit "H" signed by an authorized officer of the Borrowers together with a certification that (i) the proceeds of the Post-Petition Advances and Letters of Credit used during the previous week are for one of the types of expenditures set forth in the Budget and in compliance with the maximum amounts permitted to be expended thereunder for the relevant time period in accordance with the Budget, subject to any Permitted Variance, and (ii) no Default or Event of Default has occurred, or, if a Default or Event of Default has occurred, that Default or Event of Default has occurred together with the description thereof.

         1.19 "Buildings and Fixtures" means all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on the Leasehold Real Estate or on the Real Estate, or both, as the context requires.

         1.20 "Bulge Period" shall mean the period commencing July 15, 2001 and ending September 30, 2001.

         1.21 "Business Day" shall mean any day on which commercial banks are open for domestic and international business in Detroit, Michigan and, when used in reference to any Swing Loan to be made by the Canadian Swingline Lender, also a day on which the Canadian Swingline Lender is open for commercial business in Toronto, Ontario.

         1.22 "Canadian Dollars" and "$Cd" shall mean lawful currency of Canada.

         1.23 "Canadian Swingline Lender" shall mean National Bank of Canada.

         1.24 "Carveout" shall mean an amount described as the "Carveout" in the Financing Order.

         1.25 "Cash Collateral" shall mean all cash collateral (as defined in Section 363(a) of the Bankruptcy Code and as such term is utilized in a case under the CCAA) in the Borrowers' possession or control arising from, or constituting proceeds of, Pre-Petition Collateral.

         1.26 "Change in Control" shall mean the occurrence of either of the following, unless such occurrence arises out of a Final Order of the Bankruptcy Court in which the exchange of Senior Subordinated Debt for equity in TAG is ordered in accordance with the terms of the Lock-up Agreement:


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


                  (a) Permitted Holders shall cease to control, directly or indirectly, in each case free and clear of all Liens, a majority (on a fully diluted basis) of the issued and outstanding shares of voting stock of TAG; and

                  (b) any "Change of Control" as defined in the Senior Subordinated Note Indenture.

         1.27 "Closing Date" shall mean the date the conditions described in
Section 8.1 of this Agreement.

         1.28 "Collateral" means all Stock, Accounts, Inventory, Intellectual Property, Equipment, Buildings and Fixtures, Leasehold Real Estate, Real Estate, and all books, records, instruments, chattel paper, negotiable documents of title, intangibles and proceeds of each Loan Party, including any bank accounts and deposits therein, and any substitutions for, or replacements of, any of the foregoing.

         1.29 "Customer Agreement" shall mean that certain Accommodation Agreement dated as of February 16, 2001 among Borrowers, Agent and Designated Customers.

         1.30 "Default" shall mean an event, occurrence or circumstance which, with the giving of notice and/or passage of time, would constitute an Event of Default.

         1.31 "Default Rate" shall mean, with respect to any Loan, two percent (2%) plus its Applicable Interest Rate.

         1.32 "Designated Customer Offset" shall mean, at any time, the right of a Designated Customer under a Customer Agreement to offset, against the Designated Eligible Accounts owed by such Designated Customer from time to time, Permitted Setoffs (as defined in the Customer Agreements).

         1.33 "Designated Customers" shall mean, so long as the Customer Agreement to which they are party remains in full force and effect, General Motors Corporation and/or any of its Affiliates or subsidiaries and DaimlerChrysler Corporation and/or any of its Affiliates or subsidiaries.

         1.34 "Designated Eligible Accounts" shall mean Accounts which:

                  (a) are from time to time owing to a Borrower by a Designated Customer;

                  (b) payment of which is subject to the terms of a Customer Agreement; and

                  (c) would satisfy all of the requirements for Eligible Accounts in the absence of the Designated Customer Offset provided for in the relevant Customer Agreement.

         1.35 "Designated Eligible Inventory" shall mean Inventory which:

                  (a) is subject to a repurchase obligation of a Designated Customer pursuant to a Customer Agreement and such Designated Customer has agreed to waive all rights of offset,

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


recoupment and deductions with respect to such repurchase obligation except as expressly provided in such Customer Agreement;

                  (b) would satisfy all of the requirements for Eligible Inventory in the absence of the relevant Designated Customer's right and obligation to repurchase described in clause (a) above.

         1.36 "Documents" shall mean this Agreement, the Notes, the Guaranties, the Security Documents, the Financing Statements, the Letter of Credit Agreements, the Customer Agreements, Access Agreements, the Lock-up Agreement and all other documents, agreements and instruments delivered to Agent and/or the Canadian Swingline Lender, in connection with this Agreement as the same may be amended or modified from time to time.

         1.37 "Dollars" and the sign "$" shall mean lawful money of the United States of America.

         1.38 "Dollar Amount" shall mean (i) with respect to each Advance made or carried (or to be carried) in Dollars, the principal amount thereof and (ii) with respect to each Advance made or carried (or to be made or carried) in an Alternative Currency, the amount of Dollars which is equivalent to such amount of Alternate Currency at the spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at approximately 11:00 a.m. (Detroit time) two (2) Business Days before such Advance is made, as such Dollar Amount may be adjusted from time to time pursuant to Section 2.13 or 5.4 hereof. When used with respect to Alternative Currency portion of an Advance being repaid or remaining outstanding at any time or other amount of Dollars to be determined from an asset or other item initially expressed as an amount of Alternative Currency, "Dollar Amount" shall mean the amount of Dollars which is equivalent to the principal amount of such Advance or other amount initially expressed as an amount of Alternative Currency at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at the relevant time.

         1.39 "EBITDA" shall mean, as of the last day of any fiscal month or quarter, Net Income plus the aggregate amounts deducted in determining Net Income for such period in respect of taxes based on income, Michigan single business tax, interest expense and depreciation and amortization, all determined in accordance with GAAP; provided, however, that solely for the purpose of calculating compliance with Section 11.4 hereof for periods in which Restructuring Charges or Professional Fees have been incurred, the amount of Restructuring Charges or Professional Fees incurred during such period of calculation shall be added to the calculation of EBITDA for such period of calculation.

         1.40 "Eligible Accounts" shall mean an Account arising in the ordinary course of the business of a Loan Party which meets each of the following requirements:

                  (a) it is not owing more than ninety (90) days after the date of the original invoice or other writing evidencing such Account;

                  (b) it arises from the sale or lease of goods and such goods have been shipped or delivered to the account debtor; or it arises from services rendered and such services have been performed;

                  (c) it is evidenced by an invoice, dated not later than the date of shipment or performance, rendered to such account debtor, or some other evidence of billing acceptable to Agent;

                  (d) it is not evidenced by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, unless such note or other document or instrument previously has been endorsed and delivered to Agent;

                  (e) it is a valid, legally enforceable obligation of the account debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder in whole or in part;

                  (f) it is not an Account billed in advance, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, payable at a future date in accordance with its terms, subject to a retainage or holdback by the account debtor or insured by a surety company;

                  (g) the Account is subject to a duly perfected Lien in favor of the Agent on behalf of the Banks pursuant to the Security Documents ranking in priority to all other Liens, which Lien has been duly registered, filed or recorded in all applicable jurisdictions and all other steps necessary or of advantage have been taken to create, perfect, preserve and protect such Lien;

                  (h) the Account does not constitute an obligation of: (i) any Governmental Entity, unless such Account may be assigned to the Agent under applicable law and all steps required by the Agent in connection therewith in order that all monies due and to become due thereunder have been assigned to the Agent in accordance with such laws, including notice to the applicable Governmental Entity, have been duly taken, (ii) any Person organized, or located in, a jurisdiction other than a state or territory of the United States or a Province of Canada unless (x) the Account Debtor with respect thereto is a subsidiary of General Motors Corporation, Ford Motor Company or DaimlerChrysler Corporation organized under the laws of and located within the Republic of Mexico or Brazil or (y) the Account is insured by export credit insurance policies acceptable to Agent, the proceeds of which have been assigned to Agent or (iii) any Affiliate of a Borrower; and

                  (i) the Account has not arisen out of a written order or contract with or from an account debtor which by its nature or terms prevents, restricts, forbids or makes void or unenforceable the assignment to the Agent of such Account, or requires notice to, or the consent of, the account debtor.

         An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

         1.41 "Eligible Equipment" shall mean Equipment owned by a Loan Party which is:

                  (a) used in the ordinary course of such Loan Party's business;

                  (b) owned subject to a first perfected security interest granted to Agent on behalf of the Banks and no other Liens; and

                  (c) subject to a duly perfected Lien in favor of the Agent ranking in priority to all other Liens, which Lien has been duly registered, filed or recorded in all applicable jurisdictions and all other steps necessary or of advantage have been taken to create, perfect, preserve and protect such Lien.

         1.42 "Eligible Inventory" shall mean all Inventory of a Loan Party which is in good and merchantable condition and is not obsolete or discontinued, would properly be classified as "finished goods", "work-in-process" or "raw materials" under GAAP, excluding:

                  (a) Inventory covered by or subject to a title retention agreement or a seller's right to repurchase, or any consensual or nonconsensual Lien (including without limitation purchase money security interests) other than Liens in favor of Agent on behalf of Banks;

                  (b) any Inventory which is not subject to a duly perfected Lien in favor of the Agent ranking in priority to all other Liens, which Lien has been duly registered, filed or recorded in all applicable jurisdictions and all other steps necessary or of advantage have been taken to create, perfect, preserve and protect such Liens; and

                  (c) tooling inventory which is the subject of an Eligible Tooling Invoice.

Inventory shall be valued at the lesser of cost or market value on a FIFO basis and Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

         1.43 "Eligible Tooling Invoices" shall mean invoices rendered and paid by a Loan Party for payment in connection with a supplier's production of tooling for such Loan Party, provided that (i) such Loan Party has in force a contract for the sale of such tooling to a purchaser who is an automobile manufacturer, a first tier supplier to an automobile manufacturer or other Person acceptable to Agent, and provides a copy of such contract to Agent (ii) such tooling is owned by such Loan Party; (iii) if such actions have been requested by Agent or the Majority Banks, all steps deemed necessary by Agent to perfect a first priority Lien on the relevant tooling in favor of Agent on behalf of Banks shall have been taken, and (iv) each Eligible Tooling Invoice shall cease to be an Eligible Tooling Invoice upon the earliest to occur of the following:

                  (a) 240 days after the date of such invoice,

                  (b) delivery of the tooling related thereto to the Person purchasing such tooling,

                  (c) default under or revocation or termination of the contract or agreement pursuant to which such tooling is to be purchased from Loan Party,

                  (d) bankruptcy or insolvency of the Person purchasing such tooling from the Loan Party or the supplier producing such tooling for such Loan Party, or

                  (e) such tooling or Eligible Tooling Invoice becomes, or is determined to be included within, Eligible Accounts Receivable, Eligible Inventory or Eligible Equipment. For purposes of this definition, all goods or invoices which would otherwise constitute "Eligible Tooling Invoices" which are financed other than by Advances (including, without limitation, under the EDC Financing) shall be excluded from this definition.

         1.44 "Environmental Laws" shall mean the common law and all federal, state, local and foreign laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous constituent substances or wastes, including, without limitation, petroleum, including crude oil or any fraction thereof, or any petroleum product (collectively referred to as "Hazardous Materials"), into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (iii) underground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

         1.45 "Eligible Real Estate" shall mean Leasehold Real Estate and Real Property of a Loan Party:

                  (a) which is used in the ordinary course of a Loan Party's business;

                  (b) subject to a first perfected mortgage, deed of trust or leasehold mortgage granted to Agent on behalf of Banks and no other Liens other than Permitted Liens and (in the case of Leasehold Real Estate) Liens on the owner's interests therein securing obligations of such owner; and

                  (c) for which Agent has received such surveys, appraisals, title insurance, flood plain certificates, title opinions, environmental report and other assurances and due diligence documentation as Agent shall require in connection therewith.

         1.46 "Equipment" means, with respect to any Person, all tools, machinery, equipment, furniture, chattels, motor vehicles and accessories now owned or hereafter acquired or reacquired by such Person, whether or not conditionally or unconditionally sold to such Person.

         1.47 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code. Section references to ERISA are to ERISA as in effect as of the date of this Agreement and any subsequent amendment, supplement or substitution thereof.

         1.48 "ERISA Affiliates" shall mean any entity, whether or not incorporated, which is under common control or would be considered a single employer with a Borrower within the meaning of Section 414(b), (c) or (m) of the internal revenue code and regulations promulgated under those sections or within the meaning of Section 4001(b) of ERISA and regulations promulgated under that section.

         1.49 "Equity Ownership Plan" shall mean the Talon Automotive Group, Inc. Amended and Restated Equity Ownership Plan dated as of April 28, 1998.

         1.50 "Event of Default" shall mean the Events of Default specified in Sections 12.1 through 12.16 hereof.

         1.51 "Facility Fee" shall mean the facility fees payable by Borrowers to Agent for the account of the Banks pursuant to Section 2.10 hereof.

         1.52 "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

         1.53 "Final Authorizing Order" shall mean a Final Order that contains substantially the same terms and provisions as are set forth in the Interim Authorizing Order, with such modifications as are acceptable to the Agent.

         1.54 "Final Orders" shall mean: (a) an order of the Bankruptcy Court as to which (i) the time for appeal has expired and no appeal has been timely taken with respect to a finding of good faith under Section 364(e) of the Bankruptcy Code, or (ii) any such appeal has been timely taken and such appeal has been finally denied or dismissed; and (b) an order of the Canadian Court as to which:
(i) the time for appeal has expired and no appeal has been timely taken; or (ii) any such appeal that has been timely taken has been finally denied or dismissed.

         1.55 "First Day Orders" shall mean orders of the Bankruptcy Court and the Canadian Court that are entered on or about the date the Cases are filed and which are acceptable in form and substance to the Agent including any orders permitting the Borrowers, or either of them, to pay holders of pre-petition trade claims after the Petition Date.

         1.56 "Financing Statements" shall mean financing statements filed in accordance with the UCC, the Personal Property Security Act (Ontario) and any other statutes deemed advisable by the Agent, in such filing offices as the Agent deems advisable, describing the Agent (in its capacity as agent for the Banks) as secured party and a Loan Party as debtor, covering the Collateral.

         1.57 "GAAP" shall mean, at any time, generally accepted accounting principles applied in a manner consistent with the application thereof used in the financial statements of Borrowers referred to in Section 8.8 hereof.

         1.58 "Guaranty" shall mean the TAG Guaranty, the Veltri Guaranty, the VS Guaranty and each other guaranty hereafter executed and delivered to Agent and the Banks by a Loan Party pursuant to Section 10.9 hereof, in each case guarantying payment and performance of all indebtedness and obligations of the Borrowers hereunder.

         1.59 "Hedging Agreements" shall mean any currency hedging agreement, rate or currency sway or forward exchange agreement, or other rate protection or foreign exchange agreement from time to time entered between a Borrower and one or more of the Banks and, for the purposes of each Guaranty and other Security Document, the obligations of the Borrowers under each such Hedging Agreement shall be deemed to be obligations hereunder.

         1.60 "Highest Lawful Rate" shall mean, with respect to each Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on its Notes or other indebtedness under laws applicable to such Bank which are in effect as of the date hereof or, to the extent allowed by law, under such laws applicable to such Bank which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

         1.61 "Indebtedness" shall mean, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all obligations of any other Person secured by any Lien on any property owned by such first Person, whether or not such obligations have been assumed by such first Person, and (v) all capitalized lease obligations of such Person, (vi) all obligations of such Person under interest rate agreements; provided, however, that the term Indebtedness shall not include Affiliate Loans.

         1.62 "Intellectual Property" means, with respect to any Person, any and all issued patents and patent applications, industrial design registrations, trade marks, registrations and applications therefor, trade names and styles, logos, copyright registrations and applications therefor, all of the foregoing owned by or licensed to such Person.

         1.63 "Interest Period" shall mean, for each Prime-based Loan, an initial period beginning on the date of the Advance thereof and ending on the first Business Day of the month following the month in which such Advance is made, and thereafter, successive Interest Periods ending on the first Business Day of each month thereafter.

         1.64 "Interim Authorizing Order" shall mean an interim order of the Bankruptcy Court or the Initial Order of the Canadian Court in the form attached hereto as Exhibit "I".

         1.65 "Inventory" means, with respect to any Person, all inventory now owned or hereafter acquired by such Person, including: (i) finished goods, work-in-progress, raw materials, new and unused production, packing and shipping supplies; (ii) all new and unused maintenance items; and (iii) all other materials and supplies on hand to be used or consumed or which might be used or consumed in connection with the manufacture, packing, shipping, advertising, selling, or furnishing of goods.
                                      -12-

         1.66 "Leasehold Real Estate" means, with respect to any Person, real estate held under a lease, agreement to lease or other right of occupation.

         1.67 "Letter(s) of Credit" shall mean any standby letters of credit hereafter issued by Agent at the request of TAG and for the account of a Loan Party pursuant to Article 3 hereof or pursuant to Article 3 of the Existing Agreement.

         1.68 "Letter of Credit Agreement" shall mean in respect of each Letter of Credit issued pursuant to this Agreement or the Existing Agreement, the application of TAG requesting Agent to issue such Letter of Credit (including the terms and conditions on the reverse side thereof or otherwise provided therein), in the form and substance acceptable to Agent.

         1.69 "Letter of Credit Fees" shall mean the fees payable to Agent for the account of the Banks in connection with Letters of Credit pursuant to
Section 3.4 hereof.

         1.70 "Letter of Credit Maximum" shall mean, as of any date, the lesser of:

                  (a) Six Million Dollars ($6,000,000); or

                  (b) the Revolving Maximum minus the sum of the aggregate principal amount of outstanding Loans minus (in either case) the face amount of any Letters
of Credit issued pursuant to the Existing Agreement which remain unexpired and unsurrendered.

         1.71 "Letter of Credit Notice" shall mean Agent's notice of the issuance of a Letter of Credit in the form attached hereto as Exhibit "D".

         1.72 "Letter of Credit Obligation" shall mean the obligation of TAG under each Letter of Credit Agreement to reimburse the Agent for each payment made by the Agent under the Letter of Credit issued pursuant to such Letter of Credit Agreement, together with all other sums, fees, charges and amounts which may be owing under such Letter of Credit Agreement.

         1.73 "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Agent in its capacity as issuer of a Letter of Credit as a result of a draw against any Letter of Credit.

         1.74 "Lien" means, with respect to any Property, any charge, mortgage, pledge, hypothecation, security interest, lien, conditional sale (or other title retention agreement or lease in the nature thereof), lease, servitude, assignment, adverse claim, defect of title, restriction, trust, right to set-off or other encumbrance of any kind in respect of such Property (including any Lien accounted for as a capitalized lease obligation for purposes of a balance sheet prepared in accordance with GAAP), whether or not filed, recorded or otherwise perfected under applicable law.

         1.75 "Loan" shall mean any one or more Swing Loan, Revolving Loan and/or Letter of Credit Obligation (including Pre-Petition Loans outstanding), or all of them, as the context indicates.

         1.76 "Loan Party" shall mean each Borrower and each Subsidiary of a Borrower.

         1.77 "Lock-Up Agreement" shall mean that Agreement dated as of May 30, 2001, attached hereto as Exhibit "C", between the Borrowers and the holders of at least two-thirds in number, and a majority in amount, of the Senior Subordinated Notes, pursuant to which the noteholders agree, inter alia, to: (a) refrain from taking any action to collect on the obligation of the Borrowers arising out of, or related to, the Senior Subordinated Notes; and (b) vote for acceptance of a plan of reorganization in the Bankruptcy Case, and an arrangement in the CCAA Cases, acceptable to the Agent and the Banks.

         1.78 "Majority Banks" shall mean Banks:

                  (a) that constitute not less than two-thirds in number of all of the Banks; and

                  (b) that (i) so long as the Revolving Commitment is in effect, have Percentages which, in aggregate, are not less than sixty six and two-thirds percent (66 2/3%) or (ii) thereafter, hold outstanding Loans of not less than sixty six and two-thirds percent (66 2/3%) of all Loans then outstanding.

         1.79 "Material Adverse Effect" shall mean:

                  (a) any materially adverse effect with respect to the operations, business, properties, assets, nature of assets, liabilities (contingent or otherwise), financial condition or prospects of a Borrower; or

                  (b) any facts or circumstance as to which singly or in the aggregate, create a reasonable likelihood of such a materially adverse change, or a reasonable likelihood that a Borrower will be rendered unable to perform obligations under any of the Documents, or a reasonable likelihood that Agent or the Banks will be rendered unable to enforce in any material respect rights or remedies purported to be granted them under any of the Documents.

         1.80 "Mortgages" shall mean mortgages, deeds of trust or debentures executed by a Loan Party pursuant to which such Person grants Agent (in its capacity as agent for the Banks) a first priority mortgage on the Real Property and/or Leasehold Real Estate of such Loan Party.

         1.81 "Multiemployer Plans" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA with respect to which Borrower or any ERISA Affiliate is or has been required to contribute.

         1.82 "Net Income" shall mean, for any period of any determination thereof, the net income before extraordinary items all determined in accordance with GAAP.

         1.83 "Net Proceeds" shall mean, with respect to any sale or disposal of any assets of a Borrower or any Subsidiary, the net proceeds of such event after reasonable expenses associated with such sale or disposal (including reasonable commissions, legal and accounting fees and expenses).

         1.84 "Notes" shall mean any one or more of the promissory notes made by Borrower to the Banks as evidence of Loans, or all of them, as the context indicates.

         1.85 "Pension Plans" shall mean any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which is or has been maintained by or to which contributions are or have been made by a Borrower or any ERISA Affiliate.

         1.86 "Percentage" shall mean, with respect to any Bank, the percentage set forth opposite its name on Exhibit "E" hereto, as such Percentages may change from time to time pursuant to Section 14.5(a) hereto.

         1.87 "Permitted Holders" shall mean (i) Randolph J. Agley, Judith A. Agley, James R. Agley, Joseph A. Agley, James J. Agley, Michael T. Timmis, Nancy
E. Timmis, Michael T.O. Timmis, Wayne C. Inman or Amelia P. Inman, (ii) any relative, family member or any Person controlled by any of the persons listed in subparagraph (i) above, (iii) any trust including, without limitation, a charitable remainder trust, created by or for the benefit of any of the persons listed in subparagraphs (i) or (ii) above and (iv) any private foundation created by any of the persons listed in subparagraphs (i) or (ii) above.

         1.88 "Permitted Liens" shall mean:

                  (a) Liens for taxes, assessments or governmental charges or claims not yet delinquent, or Liens for taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves, (to the extent required by GAAP) have been established;

                  (b) Liens in respect of property or assets of a Loan Party which were imposed by law in the ordinary course of business, such as carriers', warehousemen's and construction Liens and other similar Liens arising in the ordinary course of business, which are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

                  (c) Liens (other than any Lien imposed by ERISA or pursuant to Environmental Laws) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other type of social security, or to secure the performance of tenders, statutory obligations, surety bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrow money or the equivalent);

                  (d) Easements, rights of way, restrictions, minor defects or irregularities in title not interfering in any material respect with the business of a Loan Party, in each case incurred in the ordinary course of business and which do not materially impair for its intended purposes the Real Property to which it relates and which do not materially adversely affect the value of the Real Property to which it relates;

                  (e) The Lien of any judgment rendered which does not give rise to a Default or Event of Default and Liens created by deposits of cash or cash equivalents permitting the
                                      -15-
relevant Loan Party to appeal court judgments that are being contested in good faith by appropriate proceedings and do not give rise to a Default or an Event of Default; and

                  (f) Assignments, leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the relevant Loan Party's business and not materially affecting the value of the Collateral.


         1.89 "Permitted Variances" shall mean variances from any line item expenditure amounts shown on the Budget, not to exceed:

                  (a) with respect to any monthly period specified in the Budget, fifteen percent (15%); and

                  (b) on a cumulative basis for the period beginning on the Closing Date and ending on the date of any determination thereof fifteen percent (15%).

         1.90 "Person" shall mean an individual, corporation, partnership, trust, incorporated or unincorporated organization, association, syndicate, joint venture, joint stock company, or a government or any agent or political subdivision thereof or other entity of any kind, and pronouns have a similarly extended meaning.

         1.91 "Post-Petition Advance(s)" shall mean any Loan or Advance (including a Letter of Credit), made by the Agent and/or Banks pursuant to this Agreement on and the Interim Authorizing Order or Final Authorizing Order or after the Petition Date.

         1.92 "Post-Petition Collateral" shall have the meaning set forth in the Interim or Final Authorizing Order.

         1.93 "Postponed Fee Rate" shall mean:

                  (a) in the event that the aggregate amount of Loans outstanding at any time exceeds the amount of the Borrowing Base (determined using only eighty percent (80%) of the forced liquidation of Eligible Equipment for which Agent has obtained an appraisal in form and content satisfactory to Agent - i.e. as if clause (x) of paragraph [(e)(i) were not a part of the definition of Borrowing Base), .225%; and

                  (b) otherwise, .125%.

         1.94 "Pre-Petition Loans" shall mean Loans (including Letters of Credit) made by Agent and the Banks prior to the Petition Date pursuant to the Existing Agreement.

         1.95 "Prime Rate" shall mean:

                  (a) for all purposes other than those specified in clause (b) below, the per annum interest rate established by Agent as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Agent at any such time, and

                  (b) with respect to Swing Loans made by the Canadian Swingline Lender, the Canadian Swingline Lender's reference rate of interest for loans made in Canadian Dollars to Canadian customers and designated as its "prime rate," which rates are set by the Agent and Canadian Swingline Lender as their prime rates for borrowers, based on their respective costs, desired return and general economic conditions as such rates may vary from time to time, which rates are not necessarily the lowest rate on loans made by the Lender or Canadian Swingline Lender at any such time.

         1.96 "Prime-based Loan" shall mean a Loan which bears interest at the Prime-based Rate.

         1.97 "Prime-based Rate" shall mean, as of any day:

                  (a) that rate of interest which is the greater of: (i) the Prime Rate; or (ii) the Alternate Base Rate; plus

                  (b) the Applicable Margin then in effect.

         1.98 "Professional Fees" shall mean fees paid or payable by Borrowers for professional services (including consultant and legal fees and expenses to be reimbursed to the Agent and Banks pursuant to the terms of this Agreement) in amounts not exceeding and during the periods specified in the Budget.

         1.99 "Projections" shall mean the analysis and financial projections for the Borrowers and their respective business units, set forth in the Conway, MacKenzie & Dunleavy Financial Projections for 2000-2002, copies of which were delivered to Agent and the Banks on or about May 21, 2001.

         1.100 "Property" means, with respect to any Person, any interest of such Person in any land or property or asset, wherever situated, whether real or immovable, personal, movable or mixed, tangible or corporeal, intangible or incorporeal, including capital stock in any other Person.

         1.101 "PSI Consolidation Plan" means the organizational and facility restructuring plan as presented to the Banks on December 12, 2000 and included in the CM&D projections. This plan includes the closure of four existing PSI facilities, commonly referred to as Plant 5, Oxford, New Baltimore and APEC, in 2000 and 2001 and the movement of the related sales volume and corresponding equipment into existing Veltri operations in the Royal Oak, Michigan and Windsor, Canada, and any remaining equipment would be sold. As part of the closure, the current PSI division including the majority of it's administrative infrastructure will be eliminated and/or transferred to the Veltri Division of the Talon Automotive Group.

         1.102 "Quarterly Date" shall mean the last Business Day of each March, June, September and December.

         1.103 "Real Property" shall mean all right, title and interest of a Loan Party in the real property (including, without limitation, that real property described in Exhibit "F" hereto), whether as owner, lessee or otherwise, and whether now existing or hereafter arising.

         1.104 "Request for Loan" shall mean a request for an Advance under a
Note issued by a Borrower under this Agreement in the form annexed hereto as Exhibit "G".

         1.105 "Restructuring Charges" shall mean charges and expenses, for the fiscal quarter of Borrowers ending December 31, 2000 up to Ten Million Two Hundred Thousand Dollars ($10,200,000) and during the Borrowers' 2001 fiscal year of up to One Million Five Hundred Thousand Dollars ($1,500,000) taken in connection with the PSI Consolidation Plan.

         1.106 "Revolving Loan" shall mean the revolving credit loans to be advanced and readvanced to Borrowers pursuant to Section 2.1 hereof.

         1.107 "Revolving Loan Commitment" shall mean One Hundred Million Dollars ($100,000,000) or such lesser amount to which it may be reduced pursuant to Section 2.11 or Section 4.4 hereof.

         1.108 "Revolving Maximum" shall mean, as of any date, the lesser of:
(a) Revolving Loan Commitment, or (b) the Borrowing Base.

         1.109 "Security Documents" means those agreements and other documents in favor of the Agent for the benefit of itself and the Banks described in Articles 7 and 8 and Section 10.9 hereof (or in the parallel Sections of the Existing Agreement or Original Agreement), as such documents may be amended or supplemented from time to time, and any other agreement or instrument which the Agent for the benefit of itself and the Banks may from time to time deem necessary for the purpose of obtaining, creating, perfecting, preserving or protecting any of the Liens in favor of the Agent in any of the Collateral.

         1.110 "Senior Subordinated Debt Documents" shall mean the Senior Subordinated Note Indenture, the Senior Subordinated Notes and all agreements and documents executed in connection therewith.

         1.111 "Senior Subordinated Notes" shall mean the Senior Subordinated Notes issued by TAG pursuant to the Senior Subordinated Note Indenture in the aggregate principal amount of One Hundred Twenty Million Dollars ($120,000,000) due May 1, 2008.

         1.112 "Senior Subordinated Note Indenture" shall mean the Senior Subordinated Indenture between the TAG and U.S. Bank Trust National Association as trustee, dated as of April 28, 1998, as amended or modified from time to time.

         1.113 "Services Agreement" shall mean that certain business services agreement dated as of July 1, 1997, as amended and restated as of April 1, 1998, between TAG and Talon L.L.C.

         1.114 "Stock" shall mean, with respect to any Loan Party, any shares of capital stock of any Person, or other equity or ownership interest in, any other Person owned, held or otherwise controlled by such Loan Party.

         1.115 "Subordination Agreement" shall mean a subordination agreement in form and content satisfactory to Agent, subordinating payment of the Affiliate Loans to the prior payment of all of the Indebtedness owing by Borrower to Agent and the Banks.

         1.116 "Subordinated Debt" of any Person shall mean, as of any date, that Indebtedness of such Person for borrowed money which is expressly subordinate and junior in right and priority of payment to the Advances and other Indebtedness of such Person to the Agent and the Banks in manner and by agreement satisfactory in form and substance to the Agent and subject to such other terms and provisions, including without limitation maturities, covenants, defaults, rates and fees, acceptable to the Agent, and shall include, without limitation, all indebtedness owing pursuant to the Senior Subordinated Debt Documents.

         1.117 "Subsidiary" shall mean any corporation, limited partnership, joint venture or other business entity in which a Borrower or a Subsidiary of Borrower now or hereafter holds direct or indirect ownership of fifty percent (50%) or more of the voting interests or equity interests.

         1.118 "Superpriority Claim" shall mean: (i) a claim against a Borrower in the Case which is an administrative expense claim authorized and established by the Bankruptcy Court pursuant to Sections 364(c) and 507(b) of the Bankruptcy Code and having priority over any or all administrative expenses of any kind, including those specified in Sections 503(b), 507(b) and 546(c) of the Bankruptcy Code and (ii) a claim holding a similar priority under the CCAA with respect to the Canadian Case.

         1.119 "Swingline Lender" shall mean Agent and the Canadian Swingline Lender, as applicable.

         1.120 "Swing Loan" shall mean the swing loans to be advanced and readvanced to a Borrower from time to time pursuant to Section 2.2 hereof.

         1.121 "Swing Loan Commitment" shall mean, as of any date,

               (a) With respect to Swing Loans made by Agent to TAG, Ten Million Dollars ($10,000,000);

               (b) with respect to Swing Loans made by the Canadian Swingline Lender to Veltri, Twelve Million Five Hundred Thousand Canadian Dollars ($12,500,000 Cd);

minus, in either case, the principal amount of Pre-Petition Loans outstanding and made by the Agent or Canadian Swingline Lender as "Swing Loans" under the Existing Agreement; and

               (c) with respect to all Swing Loans outstanding at any time (whether advanced by Agent or the Canadian Swingline Lender, or both of them) the principal amount by which the Revolving Maximum exceeds the aggregate amount of Revolving Loans and Letters of Credit then outstanding.

         1.122 "TAG Guaranty" shall mean a guaranty agreement executed and delivered by the TAG to Agent and the Banks, pursuant to which the TAG unconditionally guaranties payment and performance of the indebtedness and obligations of Veltri under this Agreement and the other Documents.

         1.123 "Termination Date" shall mean the earlier to occur of: (a) February 1, 2002; (b) July 30, 2001, if the Final Authorizing Orders have not been entered by such date; (c) five Business Days following notice from the Agent that a condition precedent to Post-Petition Advances cannot be satisfied;
(d) the effective date of any confirmed plan of reorganization; (e) the effective date of any approved plan of arrangement in the CCAA Case; (f) the consummation of a sale pursuant to Section 363 of the Bankruptcy Code or any comparable provision of the CCAA, of all or substantially all of the assets of either Borrower or of the equity of either Borrower; (g) the date on which the Revolving Credit Commitments are terminated pursuant to Section 12.17 hereof.

         1.124 "Termination Event" shall mean, (i) a "reportable event" described in Section 4043 of ERISA or in the regulations thereunder (excluding events for which the requirement for notice of such reportable event has been waived by the PBGC) with respect to a Title IV Plan, or (ii) the withdrawal of a Borrower or any ERISA Affiliate from a Title IV Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
(iii) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a Title IV Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings by the PBGC to terminate a Title IV Plan or to appoint a trustee to administer a Title IV Plan, or (v) any other event or condition which might constitute reasonable grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan, or (vi) the complete or partial withdrawal (within the meaning of Section 4203 and 4205, respectively, of ERISA) of a Borrower or any ERISA Affiliate from a Multiemployer Plan, or (vii) the insolvency or reorganization (within the meaning of Section 4245 and 4241, respectively, or ERISA) or termination of any Multiemployer Plan, or (viii) the failure to make any payment or contribution to any Pension Plan or Multiemployer Plan or the making of any amendment to any Pension Plan which could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security.

         1.125 "Tooling Loan" shall mean all Advances at any time made and outstanding hereunder for the purpose of financing dies, molds, tooling and similar items to be produced for or by a Loan Party in connection with an Eligible Tooling Invoice.

         1.126 "Tooling Maximum" shall mean Twenty Million Dollars
($20,000,000).

         1.127 "UCC" shall mean Public Act 174 of 1962 of State of Michigan, as amended.

         1.128 "Veltri Guaranty" shall mean a guaranty agreement executed and delivered by Veltri to Agent and the Banks, pursuant to which Veltri unconditionally guarantees payment and performance of the indebtedness and obligations of TAG under this Agreement and the other Documents.

         1.129 "VS" shall mean VS Holdings, Inc., a Michigan corporation and a wholly owned subsidiary of TAG.

         1.130 "VS Guaranty" shall mean a guaranty agreement executed and delivered by VS to Agent and the Banks pursuant to which VS unconditionally guaranties payment and performance of the obligations of Borrowers under this Agreement and the other Documents.

2.       THE INDEBTEDNESS

         2.1 POST-PETITION REVOLVING CREDIT ADVANCES. Each Bank for itself only, subject to the terms and conditions of this Agreement, agrees to make Post-Petition Advances as Prime-based Loans denominated in Dollars to the Borrowers and to participate in Letters of Credit issued pursuant to Section 3.1, from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding, the lesser of the Borrowing Base or the Revolving Maximum then in effect.

         2.2 SWING LOAN. Subject to the terms and conditions of this Agreement, Agent and Canadian Swingline Lender agree to make Post-Petition Advances as Prime-based Loans in the form of Swing Loans to Borrowers, in Dollars (in the case of Agent) or Alternative Currency (in the case of the Canadian Swingline Lender), in aggregate principal amount outstanding from time to time not to exceed the Swing Loan Commitments applicable to Agent and Canadian Swingline Lender.

         2.3 PRE-PETITION LOANS. As of the Petition Date, the Lenders have extended Pre-Petition Loans pursuant to the Existing Agreement as set forth on
Schedule 2.3 hereto. In the event any Borrower or the Agent receives in the ordinary course of business, on or after the Petition Date, Cash Collateral, such Cash Collateral shall be applied or deemed to have been applied as a repayment of Pre-Petition Loans until such Pre-Petition Loans are fully paid, and thereafter such Cash Collateral shall be applied or deemed applied to Post-Petition Advances.

         2.4 LIMITATION ON AMOUNT OF ADVANCES. The Dollar Amount of (i) the aggregate principal amount of the Post-Petition Advances at any time outstanding shall not exceed, at any time, the Borrowing Base, and (ii) the aggregate of all Loans (including Post-Petition Advances and Pre-Petition Loans at the time outstanding) shall not exceed the Revolving Loan Commitment; provided, further that (A) the aggregate principal amount of Letters of Credit issued on or after the Effective Date outstanding at any time shall not exceed the Letter of Credit Maximum, and (B) the aggregate principal amount of all Post-Petition Revolving Credit Advances outstanding at any time shall not exceed the Revolving Maximum as of such time. The Borrowers will use the proceeds of the Post-Petition Advances only to fund the amounts identified, and at the times specified, in the Budget, subject only to Permitted Variances. The Borrowers acknowledge and agree that the Agent and Banks have no obligation to fund (or allow the use of Post-Petition Loans to pay) any expenditures not included in the Budget.

         2.5 AMENDMENT AND RESTATEMENT. This Agreement amends and restates the Existing Agreement, and all Advances and Letters of Credit outstanding under the Existing Credit Agreement shall constitute Advances and Letters of Credit under this Agreement and all fees and other obligations accrued under the Existing Credit Agreement will continue to accrue and be paid under this Agreement, subject to the rates and amounts specified in this Agreement. The Advances and other obligations pursuant hereto are issued in exchange and replacement for the Advances and other obligations under the Existing Agreement, shall not be a novation or satisfaction thereof and shall be entitled to the same collateral, plus additional collateral as specified herein.

         2.6 NOTES. The Loans (including both Post-Petition Advances and the Pre-Petition Loans) shall be evidenced by promissory notes made and delivered to the Banks pursuant to the Original Agreement:

             (a) in the case of the Revolving Loan, in the form attached as Exhibit "G" to the Original Agreement made by TAG to each Bank in principal amounts equal to each Bank's Percentage of the Revolving Loan Commitment;

             (b) in the case of the Swing Loans, (i) advanced by Agent, in the form attached as Exhibit "H" to the Original Agreement made by TAG to Agent in the principal amount of Ten Million Dollars ($10,000,000) and (ii) advanced by Canadian Swingline Lender, in the form attached as Exhibit "I" to the Prior Agreement made by Veltri to the Canadian Swingline Lender in the principal amount of Twelve Million Five Hundred Thousand Canadian Dollars ($12,500,000
Cd).

         2.7 TYPES OF LOANS AND MATURITY. Each of the Notes, and all principal and interest then outstanding thereunder, shall mature and become due and payable in full on the Termination Date. Each Loan from time to time outstanding shall be a Prime-based Loan. The amount and date of each Loan, its Applicable Interest Rate from time to time in effect, and the amount and date of any repayment shall be noted on Agent's records, which records will be presumed correct absent manifest error.

         2.8 REQUESTS FOR LOANS. Borrower may request Post-Petition Advances by delivery to Agent (and, in the case of a request by Veltri for a Swing Loan from Canadian Swingline Lender, simultaneous delivery to the Canadian Swingline Lender) of a Request for Loan executed by an authorized officer and subject to the following:

             (a) each such Request for Loan shall indicate the Borrower who is to utilize the proceeds thereof, Borrower who is to utilize the proceeds thereof, Loan to which it relates and shall set forth all other information required on the Request for Loan form;

             (b) each such Request for Loan shall be delivered to Agent by 10:00 a.m. (Detroit time) on such proposed date;

             (c) the principal amount of such Advance, plus the amount of any outstanding Advance under the same Notes shall be at least: (i) in the case of a Prime-based Loan (other than a Swing Loan), One Million Dollars ($1,000,000), or a greater integral multiple of One Hundred Thousand Dollars ($100,000); and (ii) in the case of a request for a Swing Loan, Two Hundred Fifty Thousand Dollars ($250,000) if made to Agent and Two Hundred Fifty Thousand Canadian Dollars ($250,000 Cd) if made to the Canadian Swingline Leader;

             (d) a Request for Loan, once delivered to Agent, shall not be revocable by Borrower;

             (e) each Request for Loan shall constitute a certification by the Borrower as of the date thereof that all of the conditions set forth in Sections
8.2 and 8.3 hereof are satisfied as of the date of such request and shall be satisfied as of the date such Advance is requested;

              (f) the principal amount requested, together with the principal amount of all other Advances and Letter of Credit Obligations then outstanding shall not exceed the Revolving Maximum;

              (g) if such Request for Loan is for a Tooling Loan, the principal amount requested, together with the principal amount of all other Tooling Loans outstanding will not exceed the Tooling Maximum;

              (h) if the Request for Loan is made by Veltri (i) the Advance requested shall be denominated in Canadian Dollars, and (ii) the Advance requested shall be for a Prime-based Loan to be made by the Canadian Swingline Lender.

         2.9  DISBURSEMENT OF LOANS. Upon receiving any Request for Loan under
Section 2.8 hereof or upon Agent's or Canadian Swingline Lender's exercise of its discretion to have their respective Swing Loans refunded by the Banks with Revolving Loans pursuant to Section 2.14 hereof, Agent shall promptly notify each Bank by wire, telex or by telephone, including facsimile transmission (confirmed by wire or telex) of the date for such Advance, and the amount and currency of the Advance to be made by said Bank pursuant to its Percentage of the relevant Loan. Each Bank shall, not later than 2:00 p.m. (Detroit time) on the date of such Advance, make available the amount of its Percentage of the Advance in immediately available funds in the currency of the Advance to Agent, at the office of Agent located at 500 Woodward Avenue, Detroit, Michigan. Subject to submission of an executed Request for Loan without exceptions noted in the compliance certification therein, Agent shall: (i) in the case of a Revolving Loan made for the purpose of refunding a Swing Loan, apply the proceeds of the Advance toward payment of the relevant Swing Loan, and (ii) in each other case make available to Borrower, not later than 4:00 p.m. (Detroit time) on such date, the aggregate of the amounts so received by it in like funds by credit to an account of Borrower, maintained with Agent or to such other account or third party as Borrower may direct. Unless Agent shall have been notified by any Bank prior to the funding of any proposed Advance that such Bank does not intend to make its Percentage of the Advance available, Agent may assume that such Bank has made such amount available on such date and may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such amount is not in fact made available to Agent by such Bank, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Borrower and Borrower shall repay such amount to Agent. Agent shall also be entitled to recover from such Bank or Borrower interest on such amount in respect of each day from the date such amount was made available by Agent to the date such amount is recovered by Agent, at a rate per annum equal to the Applicable Interest Rate, in the case of Borrower and the Federal Funds Effective Rate in the case of a Bank. The obligation of any Bank to make any Advance shall not be affected by the failure of any other Bank to make any Advance and no Bank shall have any liability to Borrower, the Agent, or any other Bank for another Bank's failure to make any Advance hereunder.

         2.10 FACILITY FEES. The Borrowers shall pay to the Agent, on behalf of the Banks, the following described Facility Fees:

              (a) on the first day of each month and on the date that the Revolving Loan Commitment is terminated (whether pursuant to Section 2.11, 4.4 or 12.17 hereof), in the amount of the Applicable Margin for Facility Fees multiplied by the average amount of the Revolving Loan Commitment in effect during the monthly or other period ended as of the date for such payment; and

              (b) unless, prior to such date, the Revolving Loan Commitment has been reduced to zero and all Loans and Advances have been repaid in full and all Letters of Credit have then expired and/or been surrendered to Agent, (i) on October 1, 2001, in an amount equal to the Postponed Fee Rate multiplied by the Revolving Loan Commitment then in effect (or, if the Revolving Loan Commitment is then terminated, the aggregate amount of Loans, Advances and Letters of Credit then outstanding), and (ii) on January 1, 2002, in an amount equal to the Postponed Fee Rate multiplied by the Revolving Loan Commitment then in effect (or, if the Revolving Loan Commitment is then terminated, the aggregate amount of Loans, Advances and Letters of Credit then outstanding).

              (c) a non-refundable closing fee, payable on the Effective Date, in the amount of Five Hundred Thousand Dollars ($500,000).

         Upon receipt of any such payment, Agent shall make prompt payment to each Bank of its share of such Facility Fees or other fees, based on the Percentages held by each Bank.

         2.11 OPTIONAL REDUCTION OR TERMINATION OF REVOLVING LOAN COMMITMENT. Upon at least five (5) Business Days' prior written notice to the Agent, Borrowers may permanently reduce the Revolving Loan Commitment, in whole or in part, provided that:

              (a) each partial reduction of the Revolving Loan Commitment shall be in an amount equal to Five Million Dollars ($5,000,000) or an integral multiple thereof;

              (b) each reduction or termination shall be accompanied by the payment of the Facility Fee accrued on the amount of the Revolving Loan Commitment so reduced through the date of such reduction or termination;

              (c) the Revolving Loan Commitment as so reduced shall not be less than the sum of undrawn face amount of outstanding Letters of Credit; and

              (d) the Borrowers shall prepay Revolving Loans and/or Swing Loans in the amount, if any, by which the principal amount of Revolving Loans and Swing Loans, plus the aggregate face amount of all unexpired Letters of Credit as of the date of such reduction exceeds the amount of the Revolving Loan Commitment as so reduced, together with interest thereon to the date of prepayment and any additional amounts required thereon pursuant to Section 5.1 hereof.

         2.12 PREPAYMENT AND READVANCES. Each of the Loans from time to time outstanding hereunder may be prepaid (subject to Sections 4.3) from time to time in accordance with the terms of this Agreement. Amounts so prepaid shall be available for readvance.

         2.13 CURRENCY APPRECIATION; REDUCTION OF INDEBTEDNESS. If at any time the Dollar Amount of Loans outstanding (including all Pre-Petition Loans and Post-Petition Advances) added to the outstanding Letter of Credit Obligations, calculated as of the last day of any Interest Period applicable to any Advance exceeds the Revolving Maximum, the Borrowers shall, immediately on demand by Agent, repay Advances of Revolving Loans or Swing Loans, or reduce any requests for Advances of Revolving Loans or Swing Loans pending on such day, by an amount equal to such excess.

         2.14 SWING LOAN REFUNDING.

              (a) The Agent or the Canadian Swingline Lender may at any time in their sole and absolute discretion require that their respective Swing Loans be refunded by a Revolving Loan which is a Prime-based Loan, and upon notice thereof by the Agent or the Canadian Swingline Lender (as applicable) to the Borrowers and the Banks, TAG shall be deemed to have requested a Revolving Loan bearing interest at the Prime-based Rate in an amount equal to the Dollar Amount of any such Swing Loan, and such Revolving Loan shall be made to refund such Swing Loan. Such Revolving Loan shall be disbursed, and each Bank shall make its Percentage thereof available, notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in Section 8.2 or 8.3 hereof or any other condition; provided, however, that such disbursement: (A) shall not be deemed to be a waiver of any Event of Default or Default, if any, and (B) shall be made by each Bank on the Business Day after such notice is made to the Bank. If for any reason (including without limitation as a result of the occurrence of a bankruptcy filing), Revolving Loans may not be made and the Agent is then requiring that any Swing Loan be refunded by a Revolving Loan, effective on the date each Revolving Loan would otherwise have been made under this Section 2.14, each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of a disbursement of any Revolving Loan, to the extent of such Bank's Percentage, purchase a participation interest in such Swing Loan.

              (b) Each Bank's obligation to comply with the terms of this
Section 2.14, shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or any Borrower may have against the Agent, any Borrower or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Borrower;
(iv) any breach of this Agreement by a Borrower or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         2.15 ACCOUNT NETTING. Borrowers authorize their respective Swingline Lenders, daily or otherwise as and when determined by such applicable Swingline Lender from time to time, to ascertain the position or net position (as the case may be) between such Borrower and its Swingline Lender in respect to any deposit accounts maintained by such Borrower with its Swingline Lender and that:

              (a) if such position or net position is a credit in favor of such Borrower, the applicable Swingline Lender may apply the amount of such credit or any part thereof as a repayment of the Swing Loan provided by the applicable Swingline Lender and the applicable Swingline Lender will debit such account with the amount of such repayment; and

             (b) if such position or net position is a debit in favor of the applicable Swingline Lender, the applicable Swingline Lender will make an Advance under its Swing Loan in an amount as may be required to place such account in such credit or net credit position as has been agreed between such Borrower the applicable Swingline Lender from time to time, and the applicable Swingline Lender may increase the unpaid balance owing under its Swing Loan, and credit such account with the amount of such advance.

3.       LETTERS OF CREDIT

         3.1 LETTERS OF CREDIT. Pursuant to the Existing Agreement, certain Letters of Credit have been issued by Agent, which Letters of Credit are hereafter intended to constitute Letters of Credit under this Agreement for all purposes. Subject to the terms and conditions of this Agreement, Agent may, at the request of TAG, at any time and from time to time from the Closing Date until the third (3rd) Business Day prior to the Maturity Date, issue additional Letters of Credit for the accounts of Loan Parties, in an aggregate amount at any one time outstanding not to exceed the Letter of Credit Maximum. Each Letter of Credit shall provide an initial expiration date not later than the earlier of
(a) one (1) year from its date of issuance (subject to renewals) and that it is available by drafts drawn at sight and presentation of documents.

         3.2 CONDITIONS TO ISSUANCE. No Letter of Credit shall be issued pursuant to Section 3.1 hereof unless, as of the date the issuance of such Letter of Credit is requested:

             (a) the face amount of the Letter of Credit requested, plus the undrawn face amount of all other outstanding Letters of Credit will not exceed the Letter of Credit Maximum;

             (b) the face amount of the Letter of Credit requested, plus the principal amount of all Loans then outstanding, will not exceed the Revolving Maximum;

             (c) the execution of the Letter of Credit Agreement with respect to the Letter of Credit requested will not violate the terms and conditions of any contract, agreement or other borrowing of TAG;

             (d) TAG shall have delivered to Agent, not less than five (5) Business Days prior to the requested date for issuance, the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be satisfactory to Agent;

             (e) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Agent from issuing the Letter of Credit, or any Bank from taking an acquiring of its interest pursuant to Section 3.3 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) of or from any governmental authority shall prohibit or request that Agent refrain from issuing, or any Bank refrain from taking an assignment of its interest in the Letter of Credit requested or letters of credit generally;

             (f) Agent shall have received the issuance fee required in connection with the issuance of such Letter of Credit pursuant to Section 3.5 hereof; and

             (g) all of the conditions set forth in Sections 8.2 and 8.3 hereof are satisfied as of the date of such request and shall be satisfied as of the date requested for issuance of such Letter of Credit.

Each Letter of Credit Agreement submitted to Agent pursuant hereto shall constitute the certification by TAG of the matters set forth in this Section 3.2(a) through (g).

         3.3 PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of any Letter of Credit, each Bank shall be deemed to have, without further action on the part of Agent or any Bank, irrevocably and unconditionally purchased and received, without recourse or warranty, a participation in and assignment of Agent's engagement under such Letter of Credit in an amount equal to each such Bank's then Percentage of the face amount of such Letter of Credit, and Banks hereby absolutely and unconditionally assume, as primary obligors and not sureties, and unconditionally agree to pay and discharge when due in accordance with the terms hereof, their respective Percentages of the Letter of Credit Payments under such Letters of Credit. Agent shall deliver to each Bank a Letter of Credit Notice with respect to the issuance of each Letter of Credit, not later than three (3) Business Days after issuance of each Letter of Credit, specifying the amount thereof and each Bank's Percentage thereof.

         3.4 LETTER OF CREDIT FEES. TAG agrees to pay to Agent, for the accounts of the Banks, Letter of Credit Fees with respect to the undrawn face amount of each Letter of Credit at a per annum rate equal to the Applicable Margin with respect to Letters of Credit. Such fees shall be payable quarterly in arrears on each Quarterly Date and shall be assessed for the actual number of days elapsed from the date of the issuance of each Letter of Credit until the earlier of the date of expiration of such Letter of Credit, or the date of surrender of such Letter of Credit. Upon receipt of such payment, Agent shall make prompt payment to each Bank of its share of the Letter of Credit Fees, based upon the Percentage interests of each such Bank in the Letters of Credit to which such Letters of Credit Fees relate.

         3.5 ISSUANCE FEES. In connection with the Letters of Credit, TAG will pay, for the sole account of the Agent, letter of credit issuance fees in the amount of one-half percent (1/2%) of the face amount of each Letter of Credit (payable on issuance) and standard administration, payment and cancellation charges assessed by Agent, at the times, in the amounts and on the terms separately agreed upon (or to be separately agreed upon from time to time) between Agent and Borrower.

         3.6 DRAWS UNDER LETTERS OF CREDIT.

             (a) Upon receipt of any draw against a Letter of Credit, Agent shall promptly notify TAG of the amount of such draw and the date for payment of such draw. TAG hereby agrees to deposit with Agent, on the first Business Day subsequent to such notice, funds sufficient to pay all Letter of Credit Obligations with respect to such draws. So long as all of the conditions set forth in Sections 2.8, 8.2 and 8.3 hereof are complied with, TAG shall be entitled to fund such deposit with proceeds of an Advance requested in accordance with Section 2.8 hereof. In the event that sufficient funds are not deposited with Agent on or before the date for payment of a draw, Agent shall so notify Banks and, immediately upon Agent's payment under any Letter of Credit and for all purposes of this Agreement and the Documents, the amount paid as a result of such draw:
(i) shall constitute a Revolving Loan made by Banks in accordance with the Percentages in effect on such date, whether or not TAG is then entitled to request Advances under this Agreement or is in default hereunder or otherwise (and TAG shall not be entitled to refuse any such Advance); (ii) shall be evidenced by the Notes evidencing the Revolving Loans; (iii) shall bear interest at the Default Rate applicable to Prime-based Loans which are Revolving Loans until repaid; and (iv) shall be due and payable on demand.

             (b) Any amounts so paid by Agent pursuant to a draft against any Letter of Credit (regardless of whether it is considered to be an Advance), with interest thereon as aforesaid, shall be considered to be a Revolving Loan for all purposes of this Agreement and the Documents, and shall be covered thereby to the full extent thereof.

             (c) In the event that TAG fails to deposit with Agent funds sufficient to pay Letter of Credit Obligations with respect to any draw (whether through an Advance requested pursuant to Section 2.8 or otherwise) on a timely basis, from the date of Agent's payment on such draw until such Letter of Credit Obligations resulting from such draw shall have been paid, Borrowers shall not be entitled to request or receive any direct Advance under Notes or to request or receive any other Loans or the issuance of Letters of Credit hereunder.

         3.7 FUNDING OF LETTER OF CREDIT PAYMENT AS ADVANCE. By or before 11:00 a.m. (Detroit Time) on the date for payment of any draw on any Letter of Credit, Agent shall promptly notify each Bank by wire, telex or by telephone (confirmed by wire, telecopy or telex) of the amount of such draw (providing each Bank with a copy of the draft and accompanying certificate), and, if applicable, the amount of resulting Advances to be made pursuant to Section 3.6(a) hereof. If such an Advance is required pursuant to Section 3.6(a) hereof, each Bank hereby irrevocably and unconditionally agrees to make available the amount of its Percentage of such Advance in immediately available funds in Dollars to Agent, at the office of Agent located at 500 Woodward Avenue, Detroit, Michigan, no later than 2:00 p.m. (Detroit time) on the date the Letter of Credit Payments are to be made in connection with such draw. In the event such draw is not considered to be or is subsequently determined not to constitute an Advance hereunder, each Bank shall nevertheless be obligated to purchase from Agent a participation interest in its Percentage of the draw, for an amount equal to its Percentage thereof. If such amount is not in fact made available to Agent by such Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify TAG, and TAG shall immediately repay such amount to Agent. Agent shall also be entitled to recover from such Bank or TAG, as the case may be, interest on such amount in respect of each day from the date such amount was paid by Agent pursuant to the draft related thereto, at a rate per annum equal to: (i) in the case of TAG, the Default Rate applicable to Prime-based Loans which are Revolving Loans; and (ii) in the case of a Bank, the Federal Funds Effective Rate until two (2) Business Days after such amount was paid by Agent and thereafter, the rate provided for TAG in clause (i) of this sentence. The obligation of any Bank to make any Advance hereunder shall not be affected by the failure of any other Bank to make any Advance hereunder, or to fund its Percentage of any Letter of Credit Payment, as the case may be, and no Bank shall have any liability to either Borrower, the Agent, or any other Bank for another Bank's failure to make any such Advance hereunder, or to fund the Percentage of any other Bank.

         3.8 OBLIGATIONS IRREVOCABLE. The obligations to make payments to Agent with respect to Letter of Credit Obligations under Section 3.6 hereof, and the obligations of Banks to make Advances with respect to and purchase interests in, Letter of Credit Payments pursuant to Section 3.7 hereof, shall be irrevocable and not subject to any qualification or exception whatsoever, including:

             (a) invalidity or unenforceability of this Agreement or any other Documents or any portions hereof or thereof;

             (b) the existence of any claim, set-off, defense or other right which any Borrower or any Bank may have against a beneficiary named in a Letter of Credit, Agent, any Bank or any other Person;

             (c) any draft, certificate or any other document presented in connection with a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

             (d) the occurrence of any Default or Event of Default;

             (e) payment by the Agent (other than as a result of its gross negligence or willful misconduct) under any Letter of Credit against presentation of a draft or accompanying certificate which does not comply with the terms of the Letter of Credit;

             (f) any failure, omission, delay or lack on the part of Agent or any party to this Agreement or any of the Documents to enforce, assert or exercise any right, power or remedy conferred upon Agent or any such party under this Agreement or any Documents, or any other acts or omissions on the part of the Agent or any such party;

             (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of any Borrower or other Loan Party; the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangements, composition with creditors or readjustment or other similar proceedings affecting any Borrower, or any of its assets, or any allegation or contest of the validity of this Agreement or any of the Documents, in any such proceedings; and

             (h) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, and any other event or action that would, in the absence of this clause, result in the release or discharge by operation of law of any Borrower from the performance or observance of any obligation, covenant or agreement contained in this Agreement or any of the Documents.

         3.9 RISK UNDER LETTERS OF CREDIT.

             (a) In assigning and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Agent shall (as among Agent and the Banks) have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit; provided, however, that without the prior written concurrence of the Banks, Agent shall not: (i) amend, modify, terminate or release any of the obligations of Loan Parties respecting Letters of Credit or under any of said documents or instruments or any security interest, mortgage or guaranty given with respect thereto; (ii) compromise any claim or waive any right or privilege against Loan Parties; or (iii) settle any litigation respecting any Letter of Credit or any of said documents and instruments.

            (b) Subject to other terms and conditions of this Agreement, Agent shall hold the Letter of Credit Agreements and the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Agent's regularly established practices and procedures and Agent will have no further obligation with respect thereto. In the administration of Letters of Credit, Agent shall not be liable (except for the consequences solely resulting from its own willful misconduct or gross negligence) for any action taken or omitted, and shall be entitled at all times to rely upon on the advice of counsel, accountants, appraisers and other experts selected by Agent and Agent may rely upon any notice, communication, certificate or other statement from Borrowers, beneficiaries of Letters of Credit, or any other Person which Agent believes to be authentic. Agent will, upon request, furnish the Banks with copies of Letter of Credit Agreements, Letters of Credit and Documents related thereto.

            (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Agent makes no representation and shall have no responsibilities with respect to: (i) the obligations of the Loan Parties or, the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same; (ii) the financial condition of, any representations made by, or any act or omission of the Loan Parties or any other Person; or (iii) any failure or delay in exercising any rights or powers possessed by Agent in its capacity as issuer of Letters of Credit.

            (d) If at any time Agent shall recover any part of any unreimbursed amount for any Letter of Credit Obligation, or any interest thereon, Agent shall receive same for the pro rata benefit of the Banks in accordance with their respective Percentage interests therein and shall promptly deliver to each Bank its share thereof, less Bank's pro rata share of the costs of such recovery, including court costs and reasonable attorney's fees. If at any time any Bank shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Bank's share of such payment, such Bank will promptly pay over such excess to Agent for redistribution in accordance with this Agreement.

         3.10 INDEMNIFICATION. The Borrowers hereby indemnify and hold Agent and each of the Banks harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which any such party may incur (or which may be claimed against any such party by any person) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, any Letter of Credit; provided, however, that the Borrowers shall not be required to indemnify Agent or the Banks pursuant to this Section 3.10 for claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful and wrongful failure or willful and wrongful misconduct or gross negligence of the Agent or such Bank. Nothing in this Section 3.10 is intended nor shall be deemed to limit, reduce or otherwise affect in any manner whatsoever the reimbursement obligation of TAG contained in Section 3.6 hereof.

         3.11 RIGHT OF REIMBURSEMENT. Each Bank agrees to reimburse the Agent on demand, pro rata in accordance with their Percentages, for: (i) the out-of-pocket costs and expenses of the Agent to be reimbursed by TAG pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by TAG; and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent (in its capacity as issuer of any Letter of Credit) in any way relating to or arising out of this Agreement, any Letter of Credit, any Letter of Credit Agreement, except to the extent that such liabilities, losses, costs or expenses were incurred by Agent as a result of Agent's gross negligence or willful misconduct.

4. INTEREST, FEES AND INTEREST CALCULATION, INTEREST PERIODS, CONVERSIONS, PREPAYMENTS

         4.1 INTEREST. The Notes and the Loans (including all Pre-Petition Loans and Post-Petition Advances) hereunder shall bear interest from the Effective Date on the unpaid principal balance thereof from time to time outstanding at the Applicable Interest Rate, provided, however, that in no event shall any Notes or Loans bear interest at a rate greater than its Highest Lawful Rate. Interest with respect to all Loans shall be payable on the last day of each Interest Period. Notwithstanding the foregoing, in the event and so long as an Event of Default shall exist, all principal outstanding under the Notes shall bear interest, payable on demand, from the date of such Event of Default or acceleration at a rate per annum equal to the Default Rate, provided, however, that in no event shall any Bank's Notes, Loans or other Indebtedness bear interest at a rate greater than the Highest Lawful Rate applicable to such Bank.

         4.2 BASIS OF COMPUTATION. The amount of all interest and fees hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. For the purposes hereof, whenever interest is calculated on the basis of a year of 360 days or 365 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365 days as the case may be. The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

         4.3 PREPAYMENTS. The Borrowers may prepay Revolving Loans or Swing Loans in whole at any time or in part from time to time, without premium or penalty but with accrued interest on the principal being prepaid to the date of such prepayment, provided that each prepayment shall be applied to Pre-Petition Loans first, until such Pre-Petition Loans have been fully paid and satisfied. Each prepayment under this Section 4.3 shall be made to the Agent, and promptly upon receipt thereof, the Agent shall (except in the case of a payment on a Swing Loan) remit to each Bank its share thereof in accordance with its Percentage. In each notice of prepayment under this Section 4.3, the Borrowers shall specify the date of prepayment, the amount of the prepayment and the Advances to be prepaid.

         4.4 MANDATORY REPAYMENTS. Immediately upon receipt of any proceeds of any sale or other disposal of assets by a Borrower or other Loan Party (other than sales of inventory in the ordinary course of business): (a) the Revolving Loan Commitment shall be automatically and permanently reduced by an amount equal to the Net Proceeds thereof, and (b) the Borrowers shall deliver the Net Proceeds of such sale or other disposition, in the form received, to Agent for application on Revolving Loans or Swing Loans. Each such prepayment shall be made in accordance with Section 4.4 hereof; provided, however that such prepayment shall not be required to be in the minimum amounts specified under clause (i) of Section 4.3.

5.       SPECIAL PROVISIONS

         5.1 INCREASED COSTS. In the event that any change after the date hereof in applicable law, treaty or governmental regulation, or in the interpretation or application thereof, or compliance by Agent or any Bank with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority:

             (a) shall subject any of the Banks or Agent to any tax, duty or other charge with respect to any Loan or any Note or shall change the basis of taxation of payments to any of the Banks of the principal of or interest on any Loan or any Note or any Letter of Credit or any other amounts due under this Agreement (except for changes in the rate of tax on the overall net income or gross receipts of any of the Banks or Agent imposed by the jurisdiction in which Agent's or such Bank's principal executive office is located); or

             (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), risk-based capital requirement, liquidity ratio or special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Banks or Agent or shall impose on any of the Banks or Agent or the foreign exchange and interbank markets or other condition affecting any Loan or any of the Notes or any Letter of Credit or any commitment of Agent or any Bank under this Agreement;

and the result of any of the foregoing is to increase the costs to any of the Banks or Agent of making, renewing or maintaining any part of the Loans or its commitments hereunder or to reduce the amount or rate of return on any sum received or receivable by, or the rate of return on the capital of, Agent or any of the Banks under this Agreement, or under the Notes or under any Letter of Credit Agreement, then such Bank (if applicable) shall promptly notify Agent, and Agent shall promptly notify Borrowers and (if applicable) such Bank or Banks of such fact and demand compensation therefor and, Borrowers hereby agree to pay to Agent or such Bank such additional amount or amounts as will compensate such Agent or Bank or Banks for such increased costs or reduced return within thirty
(30) days of such notice. A certificate of a Bank demanding such compensation setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate shall be conclusively presumed to be correct save for manifest error.

         5.2 AVAILABILITY OF ALTERNATIVE CURRENCY. The Agent and the Banks shall not be required to make any Advance requested to be made in Alternative Currency if, at any time prior to making such Advance, the Agent shall determine, in its sole discretion, that (i) deposits in the Alternative Currency in the amounts and maturities required to fund such Advance will not be available to the Agent or any Bank; (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls); or (iii) it has become otherwise materially impractical for the Agent or any Bank to make such Advance in the applicable Alternative Currency. The Agent shall promptly notify the Borrowers and Banks of any such determination.

         5.3 REFUNDING ADVANCES IN SAME CURRENCY. If pursuant to any provisions of this Agreement, the Borrower repays one or more Advances and on the same day borrows an amount in the same currency, the Agent shall apply the proceeds of such new borrowing to repay the principal of the Advance or Advances being repaid and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be remitted by the Agent to the relevant Borrower, or by such Borrower to the Agent, as the case may be.

         5.4 JUDGMENT CURRENCY. The obligation of Borrowers to make payments of the principal of and interest on the Notes and any other amounts payable hereunder in the currency specified for such payment herein or in the Notes shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by the Bank of the full amount of the particular currency expressed to be payable herein or in the Notes. The Agent shall, using all amounts obtained or received from Borrowers pursuant to any such tender or recovery in payment of principal of and interest on the Notes, promptly purchase the applicable currency at the most favorable spot exchange rate determined by the Agent to be available to it. The obligation of Borrowers to make payments in the applicable currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable currency the amount, if any, by which such actual receipt shall fall short of the full amount of the currency expressed to be payable herein or in the Notes.

6.       PAYMENTS

         6.1 PAYMENT PROCEDURE.

             (a) Except as specifically set forth herein with respect to payments to be made to the Canadian Swingline Lender in connection with Swing Loans made by it, all payments by the Borrowers of principal of, or interest on, the Notes or of Facility Fees, or of Letter of Credit Obligations or Letter of Credit Fees and Agent's Fees, shall be made without setoff, deduction or counterclaim on the date specified for payment under this Agreement not later than 11:00 a.m. (Detroit time) in immediately available funds to Agent. Upon receipt of each such payment, the Agent shall make payment to each Bank in like funds on the same day of all amounts received by it to the extent received for the account of such Bank.

             (b) Unless the Agent shall have been notified by the Borrowers prior to the date on which any payment to be made by Borrowers is due, that the relevant Borrower does not intend to remit such payment, the Agent may, in its discretion, assume such payment has been remitted when so due and the Agent may, in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If such payment has not in fact been remitted to the Agent, each Bank shall forthwith on demand, repay to the Agent the amount of such assumed payment made available to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate equal to the Federal Funds Effective Rate, as the same may vary from time to time.

             (c) Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made (except as specifically indicated to the contrary herein) on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

             (d) All payments of principal and interest on each Advance shall be payable in the currency in which such Advance was originally made. All other payments of, fees and reimbursements by Borrowers to Agent and/or the Banks shall be made in Dollars.

         6.2 APPLICATION OF PROCEEDS. Notwithstanding anything to the contrary in this Agreement or in any other Document, any proceeds received by the Agent or any of the Banks after the Petition Date, including but not limited to any offsets, voluntary payments by Borrowers or others and any other sums received or collected in respect of the indebtedness hereunder, shall be applied first to the costs and expenses of Agent in enforcement and collection and, second, to payment in full of the Pre-Petition Loans, third, to the payment in full of the Post-Petition Advances, fourth, to any other indebtedness and obligations of Borrowers hereunder and then, if there is any excess, to Borrowers.

         6.3 PRO-RATA RECOVERY. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the indebtedness and obligations of Borrowers hereunder in excess of its pro rata share of payments then or thereafter obtained by all Banks upon all such indebtedness and obligations, such Bank shall purchase from the other Banks such participations in the Notes and/or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably in accordance with the respective aggregate principal amounts of each Bank's Loans and risk participations in Letters of Credit outstanding as of the date of the Event of Default; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. To the extent any payment received by Agent or any Bank is deemed a preference, fraudulent transfer or otherwise by a court of competent jurisdiction which requires Agent or any Bank to disgorge such payment, then such payment will be deemed to have never occurred and the Loan will be increased accordingly.

         6.4 DEPOSITS AND ACCOUNTS. In addition to and not in limitation of any rights of any Agent, Bank or other holder of any Note or assignee of Letter of Credit Agreements and Letter of Credit Obligations under applicable law, Agent, each Bank and each other such holder shall, in the event and so long as there exists an Event of Default and without notice or demand of any kind, have the right to liquidate and collect all property or assets of any Borrower (including deposits and other credits), whether presently owned or hereafter acquired, in possession or control of (or owing by) Agent or such Bank or other holder for any purpose, and to apply the proceeds of any such liquidations and collections, and offset any amounts owing to Borrowers (or either of them) against obligations hereunder and under the Notes and the Documents, provided, however, that any such amount so applied by Agent or such Bank or other holder on any of the Notes shall be subject to the provisions of
Section 6.2 and 6.3.

         6.5 NET PAYMENTS. All payments by Loan Parties under this Agreement or any Document shall be increased and made in such amounts as may be necessary in order that all such payments received (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature, including interest and penalties, imposed by any government or any political subdivision or taxing authority thereof, other than any tax on or measured by the net income of a Bank pursuant to the income tax laws of the United States or of the jurisdiction in which it is incorporated or the jurisdiction where such Bank's lending office is located or in which it has any other contacts or connection that would subject it to taxation therein (collectively, "Taxes") including deductions applicable to additional sums payable under this Section 6.5), shall not be less than the amounts otherwise specified to be paid under this Agreement and/or the Documents. The Loan Parties agree to make the required withholding and pay the full amount withheld to the relevant taxing authority. A certificate as to the calculation of any additional amounts payable to a Bank under this Section 6.5 submitted to the Borrowers by such Bank shall, absent manifest error, be presumed correct for all purposes. With respect to each deduction or withholding for or on account of any Taxes, the relevant Loan Party shall promptly furnish to each Bank such certificates, receipts and other documents as may be required (in the judgment of such Bank) to establish any tax credit to which such Bank may be entitled. Borrowers agree to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the United States of America, any State or political subdivision thereof, or the jurisdiction in which such Bank is incorporated, or a jurisdiction in which the principal office or lending office of such Bank is located, or under the laws of any political subdivision or taxing authority of any such jurisdiction, as such Bank shall determine are or were payable by such Bank in respect of amounts payable to such Bank pursuant to this Section 6.5.

         6.6 TAX TREATY CERTIFICATE. Each Bank (and each Person who becomes a Bank pursuant to Section 14.5 hereof) that is not incorporated under the laws of the United States of America or a state thereof, or which is lending from a lending office that is not incorporated under the laws of the United States of America or a state thereof agrees that, on or prior to the date it becomes a Bank hereunder, it will deliver to Borrowers and the Agent duly completed copies of United States Internal Revenue Service Form W-8 BEN or W-8 ECI, or any successor applicable form (a "Tax Form"), certifying that such Bank is entitled to receive payments hereunder payable to it without deduction or withholding of any United States Federal taxes. Each Bank that delivers a Tax Form pursuant to the immediately preceding sentence further agrees to deliver to Borrowers and Agent further copies of such Tax Form or other manner of certification, as the case may be, on or before the date that any such form or certification expires or becomes obsolete or upon the occurrence of any event requiring a change in the most recent form or certification previously delivered by it, unless in any such case there has occurred, on or prior to the date on which any such delivery would otherwise be required, any change in law, rule, regulation, treaty, convention or directive, or any change in the interpretation or application of any thereof, that renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form or certification with respect to it. Notwithstanding any provision of Section 6.5 to the contrary, Loan Parties shall not have any obligation to pay any Taxes (except to the extent required by law) pursuant to
Section 6.5 to the extent that such Taxes result from: (i) the failure of any Bank to comply with its obligations pursuant to this Section 6.6; or (ii) any representation made on a Tax Form by such Bank proving to have been incorrect, false or misleading in any material respect when made or deemed to be made.

         6.7 REPLACEMENT OF BANKS. In the event and so long as any Bank shall require Borrower to pay additional amounts pursuant to Section 5.1 or 6.5 hereof or its obligation to make Loans denominated in Alternative Currency suspended pursuant to Section 5.2 hereof, so long as there does not exist any Event of Default hereunder, Borrower shall be entitled to (without prejudice to such Bank's right to receive such additional amounts) require such Bank to assign its interests hereunder and in the Loans (in accordance with the procedures and subject to the restrictions set forth in Section 14.5(a) hereof) to such other bank or financial institution as may be selected by Borrower and approved by Agent.

7.       COLLATERAL AND PRIORITY

         7.1 SECURITY FOR THE POST-PETITION INDEBTEDNESS. Pursuant to the Interim Authorizing Orders and the Final Authorizing Orders, as security for the full and timely payment and performance of all Indebtedness now existing. or hereafter arising, the Borrowers have granted to the Agent a valid, binding enforceable, duly perfected security interest in the Post-Petition Collateral, subject only to liens specified in the Interim Orders and the Final Orders.

         7.2 PERFECTION OF SECURITY INTERESTS. At the request of the Agent, the Borrowers shall execute and deliver to the Agent documentation satisfactory to the Agent evidencing the security interests and liens granted hereby and providing for the perfection of such security interests and liens, including, without limitation, financing statements and assignments of notes, and the automatic stay provisions of Section 362 of the Bankruptcy Code, and the stay entered in the CCAA Case, are modified to permit the execution, delivery and filing of such documentation; provided however, that no such documentation shall be required as a condition to the validity, priority or perfection of any of the security interests or liens created pursuant to this Agreement or any other document, which security interests and liens shall be deemed valid and properly perfected upon entry of the Interim Authorizing Orders. The Borrowers hereby irrevocably make, constitute and appoint the Agent (and all other persons designated by the Agent for that purpose) as the Borrowers' true and lawful agent and attorney-in-fact to sign such Borrower's name on any such agreements, instruments and documents referred to in this Section 7.2 and to deliver such agreements, instruments and documents to such persons as the Agent in its sole discretion, may elect. The Borrowers agree to pay on demand any recording tax, filing fees or other cost incurred by the Agent in connection with recording or filing any documentation requested under this Section 7.2.

         7.3 SUPERPRIORITY ADMINISTRATIVE EXPENSE CLAIM. Subject to the provisions of Section 14.18, the Post-Petition Advances and all other obligations of the Borrowers arising hereunder after the Effective Date shall constitute, in accordance with Section 364(c)(1) of the Bankruptcy Code, a claim having priority over any and all administrative expenses of the kind specified in Section 503(b) or 507(b) of the Bankruptcy Code or any comparable provision of the CCAA or the orders entered in the CCAA Case.

         7.4 ADDITIONAL ADEQUATE PROTECTION. Any of the Banks reserves, with respect to Pre-Petition Loans, the right to petition the Bankruptcy Court or the Canadian Court for additional adequate protection with respect to any Pre-Petition Collateral and to retain all rights under the Existing Credit Agreement, the Bankruptcy Code, or otherwise; provided that, if such additional adequate protection causes the Borrowers to violate the Budget, then the amount of such increase in disbursements to the Banks required by such additional adequate protection shall not be included in calculating compliance with the Budget.

8.       CONDITIONS

         8.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND EFFECTIVE DATE. The right of Borrowers to request the initial Loans and Letters of Credit pursuant to this Agreement is subject to, and the Closing Date of this Agreement shall be, the date of satisfaction of the following conditions:

             (a) DOCUMENTS EXECUTED AND FILED. The Borrowers shall have executed (or caused to be executed) and delivered to the Agent and, as appropriate, all of the documents, instruments and agreements indicated on the Closing Checklist and each such document, instrument and other agreement shall be in form satisfactory to Agent and the Majority Banks.

             (b) PREVIOUSLY EXECUTED AND/OR DELIVERED DOCUMENTS. Borrowers (and each other Loan Party, by its acknowledgment hereof) hereby acknowledge and agrees:

                 (i) Each of them are party to certain of the "Documents" (as defined in the Original Agreement and the Existing Agreement) and it is intended and agreed that each such "Document" so executed and/or delivered in connection with the Original Agreement or Existing Agreement shall continue in full force and effect in connection with this Agreement and shall constitute a Document as defined herein;

                 (ii) To the extent that any "Document" executed in connection with the Original Agreement or Existing Agreement (including each Note and Security Document) to which a Borrower or other Loan Party is party contains any reference to the Original Agreement or Existing Agreement, each such reference is hereby deemed amended to constitute a reference to this Agreement;

                 (iii) Each of the security agreements included in the Documents to which they are parties are hereby amended to replace, in Section 6.1 of each such security agreement the words "so long as any Event of Default exists, at the sole discretion of Agent, the Indebtedness may be put on a Remittance Basis...," with the words "The Indebtedness shall be on a Remittance Basis..."

                 (iv) Each security interest, Lien, mortgage or other encumbrance granted pursuant to "Documents" executed and/or delivered under or pursuant to the Original Agreement or Existing Agreement are intended to continue hereunder from the original dates of the grants, attachment and perfection thereof under such "Documents" executed and/or delivered in connection with the Original Agreement or Existing Agreement.

             (c) CLOSING FEE. Each of the Banks shall have been paid the closing fee required under Section 2.10(c) hereof.

             (d) AGENT'S FEE. Agent shall have been paid such portions of the Agent's Fees as are due and payable on the Closing Date pursuant to a separate fee letter between Agent and Borrowers dated June 27, 2001. Such Agent's Fee shall be deemed fully earned as of the Closing Date and shall not be refundable under any circumstance.

             (e) OPINION OF BORROWER'S COUNSEL. Agent shall have received, with signed copies thereof for each Bank, opinions of counsel to the Loan Parties addressed to Agent and the Banks covering such matters as Agent shall require.

             (f) APPROVAL OF AGENT'S COUNSEL. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for the Agent, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

         8.2 CONDITIONS FOR FIRST DISBURSEMENT. The obligation of the Agent and the Banks to make the first Post-Petition Advance hereunder is subject to receipt by each Bank and the Agent of the following documents and completion of the following matters, in form and substance satisfactory to each Bank and the
Agent:

             (a) INTERIM AUTHORIZING ORDERS. A true copy of the Interim Authorizing Orders entered by the Bankruptcy Court and the Canadian Court.

             (b) CUSTOMER AGREEMENTS. Agent and the Banks shall have received, in form and substance satisfactory to the Agent and the Banks, such acknowledgments and confirmations from the Designated Customers with respect to the customer accommodations and credit enhancements provided for by the Customer Agreements and the Customer Agreements shall have been expressly assumed by Borrowers and shall be in full force and effect.

             (c) OTHER ORDERS. No orders shall be entered by the Bankruptcy Court which the Agent or Banks reasonably determine will have a materially adverse impact on the Borrowers, their ability to continue their respective business operations, or the interests of Agent and the Banks in the Collateral security position. In addition, all First Day Orders shall have been entered and true copies of such order shall have been delivered to the Agent.

             (d) LOCK-UP AGREEMENT. True, executed copies of the Lock-up Agreement and such evidence as Agent and the Banks that such Lock-Up Agreements continue in full force and effect.

         8.3 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Agent and the Banks to make Advances and Loans (other than Revolving Loans required for the purpose of refunding Swing Loans) and the obligation of Agent to issue any Letter of Credit shall be subject to the satisfaction of the following conditions:

             (a) EFFECTIVENESS. The Effective Date shall have occurred and the Termination Date shall not have occurred.

             (b) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of the making of such Loan or Advance or the issuance of such Letter of Credit and after giving effect thereto: (i) there shall exist no Default or Event of Default; and (ii) all representations and warranties contained herein or in the other Documents shall be true and correct in all material respects.

             (c) ADVERSE CHANGE, ETC. Except for those events specifically described in the recitals to this Agreement, since May 31, 2001, nothing shall have occurred or become known which the Agent or the Banks shall have determined has a Materially Adverse Effect.

             (d) ENFORCEABILITY OF DOCUMENTS. Both before and after such Advance, the obligations of the Borrowers in the Documents shall be valid, binding and enforceable.

             (e) CONTINUATION OF ORDERS. The Interim Authorizing Orders, or the Final Authorizing Orders if they have been entered, shall be in full force and effect as of the date of such extension of credit and shall not have been vacated, reversed, modified or amended in any respect, and, in the. event that such order is the subject of any pending appeal, no performance of any obligation of any party hereto shall have been stayed pending appeal.

9.       REPRESENTATIONS AND WARRANTIES

         In order to induce the Agent and the Banks to enter into this Agreement and to make Loans and Advances hereunder, the Borrowers represent and warrant to the Agent and the Banks:

         9.1 CORPORATE STATUS. Each Loan Party is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, has the corporate or other organizational power and authority and has obtained all requisite governmental licenses, authorizations, consents and approvals necessary to own and operate its property and assets and to transact the business in which it is engaged and presently proposes to engage, including, without limitation, those required by the Environmental Laws, and is duly qualified and is authorized to do business in, and is in good standing in, all jurisdictions where by virtue of the nature of its activities or extent of its properties it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

         9.2 CORPORATE POWER AND AUTHORITY; BUSINESS. Subject only to the entry of the Interim Authorizing Order and the Final Order each Loan Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which they are party and each of them has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents to which they are party and has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of the Borrowers and/or other Loan Party thereto enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or by equitable principles relating to enforceability, good faith and fair dealing.

         9.3 NO VIOLATION. Neither the execution, delivery or performance by the Loan Parties of the Documents, nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein will result in a material contravention of any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, or (except to the extent resulting from the filing of the Case and the CCAA Case, or resulting from the implementation of the Interim Order and/or Final Order) will conflict or be inconsistent, in any material respect, with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of any of them pursuant to the terms of, any indenture, mortgage, deed of trust, material agreement or other material instruments to which any of them are parties.

         9.4 LITIGATION. Except as specifically set forth on Schedule 9.4 hereto, there are no actions, judgments, suits or proceedings pending or, to the Borrowers' knowledge, threatened against any Loan Party that are likely to have a Material Adverse Effect.

         9.5 USE OF PROCEEDS. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         9.6 GOVERNMENTAL APPROVALS, ETC. Other than the Interim Order and/or Final Order no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any third party or any foreign or domestic governmental or public body or authority, or by any subdivision thereof, is required to authorize or is required in connection with the execution, delivery and performance of any Document or the transactions contemplated therein, or the legality, validity, binding effect or enforceability of any Document.

         9.7 TRUE AND COMPLETE DISCLOSURE. All factual information heretofore or contemporaneously furnished by or on behalf of Borrowers in writing to Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information hereafter furnished to Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading. Except as specifically set forth on Schedule 9.7 hereto, there is no fact known to Borrowers which affects the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of any other Loan Party which would have a Material Adverse Effect and which has not been disclosed herein.

         9.8 FINANCIAL STATEMENTS. The Borrowers have heretofore delivered to the Agent and the Banks balance sheets and statements of operations, stockholders' equity and cash flow for the fiscal year ended December 31, 2000 and the month ended May 31, 2001. The balance sheets and the other financial statements referred to in the preceding sentence were prepared in accordance with GAAP, and fairly present in all material respects the financial position of the entities described therein and the results of its operations and cash flows for the periods covered thereby.

         9.9 SECURITY INTERESTS. There exist no Liens, in the property or assets of the other Loan Parties except to the extent specifically permitted under Section 11.2 hereof.

         9.10 TAX RETURNS AND PAYMENTS. Except as set forth on Schedule 9.10 hereto, each Loan Party has filed all tax returns required to be filed by it and has paid all taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established to the extent required by GAAP.

         9.11 PATENTS, ETC. Each Loan Party has all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of its respective businesses as presently conducted and as proposed to be conducted.

         9.12 COMPLIANCE WITH LAWS, ETC. Except as set forth on Schedule 9.12 hereto, each Loan Party is in compliance, in all material respects, with all applicable laws and regulations, including without limitation those relating to pollution and environmental control, equal employment opportunity and employee safety, in all jurisdictions in which it is presently doing business, and will comply, in all material respects, with all such laws and regulations which may be imposed in the future in jurisdictions in which any of them may then be doing business.

         9.13 PROPERTIES. Each Loan Party has good and marketable title to and beneficial ownership of all properties owned by it (subject only to Liens permitted by Section 11.2 hereof), as reflected in the balance sheets mentioned in Section 9.8 above and hold all material licenses, certificates of occupancy or operation and similar certificates and clearances of municipal and other authorities necessary to own and operate its properties in the manner and for the purposes currently operated.

         9.14 COLLECTIVE BARGAINING AGREEMENTS. Set forth on Schedule 9.14 hereto is a list and description (including dates of termination) of all collective bargaining or similar agreements to which the Loan Parties are party or are subject as of the date hereof and any union, labor organization or other bargaining agent in respect of their respective employees on the date indicated in Schedule 9.14 hereto. There are no strikes pending or, to Borrowers' knowledge, threatened against any Loan Party that are likely to have a Material Adverse Effect.

         9.15 INDEBTEDNESS OUTSTANDING. Set forth on Schedule 9.15 hereto is a list and description of all Indebtedness of Borrowers (other than the Loans) that are outstanding immediately as of the Closing Date.

         9.16 ENVIRONMENTAL PROTECTION. Except as set forth on Schedule 9.16 hereto and except to the extent such failure or circumstance would not have a Material Adverse Effect:

              (a) The Loan Parties have all permits, licenses and other authorizations which are required with respect to the operation of their businesses under any Environmental Law and each such authorization is in full force and effect.

              (b) The Loan Parties are compliance with all terms and conditions of the permits, licenses and authorizations specified in Subsection 9.16(a) above, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law applicable to them and their businesses, assets, operations and properties (including, without limitation, compliance with standards, schedules and timetables therein), including without limitation those arising under the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986

("CERCLA"), the Federal Water Pollution Control Act, the Federal Clean Air Act, and the Toxic Substances Control Act.

              (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of Borrowers threatened against any Loan Party under any Environmental Law.

              (d) No Loan Party has received notice that it has been identified as a potentially responsible party under CERCLA or any comparable state law nor have any of them received any notification that any hazardous substances or any pollutant or contaminant, as defined in CERCLA and its implementing regulations, or any toxic substance, hazardous waste, hazardous constituents, hazardous materials, asbestos or asbestos containing materials, petroleum, including crude oil and any fractions thereof, or other wastes, chemicals, substances or materials regulated by any Environmental Laws (collectively "Hazardous Materials") that it or any of their respective predecessors in interest has used, generated, stored, tested, handled, transported or disposed of, has been found at any site at which any governmental agency or private party is conducting a remedial investigation or other action pursuant to any Environmental Law.

              (e) To the best knowledge of Borrowers, there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Materials by any Loan Party on, upon, into or from any of the real properties owned or operated by them at any time. To the best knowledge of Borrowers there has been no such releases on, upon, under or into any such real property or in the vicinity of any of such real property that, through soil, surface water or groundwater migration or contamination, may be located on, in or under such real properties.

              (f) To the best knowledge of Borrowers, there is no friable asbestos in, on, or at the respective real properties or any facility or equipment of any Loan Party.

              (g) To the best knowledge of Borrowers, no real property owned or operated by any Loan Party is: (i) listed or proposed for listing on the National Priorities List under CERCLA; or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any governmental authority.

              (h) To the best of Borrowers' knowledge, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance by any Loan Party with any Environmental Law, or which may give rise to any common law or legal liability, including, without limitation, liability under CERCLA or similar state, local or foreign laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, shipping or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste.

         9.17 SENIOR SUBORDINATED DEBT DOCUMENTS. All Advances and all other present and future indebtedness, obligations and liabilities pursuant to this Agreement and the Loan Documents, is "Senior Debt" as defined in the Senior Subordinated Debt Documents and, other than the Advances and all other present and future indebtedness, obligations and liabilities pursuant to the Loan Documents, there is, as of the date of this Agreement, no other "Designated Senior Debt" thereunder.

         9.18 ERISA. Except as specifically set forth in Schedule 9.18 hereof:

                  (a) Each of the Borrowers and the ERISA Affiliates is in compliance in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all employee benefit plans, Pension Plans and Multiemployer Plans.

                  (b) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan which resulted or would result in a liability to a Borrower or any ERISA Affiliate.

                  (c) The sum of the amount of unfunded benefit liabilities (determined in accordance with Statement of Financial Accounting Standards No.
35) under all Title IV Plans (excluding each Title IV Plan with an amount of unfunded benefit liabilities of zero or less) is not more than Zero Dollars ($0) as of the Closing Date.

                  (d) Neither of the Borrowers nor any ERISA Affiliate has any obligation to contribute to or any liability or potential liability (including, but not limited to, actual or potential withdrawal liability) with respect to any Multiemployer Plan or any employee benefit plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code. Neither of the Borrowers nor any ERISA Affiliate has incurred or reasonably expects to incur any withdrawal liability under Section 4201 et seq. of ERISA to any Multiemployer Plan or any employee benefit plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413(c) of the Code.

                  (e) Neither of the Borrowers nor any ERISA Affiliate has incurred any accumulated funding deficiency (whether or not waived) with respect to any Pension Plan.

                  (f) Neither of the Borrowers nor any ERISA Affiliate has or reasonably expects to become subject to a Lien in favor of any Pension Plan under Section 302(f) or 307 of ERISA or Section 401(a)(29) or 412(n) of the Code.

                  (g) The execution, performance and delivery of the Documents by Borrower will not involve any prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code for which an exemption therefrom is not available.

         9.19 THE BUDGET. The Budget is based on good faith estimates and assumptions believed by the Borrowers to be tenable at the time made, and on the best information available.

         9.20 USE OF ADVANCES. The Borrowers will use the proceeds of the Post-Petition Advances only to fund the amounts identified, and at the times specified, in the Budget, subject to Permitted Variances.

         9.21 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All the representations and warranties of the Borrower contained in Section 9.1 through 9.20, inclusive, shall survive the execution and delivery of this Agreement and shall continue in full force and effect until all amounts owing hereunder have been repaid and the credit facilities made available hereunder have been terminated, notwithstanding any investigation made at any time by or on behalf of the Agent or any of the Banks.

10. AFFIRMATIVE COVENANTS

         Borrowers covenant and agree that, for so long as this Agreement is in effect and until the are fully terminated and the Loans and Letter of Credit Obligations together with interest, fees and all other obligations incurred hereunder or under the Loan Documents are paid in full it will and, will cause each other Loan Party to:

         10.1 REPORTING REQUIREMENTS COVENANTS. Furnish or cause to be furnished to Agent (with a copy for each Bank):

                  (a) as soon as available and in any event within ninety (90) days after the close of each fiscal year of TAG, balance sheets of TAG (i) as at the end of such fiscal year and the related statements of operations, stockholders equity and cash flows for such fiscal year, setting forth comparative figures for the preceding fiscal year, and a report on such balance sheets and financial statements by independent certified public accountants of recognized national standing, which report shall not be qualified as to the scope of audit or as to the status of Borrowers as a going concern, and shall state that such financial statements fairly present, in all material respects, the financial position of Borrowers as at the dates indicated and the results of their operations and their cash flows for the periods indicated, in conformity with GAAP, and (ii) copies of tax returns filed for the Borrowers for the fiscal year then ended;

                  (b) as soon as available and in any event within thirty (30) days after the end of each month: (i) the consolidated and consolidating balance sheets of TAG as at the end of such month and the related statements of operations, of stockholders' equity and of cash flows for such month and for the elapsed portion of the fiscal year ended with the last day of such month, and in each case setting forth comparative figures for the related periods in the prior fiscal year, subject to normal year-end audit adjustment, (ii) reports on the Loan Parties' Inventory, agings of each Loan Parties' Accounts Receivable (with an aging summary) and accounts payable (with an aging summary), and (iii) written monthly management discussion and analysis of the Borrowers' financial results for the month then ended and a comparison of such results to the projected results for such month included in the Projections; in each case, in form and content satisfactory to Agent and certified by the chief financial officer, controller or chief accounting officer of Borrowers;

                  (c) at the time of the delivery of the financial statements provided for in Subsections 10.1(a) and (b), (i) a certificate of the chief financial officer, controller or chief accounting officer of TAG to the effect that no Default or Event of Default exists, or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall be accompanied by a compliance certificate in a form reasonably acceptable to the Agent setting forth the calculations required to establish whether Borrowers were in compliance with the covenants in this Agreement as at the end of such period, and (ii) a compliance certificate from the chief financial officer, controller or chief accounting officer of Veltri dated as of the end of the month ended immediately prior thereto, in a form reasonably acceptable to the Agent, setting forth the calculations required to establish whether Veltri was in compliance with the terms and conditions for EDC Financing;

                  (d) within four (4) days after the end of each week: (i) a Borrowing Base calculation and certification; (ii) an Accounts Receivable summary report; (iii) inventory reports; (iv) fixed asset reports; (v) accounts payable agings; (vi) tooling reports; and (vii) Budget Compliance Certificate setting forth a comparison of total cash receipts and disbursements for such month with those projected in the Budget for such week; in each case in form and content satisfactory to Agent and certified by the chief financial officer, controller or chief accounting officer of Borrowers;

                  (e) promptly upon receipt thereof, a copy of each annual "management letter" submitted to Borrowers by its independent accountants in connection with any annual audit made by them of the books of Borrowers;

                  (f) promptly upon any officer of a Borrower obtaining knowledge of any condition or event which constitutes a Default or Event of Default, or becoming aware that any Bank has given any notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement, an officers' certificate specifying the nature and period of existence of any such condition or event, or specifying the nature of such claimed Default or Event of Default, and explaining the action Borrowers have taken or proposes to take with respect thereto;

                  (g) within (i) ninety (90) days after the end of each fiscal year of TAG, a copy of TAG's Form 10-K Report filed with the Securities Exchange Commission for such annual accounting period, and (ii) forty five (45) days after the end of each fiscal quarter of TAG, a copy of TAG's Form 10-Q Report filed with the Securities Exchange Commission for such quarterly accounting period; and

                  (h) promptly after the filing or delivery thereof, by Borrower, or the receipt thereof by either Borrower, copies of all operating reports, business plans, and other financial information filed with the Bankruptcy Court or delivered to the U.S. Trustee, and copies of all pleadings or reports filed with the Bankruptcy Court by either Borrower, or by any other Person in connection with either the Case of the CCAA Case.

                  (i) with reasonable promptness, such other information and data with respect to Loan Parties as from time to time may be reasonably requested by any Bank.

         10.2 INSURANCE. Keep its insurable properties (including but not limited to the Collateral) adequately insured and maintain (a) insurance against fire and other risks customarily insured against under an "all-risk" policy and such additional risks customarily insured against by companies engaged in the same or a similar business to that of the relevant Loan Party, (b) necessary worker's compensation insurance, (c) public liability and product liability insurance, and (d) such other insurance as may be required by law or as may be reasonably required in writing by the Agent or the Majority Banks, all of which Insurance shall be in such amounts, containing such terms, in such form, for such purposes, prepaid for such time period, and written by such companies as shall be satisfactory to the Agent and the Majority Banks. All such policies shall contain a provision whereby they may not be canceled or amended except upon thirty (30) days' prior written notice to the Agent. The Borrowers will promptly deliver to the Agent, at the Agent's request, evidence satisfactory to the Agent that such insurance has been so procured and, with respect to casualty insurance, made payable to the Agent. If the relevant Loan Party fails to maintain satisfactory insurance as herein provided, the Agent shall have the option to do so, and the Borrowers agree to repay the Agent upon demand, with interest at the Prime-based Rate then in effect for the Revolving Loan, all amounts so expended by the Agent. The Borrowers hereby appoint the Agent or any employee or agent of the Agent as attorney-in-fact, which appointment is coupled with an interest and irrevocable, and authorizes the Agent or any employee or agent of the Agent, on behalf of the Borrowers or the relevant Loan Party, to adjust and compromise any loss under said insurance (which adjustment or compromise shall only be made with the Borrowers' consent if an Event of Default has not occurred and is not continuing hereunder) and to endorse any check or draft payable in connection with returned or unearned premiums on said insurance or the proceeds of said insurance, and any amount so collected shall be applied toward repair and/or replacement of the Collateral to which such casualty occurred or satisfaction of the Indebtedness in accordance in accordance with the provisions governing such application in the Documents pursuant to which Agent's Liens on such Collateral were granted. The Borrowers shall, immediately upon the filing of the Cases, cause all policies of insurance to reflect the interest of the respective debtors in possession as insured parties.

         10.3 BOOKS, RECORDS AND INSPECTIONS. Each Loan Party will keep true books of records and accounts of all its business transactions in accordance with GAAP or (with respect to activities and transactions in foreign jurisdictions) such other accounting principals as may be required in such foreign jurisdiction and shall permit, upon reasonable prior notice by Agent to any authorized officer of Borrowers, officers and designated representatives of the Agent and/or any Banks to visit and inspect properties or assets of each Loan Party and to examine the books of account of each Loan Party and to discuss the affairs, finances and accounts of Borrower and with its and their officers and independent accountants, all at such times and intervals as the Agent may reasonably request, including, without limitation audits of Inventory and Accounts Receivable to be performed by or on Agent's behalf at Borrowers' expense: (a) so long as no Event of Default is existing, up to four (4) times each calendar year in Agent's discretion, and (b) in the event and so long as an Event of Default exists, at such intervals as Agent or the Majority Banks may require.

         10.4 PAYMENT OF TAXES AND UTILITIES. Each Loan Party will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, and all utility charges, dues, rates and assessments of whatever nature or kind and to whomever assessed now or hereafter charged or payable with respect to the Real Property, prior to the date on which material penalties attach thereto, and all




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

lawful claims which, if unpaid, might become a Lien or charge upon any properties of any Loan Party or cause a failure or forfeiture of title thereto; provided that neither Borrower shall not be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings promptly instituted and diligently conducted if it has maintained adequate reserves with respect thereto in accordance with GAAP.

         10.5 COMPLIANCE WITH STATUTES, ETC. Each Loan Party will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than non-compliance which would not reasonably be expected to have a Material Adverse Effect.

         10.6 PERFORMANCE OF OBLIGATIONS. Borrowers will: (a) perform all of their obligations under the Access Agreement and Customer Agreements, and will promptly deliver to Agent copies of each notice or report issued by or to a Borrower pursuant to the terms thereof, and (b) perform in all material respects all of their obligations under the terms of each mortgage, indenture, security agreement, other debt instrument, their respective trade obligations and material contracts by which they are bound or to which they are party, except where nonperformance would not have a Material Adverse Effect and except to the extent that non-compliance with any of the foregoing is specifically described on Schedule 8.7 hereto.

         10.7 END OF FISCAL YEARS; FISCAL QUARTERS. Borrower will have its fiscal years end on December 31 and the first three fiscal quarters of each year end on each of the thirteenth (13th), twenty sixth (26th) and thirty ninth
(39th) week of each year.

         10.8 ENVIRONMENTAL EVENTS.

                  (a) The Borrowers will promptly give notice to the Agent upon becoming aware of any of the following which would reasonably be expected to result in liability under any Environmental Law: (i) of any violation of any Environmental Law; (ii) of any inquiry, proceeding, investigation or other action, including a request for information or a notice of potential environmental liability from any foreign, federal, state or local environmental agency or board; or (iii) of the discovery of the release of any Hazardous Material at, on, under or from any of the real properties owned or operated by any Loan Party or any facility or equipment thereat in excess of reportable or allowable standards or levels under any Environmental Law.

                  (b) In the event of the presence of any Hazardous Material on any of the real properties owned or operated by any Loan Party which is in violation of, or which could reasonably be expected to result in liability under, any Environmental law, in each case which would have a Material Adverse Effect, upon discovery thereof and the determination of its materiality, shall take all necessary steps to initiate and expeditiously complete all remedial, corrective and other action to mitigate and eliminate any such adverse effect, and shall keep the Agent informed of their actions and the results.

         10.9 FURTHER GUARANTEES AND LIENS. Borrowers will, immediately after any Person at any time becoming a direct or indirect Subsidiary of a Borrower, deliver or cause to be delivered to the Agent a pledge of all of the issued capital stock of such Person, and a guarantee



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

from such Person, together with all Security Documents applicable to such Person in the Agent's opinion, and evidence of the registration, filing and recording of the Liens on the property of such Person constituted by such Security Documents in all jurisdictions where such registration, filing or recording is necessary or of advantage to the creation, perfection, preservation or protection of such Liens, all in form, scope and substance acceptable to the Agent.

         10.10 COMPLIANCE WITH FORMULA AMOUNT. In the event that, at any time, the principal amount of the Loans and Letters of Credit exceeds the Borrowing Base, pay to Agent, for application on Swing Loans and/or Revolving Loans, an amount sufficient to eliminate such excess.

         10.11 CONSTRUCTION LIENS. Upon receiving notice or obtaining knowledge of a construction lien registered upon title to the Real Property, the Borrowers will forthwith discharge, or cause to be discharged, such lien.

         10.12 DEFEND TITLE. Each Loan Party shall warrant and defend its title to the Real Property and ensure that each document relating to the Real Property to which it is a party constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms.

         10.13 ERISA. Borrower will furnish to each of the Banks:

                  (a) promptly upon knowing or having reason to know of the occurrence of any: (i) Termination Event; or (ii) "prohibited transaction," within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, which in the case of all such events described in clause (i) or (ii) results or could reasonably be expected to result in a liability of a Borrower or any ERISA Affiliates in the aggregate in excess of Five Hundred Thousand Dollars ($500,000), a written notice specifying the nature thereof, what action Borrower or ERISA Affiliates have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor, PBGC or Multiemployer Plan sponsor with respect thereto; and

                  (b) if requested by Agent or any Bank, copies of: (i) all notices received by a Borrower or ERISA Affiliates of PBGC's intent to terminate any Title IV Plan or to have a trustee appointed to administer any Title IV Plan, the notice of which event is required pursuant to the preceding paragraph
(a); (ii) upon the request of the Agent each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by a Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan;
(iii) the most recent actuarial valuation report for each Title IV Plan; and
(iv) all notices received by a Borrower or any ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA.

         10.14 CRISIS MANAGER. Retain Conway MacKenzie and Dunleavy, or such other professional acceptable to the Agent and the Majority Banks to act as the Borrower's crisis manager with the duties of advising and reporting to the Borrowers with respect to, and monitoring, the business and affairs of the Borrowers, including the right and authorization to



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

communicate directly, freely and openly with the Agent and each Bank and their respective advisors and professionals.

11. NEGATIVE COVENANTS

         Borrower hereby covenants and agrees that so long as this Agreement is in effect and until the Commitments are fully terminated and the Loans together with interest, fees and all other obligations incurred hereunder or under the Documents are paid in full, it will not and, it will not permit any Loan Party to:

         11.1 CHANGES IN BUSINESS. Materially alter the character of its primary businesses from, or enter into businesses materially different from its business as conducted as of the Closing Date except for such changes contemplated by the PSI Consolidation Plan.

         11.2 LIENS. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

                  (a) to Agent on behalf of the Banks;

                  (b) Permitted Liens;

                  (c) Liens upon real or tangible personal property acquired by a Loan Party provided that: (i) any such Lien either encumbers such property prior to the acquisition thereof or is created solely for the purpose of securing indebtedness incurred to finance the acquisition thereof; (ii) the principal amount of the indebtedness secured by such Lien does not exceed the fair value of the property at the time such Lien was created; (iii) such Lien does not extend to or cover any other property other than the assets so acquired; and (iv) the incurrence of the indebtedness secured by such Lien is permitted by Section 11.3(c) hereof;

                  (d) Liens granted to Designated Customers under the Access Agreement;

                  (e) Liens approved by the Bankruptcy Court or the Canadian Court and granted to secured creditors of the Borrowers as adequate protection; provided that such Liens are (A) junior and subordinate in all respect to the Liens granted to the Agent in respect of the Post-Petition Loans and the Designated Post-Petition Loans and (B) do not secure Indebtedness in excess of $500,000 in the aggregate;

                  (f) Such other Liens authorized under the Budget or the Interim Authorizing Order or the Final Authorizing Order, as applicable; and

                  (g) Liens upon the "EDC Financing Collateral" as defined in the Existing Agreement, securing indebtedness specifically permitted under clause (h) of Section 11.3 hereof;


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

         11.3 INDEBTEDNESS. Contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) pursuant to this Agreement and the Documents;

                  (b) Indebtedness existing as of the Effective Date and listed on Schedule 9.15 hereof;

                  (c) Indebtedness (excluding indebtedness incurred under real estate operating leases existing as of the date hereof and increases thereunder) incurred after the Closing Date to finance the cost of its acquisitions and capital leases of personal tangible property (together with indebtedness and/or liabilities under new real estate operating lease(s)) not to exceed Two Hundred Fifty Thousand Dollars ($250,000) for an annual period;

                  (d) trade indebtedness incurred in accordance with the Budget and the Interim Authorizing Orders or Final Authorizing Order;

                  (e) the Affiliate Loans;

                  (f) the Indebtedness under the Senior Subordinated Debt Documents;

                  (g) obligations under Hedging Agreements; and

                  (h) existing Indebtedness to the Economic Development Corporation specifically identified on Schedule 9.5 hereto.

         11.4 FINANCIAL COVENANTS. Permit EBITDA, on a cumulative basis from December 1, 2000 to the end of each of the following months, to be less than the amount set forth opposite each such month:

                           (i)    May, 2001: $4,884,000;

                           (ii)   June, 2001: $7,357,000;

                           (iii)  July, 2001: $6,533,000;

                           (iv)   August, 2001: $8,466,000;

                           (v)    September, 2001: $11,922,000;

                           (vi)   October, 2001: $13,961,000;

                           (vii)  November, 2001: $15,938,000; and

                           (viii) December, 2001: $17,290,000.

         11.5 DIVIDENDS. Declare or pay any dividend on, or make any other distribution with respect to (whether by reduction of capital or otherwise) any shares of its capital stock.


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

         11.6 STOCK ACQUISITION. Purchase, redeem, retire or otherwise acquire any of the shares of its capital stock, or make any commitment to do so.

         11.7 EXTENSION OF CREDIT. Make loans, advances or extensions of credit to any Person, except for: (a) sales on open account in the ordinary course of business; (b) Affiliate Loans; and (c) promissory notes issued to TAG pursuant to the Equity Ownership Plan.

         11.8 GUARANTEE OBLIGATIONS. Guarantee or otherwise be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds, goods, supplies or services for the purpose of paying or discharging indebtedness of any other person, or otherwise, except for:

                  (a) by endorsement of negotiable instruments in the ordinary course of business for deposit or collection;

                  (b) the Guaranties;

                  (c) TAG's guaranties of the lease obligations of Veltri under and in connection with Veltri's existing equipment lease from ABN AMRO Canada and Westcoast Capital Corporation and the real property lease for Veltri's Windsor, Ontario location;

                  (d) Veltri's existing guaranty of Senior Subordinated Notes pursuant to Senior Subordinated Debt Documents; and

                  (e) by virtue of issuance of Letters of Credit in accordance with the terms of this Agreement.

         11.9 SUBORDINATE INDEBTEDNESS. Subordinate any indebtedness due to it from a Person to indebtedness of other creditors of such Person.

         11.10 PROPERTY TRANSFER, MERGER OR LEASE-BACK. (a) Sell, lease, transfer or otherwise dispose of properties or assets except for (i) sales and transfers of assets having an aggregate book value of no more than One Hundred Thousand Dollars ($100,000) during any calendar year, (ii) sales and transfers among Loan Parties, (iii) sales of Inventory in the ordinary course of business,
(iv) sales of machinery and equipment which are simultaneously replaced with machinery and equipment of at least equivalent value or used to repay debt related thereto, (v) sales, for fair market values, of machinery and equipment currently located at the facilities currently operated by TAG's "Production Stamping" division and commonly referred to as the "Oxford Plant", "New Baltimore Plant" and "Plant 5", and (vi) other sales and dispositions of assets with aggregate book value not to exceed Five Million Dollars ($5,000,000) the terms of which are approved in writing by the Agent and the Banks; provided that the Net Proceeds of each such sale or other disposition of property described in clauses (v) and (vi) above shall be applied toward a mandatory reduction of Loans and Advances then outstanding and a permanent reduction of the Revolving Loan Commitment, and provided further that Borrowers acknowledge and agree that notwithstanding anything to the contrary set forth above, any releases of Collateral arising out of the sale or other disposition of property described in clauses (v) and (vi) above, remain subject to the consent of all Banks in accordance with Section 14.8(a) hereof and that the foregoing provisions of this
Section 11.10 do not constitute a consent to



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

releases of interests in Collateral in connection with the potential for sales, leases or dispositions described above, (b) change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other person, enter into any reorganization or recapitalization or reclassify its capital stock.

         11.11 ACQUISITIONS. Purchase or hold beneficially any Stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person or acquire all or substantially all of the assets of any Person, or of any operating or business unit of any person except for existing investments in and loans and advances to Loan Parties existing as of the Effective Date.

         11.12 OTHER AGREEMENTS. Agree to (a) any amendment or revision to the Services Agreement, which would have the effect of increasing the amount or accelerating the date for, any payments thereunder, or (b) any modification to or termination of any obligation of a Designated Customer under any Access Agreement or Customer Agreement or with respect to any Designated Eligible Account or Designated Eligible Inventory, or (c) any modification to or termination of any obligation or agreement under the Lock-Up Agreement.

         11.13 USE OF LOAN PROCEEDS. Use or permit use of the proceeds of Loans for purposes other than those permitted under this Agreement and will not use or permit the use of any such Loan proceeds in violation of Regulation U or G of the Federal Reserve Board as now or hereafter in effect, or for any other purpose which violates provisions of regulations of the Federal Reserve Board.

         11.14 MANAGEMENT FEES AND DIVIDEND. Pay any management, consulting, business services or similar fees (including any fees or other amounts payable pursuant to the Services Agreement) or amounts to any Affiliate.

         11.15 CAPITAL EXPENDITURES. Make, or contract or agree to make, capital expenditures which would exceed the amount in the Budget, subject to Permitted Variances.

         11.16 EXCESS INVENTORY. Purchase, acquire or possess, at any time, "raw materials" Inventory in excess of what is necessary to produce parts for Designated Customers under then outstanding "releases" issued by such Designated Customers in accordance with effective purchase orders.

         11.17 PROFESSIONAL FEE EXPENDITURES. Pay or make arrangements for the payment of professional fees except as specifically identified, and at the times specified, in the Budget and in the Interim Authorizing Orders and Final Authorizing Orders.

         11.18 CHAPTER 11 CLAIMS/RETURN OF GOODS. (i) Incur, create, assume, suffer to exist or permit any administrative expense, unsecured claim, or other Superpriority Claim or Lien which is pari passu with or senior to the claims, as the case may be, of the Agent and the Post-Petition Banks against the Borrowers, or apply to the Bankruptcy Court or to the Canadian Court for authority to do so, or (ii) return goods pursuant to Section 546(g) of the Bankruptcy Code (or otherwise return goods on account of any pre-petition Indebtedness) to any creditor of the Borrowers unless ordered by the Bankruptcy Court after notice and a hearing, or to consent to


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

any creditor taking setoff against pre-petition Indebtedness based upon any such return pursuant to Section 553(b)(1) of the Bankruptcy Code or otherwise.

12. DEFAULTS

         12.1 FAILURE TO PAY MONIES DUE. If a Borrower shall fail to pay, when due, (a) any principal, interest, or fee under any Note or this Agreement and two (2) days shall pass after the due date therefor without cure, or (b) any Letter of Credit Obligation to be paid hereunder or under any Letter of Credit Agreement in accordance with the terms hereof and thereof and two (2) days shall pass after the due date without cure.

         12.2 MISREPRESENTATION. If any warranty or representation of any Loan Party in connection with or contained in this Agreement or any other Document, or if any financial data or other information now or hereafter furnished to the Agent or the Banks by or on behalf of a Loan Party shall prove to be false or misleading in any material respect and, in the case of any such circumstance which is capable of being cured within a period of thirty (30) days, the continuation thereof for a period of thirty (30) days after the earlier of: (i) Borrowers' actual knowledge thereof, or (ii) written notice by Bank to Borrowers.

         12.3 NONCOMPLIANCE WITH AGREEMENT. If any Loan Party shall fail to perform any of its obligations and covenants under, or shall fail to comply with any of the provisions of, this Agreement or any of the other Documents and, in the case of any such circumstance which is capable of being cured within a period of thirty (30) days, the continuation thereof for a period of thirty (30) days after the earlier of: (i) Borrowers' actual knowledge thereof, or (ii) written notice by Bank to Borrowers.

         12.4 OTHER DEFAULTS. If any Loan Party shall default in the due payment of any of its post-petition indebtedness (other than the Indebtedness and the Senior Subordinated Notes) which is in the aggregate in an amount greater than Five Hundred Dollars ($500,000) or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness, and such default shall continue for a period sufficient to permit acceleration of the indebtedness.

         12.5 CHANGE OF CONTROL. If any Change of Control occurs, whether by reason of death, merger, consolidation or sale and such Change of Control adversely impacts, in the sole judgment of the Banks, upon the ability of the Borrowers to carry on business as theretofore conducted.

         12.6 REPUDIATIONS, REVOCATIONS, ETC. (i) If there is any repudiation, revocation or any attempt to repudiate or revoke any Document by any Loan Party, or (ii) if any Designated Customer shall default in payment or performance of any of its obligations under an Access Agreement or Customer Agreement and such default continues for a period in excess of five (5) Business Days or if any Designated Customer shall repudiate, revoke, modify or terminate, or attempt to repudiate, revoke, modify or terminate any Access Agreement or Customer Agreement, or any of its obligations thereunder or shall engage in any resourcing as described in the Customer Agreements, or (iii) if any holder of Senior Subordinated Notes shall repudiate,



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

revoke or attempt to repudiate or revoke any obligation under the Lock-Up Agreement or shall breach any obligation owed by it under the Lock-up Agreement.

         12.7 INADEQUATE FUNDING OR TERMINATION OF EMPLOYEE BENEFIT PLAN(S). If a Borrower or ERISA Affiliate shall fail to meet its minimum funding requirements under ERISA with respect to any Pension Plan or if any Termination Event occurs with respect to any such Pension Plan and such event continues for thirty (30) days and there shall result therefrom a liability which is likely to have a Material Adverse Effect.

         12.8 OCCURRENCE OF CERTAIN REPORTABLE EVENTS. If there shall occur, with respect to any Pension Plan maintained by a Borrower or any ERISA Affiliate, any reportable event (within the meaning of Section 4043(b) of ERISA) which constitutes a ground for the termination of any such plan, and such event continues for thirty (30) days, provided that termination of such plan or appointment of such trustee would have a Material Adverse Effect.

         12.9 LIQUIDATION/CONVERSION OF CASE/APPOINTMENT OF TRUSTEE OR EXAMINER. If the Case is converted to a case under chapter 7 of the Bankruptcy Code, or a trustee or examiner with enlarged powers relating to the operation of the business of the Borrowers is appointed in the Case or in the CCAA Case, or the Case or CCAA Case bankruptcy case is dismissed (or any judgment, order or decree therefor shall be entered);

         12.10 CROSS DEFAULTS/RELIEF FROM STAY. The Bankruptcy Court or the Canadian Court shall enter an order (i) granting a creditor relief from the automatic stay provided by Section 362 of the Bankruptcy Code or the stay entered pursuant to the CCAA to permit foreclosure to the holder of assets having an aggregate value in excess of $500,000, or (ii) adjudicating the Borrowers' right to use Cash Collateral, or (iii) which, in the reasonable discretion of the Agent, has a material adverse impact on either Borrower or either Borrower's ability to continue its business operations;

         12.11 ADEQUATE PROTECTION NOT ACCEPTABLE. Any creditor of a Borrower receives any adequate protection payment which is not provided for under the Budget, or any Lien is granted as adequate protection other than as set forth in the Interim Authorizing Order or the Final Authorizing Order;

         12.12 AMENDMENT OR STAY OF INTERIM AUTHORIZING ORDER OR FINAL AUTHORIZING ORDER. An order of the Bankruptcy Court or the Canadian Court is entered amending, supplementing or staying the Interim Authorizing Orders or the Final Authorizing Orders issued by such court, without the prior consent of the Agent;

         12.13 ENTRY OF FINAL AUTHORIZING ORDER. The Final Authorizing Orders are not entered within 30 days after the Petition Date;

         12.14 VACATION OF AUTHORIZING ORDERS. An order of the Bankruptcy Court or the Canadian Court is entered vacating the Interim Authorizing Orders or the Final Authorizing Orders;

         12.15 OPPOSITION TO BANKS' MOTIONS. Any Borrower shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or the Canadian Court



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

executed by or on behalf of a Borrower or by argument in open court) any other Person's opposition to, any motion made in the Bankruptcy Court or the Canadian Court by Agent or any Bank seeking confirmation of the amount of such Agent's or Banks' claim or the validity and enforceability of the Liens in favor of such Agent and the Banks (including, without limitation, the Liens securing Pre-Petition Obligations owed to such Lender); or

         12.16 OPPOSITION TO BANKS' CLAIMS. Any Borrower shall seek to, or shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or the Canadian Court executed by or on behalf of a Borrower or by argument in open court) any other Person's motion to, disallow in whole or in part any Bank's claim in respect of the Pre-Petition Indebtedness or the Post-Petition Indebtedness or to challenge the validity and enforceability of the Liens in favor of the Agent or any Bank (including, without limitation, the Liens securing Pre-Petition Obligations owed to such Bank).

         12.17 EXERCISE OF REMEDIES. If an Event of Default has occurred and is continuing hereunder:

                  (a) Agent may, and upon the written direction of the Majority Banks, Agent shall, terminate Banks' commitments to make Post-Petition Advances and Agent's commitment to issue Letters of Credit;

                  (b) Agent may and upon the written direction of the Majority Banks, Agent shall: (i) declare the entire unpaid balance of the indebtedness hereunder, including the Post-Petition Advances and the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Borrower, and/or (ii) immediately prevent Borrowers further utilization of Cash Collateral and/or (iii) the Agent may, and upon being told to do so by the Majority Banks shall, demand immediate delivery of Cash Collateral for application against the Loans in accordance with the terms of this Agreement, and the Borrowers agree to deliver such Cash Collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the commitments hereunder shall terminate forthwith and all such amounts, including such Cash Collateral, shall become immediately due and payable, as the case may be; and

                  (c) Immediately and automatically upon the occurrence of any Event of Default specified in Sections 12.9 through 12.16 above, and notwithstanding the lack of any declaration by Agent under preceding clause (b), the entire unpaid principal of the Loans and other indebtedness hereunder, including the Notes, shall become automatically due and payable;

                  (d) The Agent may and, upon being directed to do so by the Majority Banks, shall, in addition to the remedies provided herein, exercise and enforce any and all other rights and remedies available to it or the Agent and Banks, whether arising under this Agreement or any other Document or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in any other Document or in aid of the exercise of any power granted in any other Loan Document.

         12.18 WAIVER OF DEFAULTS. No Event of Default shall be waived by the Banks except in a writing made in accordance with Section 14.8 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of Agent's rights or of Banks' rights by Agent. No waiver of any Event of Default shall extend to any other or future Event of Default. No forbearance on the part of the Agent in enforcing Agent's or any of Banks' rights shall constitute a waiver of any of their respective rights. Borrowers expressly agree that this Section may not be waived or modified by Banks or Agent by course of performance, estoppel or otherwise.

13. AGENT

         13.1 APPOINTMENT OF AGENT. Each Bank appoints and authorizes Agent to act on behalf of such Bank or holder under the Documents and to exercise the respective powers hereunder and thereunder as are specifically delegated to or required of them by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including, the power to execute financing or similar statements or notices and other documents. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent (to the extent Agent is not reimbursed by Borrowers), for all reasonable out-of-pocket expenses (including house and outside attorneys' fees) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Loan Parties under this Agreement or the Documents or any other instrument executed pursuant hereto, pro rata according to such Bank's Percentage of the Loans. Agent shall not be required to take any action under the Documents, or to prosecute or defend any suit in respect of the Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense. If any indemnity furnished pursuant hereto shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

         13.2 DEPOSIT ACCOUNT WITH AGENT. Borrowers hereby authorize Agent to charge its general deposit account, if any, maintained with Agent for the amount of any principal, interest or other payment due under this Agreement, the Notes, any Letter of Credit Agreement or other Document when the same becomes due and payable under the terms of this Agreement, the Notes, and Letter of Credit Agreement or the other Documents.

         13.3 EXCULPATORY PROVISIONS. Agent agrees to exercise its rights and powers, and to perform its duties as Agent hereunder and under the Documents in accordance with its usual customs and practices in bank-agency transactions, but only upon and subject to the express terms and conditions of this Section 13.3 (and no implied covenants or other obligations shall be read into this Agreement against the Agent). Agent shall not be liable to any Bank for any action taken or omitted to be taken by it under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor be responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto, or any security thereunder, nor to make any inquiry respecting the performance by Borrowers of obligations hereunder or thereunder, and each of them shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which is believes to be genuine and to have been presented by a proper person.

         13.4 SUCCESSOR AGENTS. Agent may resign as such at any time upon at least thirty (30) days prior notice to Borrowers and all Banks. If Agent at any time shall resign, Majority Banks may appoint a successor Agent which shall thereupon become Agent hereunder and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request.

         13.5 RIGHT OF AGENT AS BANK. Agent, in its capacity as a Bank, shall have the same rights and powers with respect to the credit extended by it, and the Notes held by it, and with respect to participation interests in Letters of Credit issued and Letter of Credit Agreements entered pursuant hereto, as any Bank, and may exercise the same as if it were not Agent, or the issuer of Letters of Credit, and the term "Bank" and, when appropriate, "holder" shall include Agent its individual capacity.

         13.6 CREDIT DECISIONS. Each Bank acknowledges that it has and shall, independently of Agent and each other Bank and based on the financial statements of Loan Parties and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

         13.7 NOTICES BY AGENT. Agent shall give prompt notice to each Bank of each notice or request required or permitted to be given to Agent by Borrower pursuant to the terms of this Agreement and of any litigation commenced by or against Agent with respect to this Agreement.

         13.8 AGENT'S FEES. The Borrowers shall pay to Agent the Agent's Fees at the times and in the amount set forth (or to be set forth from time to time) in a letter agreement between Agent and Borrowers. The Agent's Fees described in this Section are not refundable under any circumstances.

         13.9 NATURE OF AGENCY. The appointment of Agent as agent is for the convenience of Banks and the Borrowers in making Advances of the Loans, issuing Letters of Credit, collecting fees and principal and interest on the Loans and dealing with Borrower. No Bank is purchasing the Loans from Agent and this Agreement is not intended to be a purchase or participation agreement.

         13.10 ACTIONS; CONFIRMATION OF AGENT'S AUTHORITY TO ACT IN EVENT OF DEFAULT. Subject to Section 14.8 hereof, Agent is hereby expressly authorized to act in all litigation and in all other respects as the representative of Banks where Agent considers it to be necessary or desirable in order to carry out the purposes of this Agreement or any of the Documents. In conducting such litigation hereunder on behalf of Banks, Agent shall at all times be indemnified by Banks as provided in Section 13.1 hereof. Agent shall undertake to give each Bank prompt notice of any litigation commenced against Agent and/or Banks with respect to this Agreement the Documents or any matter referred to herein or therein.

         13.11 AUTHORITY OF AGENT TO ENFORCE NOTES AND THIS AGREEMENT. Each Bank, subject to the terms and conditions of this Agreement, authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of the Notes, this Agreement and the Documents (or any of them) and to file such proofs of claim or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to the Borrowers or its creditors or affecting its properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the Documents (or any of them). The Banks hereby agree to indemnify Agent for any and all actions taken by Agent at the direction of the Majority Banks.

14. MISCELLANEOUS

         14.1 LAW OF MICHIGAN; SUBMISSION TO JURISDICTION. This Agreement, the Notes and Documents have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan except in the case of certain of the Documents executed by Loan Parties organized in Canada, which Documents expressly state that they are to be governed by the laws of Ontario, Canada. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         14.2 AGENT'S COSTS AND EXPENSES. Borrowers shall pay all costs and expenses, including, by way of description and not limitation, reasonable attorney fees and out-of-pocket expenses and lien and title search fees incurred by Agent in connection with the commitment, consummation, and closing of the loans contemplated hereby and in the exercise and enforcement of its rights and prerogatives hereunder and under the Documents. All costs, including attorney fees, incurred by Agent in revising, protecting, exercising or enforcing any of its rights hereunder and under the Documents, or otherwise incurred by Agent in connection with an Event of Default or incurred by Agent or any of the Banks in connection with the enforcement hereof, including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Agent or any Bank which would not have been asserted were it not for Agent's or such Bank's relationship with Borrower hereunder or under the Documents, shall also be paid by Borrowers.

         14.3 NOTICES. Except as otherwise provided herein, all notices hereunder shall be sufficient if made in writing and delivered to the mailing and delivery address of the respective parties indicated on the signature pages to this Agreement, or transmitted to the facsimile or telex numbers set forth on their respective signature pages to this Agreement. All such notices shall be deemed received (i) two (2) Business Days after deposit thereof in the mails, if given by mail, (ii) one (1) Business Day after deposit with express courier service, or (iii) if by facsimile or telex transmission, the Business Day of transmission if transmitted during customary business hours of the addressee and, if not transmitted during such business hours, the following Business Day, provided, however, that notices to the Agent shall not be effective until actual receipt thereof.

         14.4 FURTHER ACTION. Borrowers, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may be required to carry out the intent and purpose of this Agreement and the Documents, and to provide for Loans under and payment of the Notes, according to the intent and purpose herein and therein expressed.

         14.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of Borrowers, Agent and Banks and their respective successors and assigns, provided that the foregoing shall not authorize any assignment by Borrowers of any rights or duties hereunder. Any Bank may sell, assign, grant participations in, or otherwise transfer to any other Person all or part of the interests of such Bank under this Agreement and the Notes and the Documents (including its participation interests in Letters of Credit), and Loans made and to be made by such Bank, subject to the following terms and conditions:

                  (a) ASSIGNMENTS. Each Bank, with the written consent of the Agent (which consent shall not be unreasonably withheld) may assign all or a portion of its Loans, Notes and other interests and obligations under this Agreement and the Documents pursuant to an Assignment Agreement to another Bank or (with the consent of TAG which consent shall not unreasonably be withheld, provided that no such consent shall be required in connection with any assignment made during any period when an Event of Default is existing) to other commercial banks or financial institutions, provided that the aggregate amount of the Commitments and Loans so assigned, and the portion thereof retained by such assigning Bank (if any), shall in each case be not less than Five Million Dollars ($5,000,000) after giving effect to such assignment. Any such assignment will become effective five (5) Business Days after the Agent's receipt of a copy of the Assignment Agreement executed by the assigning Bank and the assignee Bank, payment to Agent of a processing and recordation fee in the amount of Three Thousand Five Hundred Dollars ($3,500) for Agent's sole account, and delivery to Agent (in escrow, pending issuance of Notes pursuant to the following sentence) of the assigning Bank's then effective Note. On or before such effective date (x) Agent shall provide TAG with written notice of such assignment, (y) Borrowers shall execute and deliver to Agent new Notes made payable to the assignee and assignor, and (z) Agent shall prepare and deliver to Borrowers and the Banks a new Exhibit "E" to this Agreement (which new Exhibit "E" shall automatically and without further action or consent be deemed to amend and restate the prior Exhibit "E") setting forth the Percentages in effect as a result of such assignment, whereupon the assignee will become a "Bank" for all purposes of this Agreement and the other Documents, to the extent of such assignment.

                  (b) PARTICIPATIONS. Each Bank may transfer or grant participating interests in its Loans, Notes and other interests and obligations hereunder to any Person ("Participants") provided that, as between such transferring Bank and its Participant, such Bank shall retain all of its power, authority and discretion to grant or participate in the granting of any waiver, consent or other approval hereunder and to participate in the approval of any amendment to this Agreement, such Bank's Notes, the Documents or any other instrument or agreement delivered hereunder or in connection herewith, except that such Bank may agree with any Participant that during the existence of the Participant's interest, such Bank will not, without consent of such Participant, agree to any amendment, modification, waiver, release or consent which pursuant to the terms hereof, requires the consent of all Banks. All amounts payable by Borrower hereunder shall be determined as if the Bank had not sold such participation.

         14.6 INDULGENCE. No delay or failure of Agent and Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Agent and Banks hereunder are cumulative and are not exclusive of any rights or remedies which Agent and Banks would otherwise have.

         14.7 COUNTERPARTS. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

         14.8 ENTIRE AGREEMENT; AMENDMENTS; WAIVERS; CONSENTS. This Agreement, the Notes, the Letter of Credit Agreements and Letters of Credit, the Documents, and any agreements, certificates, or other documents given pursuant to the foregoing, contain and will contain the entire agreement of the parties hereto, and none of the parties shall be bound by anything not expressed in writing, except that Borrowers shall be bound by telephonic requests for Loans made hereunder. No amendment or waiver of any provision of this Agreement or any Document, nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

                  (a)      unless in writing and signed by all Banks;

                           (i) postpone a Maturity Date or any other date fixed for any payment of principal of, or interest on, any Loans, Letter of Credit Obligation or any fees payable hereunder;

                           (ii) reduce the principal of, or interest on, any Note or any Letter of Credit Obligation or any fees or other amounts payable hereunder;

                           (iii) subject Banks to any additional obligations, increase the aggregate amount of principal indebtedness which may be incurred under the Notes, or (except as specifically set forth in Section 14.5(a) hereof) change the Percentages;

                           (iv) release any Collateral for any of Borrowers' obligations and indebtedness to Agent and the Bank;

                           (v)      change this Section 14.8;

                           (vi) change the definition of "Majority Banks" or otherwise change the Percentage required to take or authorize any action hereunder; and

                  (b) unless in writing and signed by the Agent in addition to all Banks, affect the rights or duties of the Agent under this Agreement or any Document.

         14.9 CONFIDENTIALITY. Each Bank agrees that all documentation and other information made available by Borrower to such Bank under the terms of this Agreement shall (except to the extent required by regulatory authority or legal or governmental process or otherwise by governmental authority or law, or if such documentation and other information is publicly available or hereafter becomes publicly available other than by action of such Bank, or was theretofore known or hereafter becomes known to such Bank independent of any disclosure thereto by a Borrower) be held in the strictest confidence by such Bank and used solely in administration and enforcement of Loans from time to time outstanding from such Bank to Borrowers and in the prosecution or defense of legal proceedings arising in connection herewith; provided that: (i) such Bank may disclose such documentation and information to the Agent and/or to any other Bank which is a party to this Agreement; and (ii) such Bank may disclose such documentation and other information to any other bank or other Person to which such Bank sells or proposes to sell a participation in its Loans hereunder if such other bank or Person, prior to such disclosure, agrees for the benefit of Borrower to comply with the provisions of this Section 14.9.


         14.10 INTEREST. It is the intention of the parties hereto that each Bank and the Agent shall conform to usury laws applicable to them, if any. Accordingly, if the transactions with any Bank or Agent contemplated hereby would be usurious under such applicable laws, then, notwithstanding anything to the contrary in the Notes or Documents payable to Agent or such Bank, this Agreement or any other agreement entered into in connection with or as security for or guaranteeing this Agreement or the Indebtedness, it is agreed as follows:
(i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by Agent or such Bank under the Notes payable to Agent or such Bank, this Agreement, the Documents or under any other agreement entered into in connection with or as security for or guaranteeing this Agreement or such Notes or Documents shall under no circumstances exceed the Highest Lawful Rate and any excess shall be credited automatically, if theretofore paid, on the principal amount of Loans owed to such Agent or Bank or, if it has no Loans outstanding, shall be refunded to Borrower by such Bank, (ii) in the event that the maturity of any such Note or other Indebtedness hereunder is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to such Bank may never include more than the Highest Lawful Rate and excess interest, if any, to Agent or such Bank shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Agent or such Bank (as applicable) on the principal amount of the Indebtedness owed to Agent or such Bank (as applicable) by the Borrower or, if no such Indebtedness is then outstanding, shall be refunded to the Borrower. Without limiting the foregoing, in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code (Canada), as the same may be amended, replaced or enacted from time to time) payable under this Agreement exceed the maximum amount of interest on the "credit advanced" (as defined in that section under this Agreement lawfully permitted under that section).

         14.11 JURY WAIVER. Each of the parties to this agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Documents or the transactions contemplated hereby or thereby.

         14.12 CONFLICTS. In the event of direct conflict between the provision of this Agreement and any term of any Security Document, the relevant term of this Agreement shall control.

         14.13 EFFECTIVE UPON EXECUTION. This amendment to and restatement of the Existing Agreement shall become effective upon the later of the execution hereof by the Banks, Agent and Borrowers and the Effective Date and shall remain effective until all Loans and obligations hereunder have been repaid and discharged in full and no commitment to fund any Loan hereunder remains outstanding.

         14.14 COLLATERAL VALUATIONS. Borrowers agree to permit Agent and its designees to conduct such fair market value appraisals, inspections, surveys and/or testing, whether for environmental contamination or otherwise, that Agent deems necessary, on any and all real property upon which Agent may possess a mortgage or other lien securing the Loans, and the cost of such appraisals, inspections, surveys and testing are part of the costs and expenses for which Borrowers must reimburse Agent upon demand.

         14.15 WAIVER OF CLAIMS. EACH BORROWER, IN EVERY CAPACITY, INCLUDING, BUT NOT LIMITED TO, AS A SHAREHOLDER, PARTNER, OFFICER, DIRECTOR, INVESTOR AND/OR CREDITOR OF BORROWER, OR ANY ONE OR MORE OF THEM, HEREBY WAIVES, DISCHARGES AND FOREVER RELEASES AGENT AND EACH BANK, AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS AND SUCCESSORS AND ASSIGNS, FROM AND OF ANY AND ALL CLAIMS, CAUSES OF ACTION, DEFENSES, COUNTERCLAIMS OR OFFSETS AND/OR ALLEGATIONS EACH OR BOTH MAY HAVE OR MAY HAVE MADE OR WHICH ARE BASED ON FACTS OR CIRCUMSTANCES ARISING AT ANY TIME UP THROUGH AND INCLUDING THE DATE OF THIS AGREEMENT, WHETHER KNOWN OR UNKNOWN, AGAINST ANY OR ALL OF AGENT, ANY BANK OR BANKS, AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS AND SUCCESSORS AND ASSIGNS.

         14.16 WAIVER OF SECTION 506(C). In consideration of the Post-Petition Advances to be made to the Borrowers hereunder, there shall be no surcharge under any provision of the Bankruptcy Code or the CCAA, including Section 506(c), against the Agent or Banks' respective Collateral for any charges or expenses.

         14.17 WAIVER OF CLAIMS. In consideration of the Post-Petition Loans to be made to the Borrowers hereunder, as well as the use of Cash Collateral and the other accommodations provided herein, each Borrower, for itself, hereby (a) waives any and all claims it may have against the Agent or any Bank, or their respective directors, officers, employees or agents, or any of them, including those arising out of, or related to the Existing Agreement, this Agreement or any other Loan Document, from the beginning of time (including prior to the Petition Date) to the date hereof, and (b) agrees not to assert any such claim or any claim under chapter 5 of the Bankruptcy Code, or any claim under any provision of the CCAA, against the Agent or any Bank, or their respective directors, officers, employees or agents, or any of them, in any form or manner whatsoever.

         14.18 SECTION 364(C)(1). PRIORITY, PROFESSIONAL AND ADMINISTRATIVE EXPENSES. Notwithstanding anything herein to the contrary, the payment and administrative claims of, and the security interests and Liens securing, the Post-Petition Indebtedness shall be subordinate to the Carveout in the manner set forth in the Interim Authorizing Orders or the Final Authorizing Orders, as applicable; provided, that the fees and expenses of professionals engaged by the Borrowers and by one statutory committee pursuant to Sections 327 and 1103 of the Bankruptcy Code, and by the professionals and the monitor engaged in the CCAA Case, (collectively, the "Professional Fees"), which are allowed by the Bankruptcy Court or the Canadian Court, as the case may be, upon proper application therefor, to be paid out of the Carveout shall be first paid from any amounts held by such professionals as a retainer before being paid pursuant to this Section 14.18; and provided, further, that the Banks shall not be required on account of the provisions of this Section 14.18 to disgorge any payment received in respect of the Pre-Petition Loans or the Post-Petition Loans, whether such disgorgement is in the form of a loan repayment, interest payment or reimbursement of fees and costs or otherwise. Professional Fees shall only be paid from the Carveout from and after the date the Banks cease providing Advances under this Agreement. Prior to any cessation of Advances, Professional Fees shall be paid from the Advances in the manner, and subject to the restrictions, set forth in the Interim Authorizing Order and Final Authorizing Orders.

         14.19 WAIVER OF MARSHALLING. The Agent and the Lenders shall have no obligation to marshall all or any portion of the Collateral upon any realization or foreclosure under this Agreement or any Security Document or other Loan Document, and any court having jurisdiction over this Agreement may order the sale of all or any portion of the Collateral. Any sale of, or the grant of options to purchase (for the option period thereof or after exercise thereof), or any other realization upon, all or any portion of the Collateral under this Agreement or any Document by the Agent or the Banks after foreclosure shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Borrowers in and to the Collateral so sold, optioned or realized upon, and shall bar both at law and in equity the Borrowers and any and all persons claiming or attempting to claim the Collateral so sold, optioned or realized upon or any part thereof from, through and under the Borrowers. No delay on the part of the Lenders or the Agent in exercising any power of sale, lien, option or other right hereunder or under any other Document and no notice or demand which may be given to or made upon the Borrowers with respect to any power of sale, lien, option or any other right hereunder or thereunder shall constitute a wavier thereof, or limit or impair the right of the Agent and the Banks to take any action or to exercise any power of sale, lien, option or any other right under this Agreement, the Documents or otherwise, nor shall any single or partial exercise thereof, or the exercise of any power, lien, option or other right under this Agreement or otherwise, all without notice or demand (except as otherwise provided by the terms of this Agreement), prejudice its rights against any Borrower in any respect. Each and every remedy given the Agent and the Banks shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

         14.20 WAIVER OF RIGHT TO OBTAIN ALTERNATIVE FINANCING. In consideration of the PostPetition Loans to be made to the Borrowers hereunder, each Borrower hereby further waives any right it may have to obtain an order by the Bankruptcy Court authorizing any one or more of the Borrowers to obtain financing pursuant to Section 364 of the Bankruptcy Code from any Person other than the Agent and the Banks, unless such financing would result in all of the Indebtedness (whether arising before, on or after the Petition Date) being paid in full, in cash, on or before the closing of the new financing.

         14.21 CREDIT BIDS. The Agent and Lenders shall have the right to credit bid the Lenders' claims under the Existing Agreement, this Agreement, the Interim Authorizing Order or the Final Authorizing Order in any sale under
Section 363(k) of the Bankruptcy Code.

         14.22 WRITTEN MODIFICATIONS. Agent and Banks anticipate that discussions addressing the Loans may take place in the future. During the course of such discussions, Agent, Banks and Borrowers, may touch upon and possibly reach a preliminary understanding on one or more issues prior to concluding negotiations. Notwithstanding this fact and absent an express written waiver by Agent and Majority Banks (or to the extent required pursuant to Section 14.8 of this Agreement, all of the Banks), Agent and the Banks will not be bound by an agreement on any individual issues unless and until an agreement is reached on all issues and such agreement is reduced to writing and signed by Borrower, Agent and Majority Banks (or to the extent required pursuant to Section 14.8 of this Agreement, all of the Banks).

         14.23 ADDITIONAL DOCUMENTATION. Each Borrower agrees to execute any and all additional or supplemental documentation, and provide such further assistance and assurances as Agent may require, in Agent's sole and absolute discretion, to give full effect of the terms, conditions and intentions of this Agreement.



                       [signatures on the following pages]

         WITNESS the due execution hereof as of the day and year first above written.

                               TALON AUTOMOTIVE GROUP INC.


                               By:  /s/ David J. Woodward
                                  ----------------------------------------------
                               Its: Vice President
                                   ---------------------------------------------
                               900 Wilshire, Suite 203
                               Troy, Michigan 48084
                               Attn: David J. Woodward
                               Telephone No. (248) 362-7600
                               Facsimile No. (248) 362-7612


                               VELTRI METAL PRODUCTS CO.


                               By:  /s/ David J. Woodward
                                  ----------------------------------------------
                               Its: Vice President
                                   ---------------------------------------------
                               900 Wilshire, Suite 203
                               Troy, Michigan 48084
                               Attn: David J. Woodward
                               Telephone No. (248) 362-7600
                               Facsimile No. (248) 362-7612

                               COMERICA BANK, as Agent and Bank


                               By:  /s/ Andrew R. Craig
                                  ----------------------------------------------
                                        Andrew R. Craig

                               Its: Vice President
                                   ---------------------------------------------
                               500 Woodward Avenue
                               Detroit, MI 48226-3241
                               Attn: Andrew R. Craig
                                    --------------------------------------------
                               Telephone No. (313) 222-0242
                               Facsimile No. (313) 222-5759

                               NATIONAL BANK OF CANADA, NEW YORK
                               BRANCH


                               By:  /s/ Paul C. Masserang
                                  ----------------------------------------------
                                        Paul C. Masserang

                               Its: Asst. Vice President
                                   ---------------------------------------------

                               By:  /s/ Duane K. Bedard
                                  ----------------------------------------------
                                        Duane K. Bedard

                               Its: Vice President
                                   ---------------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------

                               Telephone No.
                                             -----------------------------------
                               Facsimile No.
                                             -----------------------------------

                               BNP PARIBAS


                               By:  /s/ Brian F. Hewett
                                  ----------------------------------------------
                                        Brian F. Hewett

                               Its: Director
                                   ---------------------------------------------

                               By:  /s/ Nicholas C. Mast
                                  ----------------------------------------------
                                        Nicholas C. Mast

                               Its: Managing Director
                                   ---------------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------

                               Telephone No. 312  977  1384
                                             -----------------------------------
                               Facsimile No. 312  977  1380
                                             -----------------------------------

                               MICHIGAN NATIONAL BANK


                               By:  /s/ William Byrne
                                  ----------------------------------------------


                               Its: Group Mgr.
                                   ---------------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------

                               Telephone No. 1 - 248 - 473 - 4235
                                             -----------------------------------
                               Facsimile No. 1 - 248 - 473 - 4373
                                             -----------------------------------

                               FLEET CAPITAL CORPORATION, as assignee of Fleet National Bank, f/k/a "Bank Boston, NA"


                               By:  /s/ Brian Conole
                                  ----------------------------------------------
                               Its: Senior Vice President
                                   ---------------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------

                               Telephone No. 262  798  4855
                                             -----------------------------------
                               Facsimile No. 262  798  4882
                                             -----------------------------------

                               DRESDNER BANK AG NEW YORK AND
                               GRAND CAYMEN BRANCHES


                               By:  /s/ Thomas R. Brady   /s/ Richard J. Sweeney
                                  ----------------------------------------------
                                        Thomas R. Brady       Richard J. Sweeney

                               Its: Vice President            Vice President
                                   ---------------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------

                               Telephone No.   212/429 - 2955
                                             -----------------------------------
                               Facsimile No.   212/429 - 4930
                                             -----------------------------------

                               LASALLE BANK NATIONAL ASSOCIATION


                               By:  /s/ James Thompson
                                  ----------------------------------------------
                               Its: Group Senior V.P.
                                   ---------------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------

                               Telephone No.       312  904  8092
                                             -----------------------------------
                               Facsimile No.       312  904  8169
                                             -----------------------------------

Each of the undersigned hereby acknowledges and agrees to the foregoing amendment and restatement of the Prior Agreement.

VS HOLDINGS, INC.


By: /s/ David J. Woodward
   ---------------------------
Its: Vice President
    --------------------------

                                  SCHEDULE 9.4
                              Threatened Litigation


1. Borrowers are in default under the Senior Subordinated Notes for failure to pay the interest payment due as of November 1, 2000 (and may not be able to pay subsequent interest payments due thereunder), and some or all of the holders of the such notes may institute proceedings against the Borrowers.

2. Under the PSI Consolidation Plan, Borrowers are intending to close their Oxford and New Baltimore plants prior the expiration of the real estate leases therefor. While the Borrowers plan on seeking subtenants for these properties (i) such actions may be a default under the leases and the landlords may institute proceedings against the Borrowers, (ii) appropriate subtenants may not be available, and/or (iii) the Landlords may not consent to such subleases.

3.       Liberty Bidco v. Talon Automotive Group d/b/a Production Stamping,
         Inc.: Liberty Bidco ("Plaintiff") allegedly received an assignment by Enamelcote of over $350,000 in receivables allegedly owed by TAG four months after Enamelcote filed suit against TAG. Enamelcote subsequently went out of business. Plaintiff then filed suit against TAG in Wayne County Circuit Court, and TAG received summary disposition of that suit and for sanctions against the opposing party, which have been paid. Plaintiff has appealed the summary disposition. Briefs have been filed and the parties await the decision of the Michigan Court of Appeals.

4. Townsend v. Talon Automotive Group, Inc.: Townsend ("Plaintiff"), a former hourly production employee at Production Stamping's New Baltimore plant has filed suit in Oakland County Circuit Court alleging sexual harassment and discrimination with alleged damages in excess of $25,000. Discovery has begun, but TAG does not believe the suit has merit and will defend the same aggressively.

5. Macauley v. Talon Automotive Group, Inc.: Macauley ("Plaintiff"), a former quality control employee at TAG's Oxford plant has filed suit in Oakland County Circuit Court alleging sexual harassment and discrimination with alleged damages in excess of $25,000. Discovery has begun, but TAG does not believe the suit has merit and will defend the same aggressively.

6. Royal Oak Community Credit Union has made a possible environmental claim against the Hawthorne Metal Products Division of TAG in November, 1998 alleging migration of hydrocarbon-like contamination from or near the property line shared by the Royal Oak Community Credit Union and Hawthorne Metal Products Company. No claim has been filed and TAG does not believe that this claim, if filed, has any merit.

7. In 1998 and 1999, TAG received various notices of patent infringement from attorneys for the Lemelson Foundation Partnership relating to various manufacturing applications. TAG is reviewing these patent claims to determine whether any of TAG's processes and applications are affected thereby.

                                  SCHEDULE 9.7
                            Potential Material Claims

                                See Schedule 9.4


         Borrowers have entered into the Access Agreement and the Customer Agreement with the Agent and the Designated Customers.

                                  SCHEDULE 9.10
                            Tax Returns and Payments

                                      None.

                                  SCHEDULE 9.12
                              Compliance with Laws


                                MIOSHA VIOLATIONS


CITATION 1  SERIOUS


ITEM#         DESCRIPTION                                      STATUS

           8a Guard ledge in scrap pit                         DISPUTE W/MIOSHAR
           19 One set of palm buttons for two employees        DISPUTE W/MIOSHAR
           22 Build up sides of scrap pit conveyor             DISPUTE W/MIOSHAR
           23 Light curtain at end of cowl line inadequate     DISPUTE W/MIOSHAR
           24 Guard chains and rollers on scrap pit            STARTED, BUT NOT COMPLETE
              conveyor

ITEM#         DESCRIPTION                                      STATUS

           39 Inadequate die set procedures                    DISPUTE W/MIOSHA
           55 Not providing contractors with on-site           DISPUTE W/MIOSHA
              access to MSDS
           56 Employee not trained to use solvent              Dispute w/MIOSHA


CITATION 2  WILLFUL SERIOUS

 1a thru g    Inadequate safety distance                       DISPUTE W/MIOSHA
                                                               ABATED. VERIFY W/NEW PROCEDURE-
            2 Rescue training in confined spaces               DISPUTE W/MIOSHA
                                                               QUOTE FROM ENVIROAIR --
                                                               20 ASSOCIATES - $3,000-
 3a thru j    Develop, document and utilize lockout            DISPUTE W/MIOSHA
              procedures                                       ABATED. VERIFY W/LOCKOUT PROGRAM
                                                               AND TRAINING RECORDS



CITATION 3  OTHER THAN SERIOUS

ITEM#         DESCRIPTION                                      STATUS

19a thru f    Maintain record of last two press insp.          STARTED, BUT NOT COMPLETE

ALL CITATIONS AND ITEMS ARE UNDER APPEAL. HEARINGS ARE SCHEDULED FOR LATER THIS MONTH.
VELTRI METAL PRODUCTS ARE REPRESENTED BY RILEY, ROUMELL & CONNOLLY.

                                  SCHEDULE 9.14
                        Collective Bargaining Agreements


------------------------------ --------------------------------------------- -----------------------------------------

            PLANT                                 UNION                                  EXPIRATION DATE
------------------------------ --------------------------------------------- -----------------------------------------
VMA                            Canadian Auto Workers (Local 195)             May 17, 2002
------------------------------ --------------------------------------------- -----------------------------------------

VSC                            *CAW-Canada (Local 195)                       Ratified 12/16/00

                                                                             Eff. 3/18/01 to 3/17/04
------------------------------ --------------------------------------------- -----------------------------------------

VGL                            United Auto Workers (Local 2381)              September 10, 2002
------------------------------ --------------------------------------------- -----------------------------------------

Royal Oak                      United Auto Workers                           August 17, 2001
------------------------------ --------------------------------------------- -----------------------------------------

PSI - New Baltimore            United Steel Workers                          February, 2002
         & Cricklewood
------------------------------ --------------------------------------------- -----------------------------------------

PSI - Oxford                   United Steel Workers                          No Later Than May 31, 2001
------------------------------ --------------------------------------------- -----------------------------------------

J&R Manufacturing              International Association of Machinists &     February 21, 2003
                               Aerospace Workers
------------------------------ --------------------------------------------- -----------------------------------------

*National Automobile, Aerospace Transportation and General Workers Union of Canada (CAW-CANADA) Local 195.

                                  SCHEDULE 9.15
                            Indebtedness Outstanding
                                     (000's)



1.       Note Payable - Bonds                                 $ 120,000.00

2.       Other LTD - J&R Sub Debt                                    80.00

3.       Capital Leases                                           1,451.00

4.       EDC                                                  $     340.00
--------------------------------------------------------------------------

                                                              $ 121,871.00
                                                              ============

                                  SCHEDULE 9.16
                              Environmental Matters

Royal Oak Community Credit Union has made a possible environmental claim against the Hawthorne Metal Products Division of TAG in November, 1998 alleging migration of hydrocarbon-like contamination from or near the property line shared by the Royal Oak Community Credit Union and Hawthorne Metal Products Company. No claim has been filed and TAG does not believe that this claim, if filed, has any merit.

                                  SCHEDULE 9.18
                                      ERISA

                                      None.

                                   EXHIBIT "A"

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement is dated as of the _____ day of ____________________, ______, among ____________________ ("Assignor"), and
____________________ ("Assignee").

         Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Second Amended and Restated Credit Agreement, dated as of June _____, 2001, as amended from time to time in accordance with its terms, ("Loan Agreement"), by and among Talon Automotive Group, Inc., a Michigan corporation ("TAG"), Veltri Metal Products Co., a Nova Scotia corporation ("Veltri" called together with TAG, the "Borrowers" and either one referred to individually herein as a "Borrower"), Comerica Bank, a Michigan banking corporation as Agent for the Banks named therein, and the Banks (including Assignor);

         WHEREAS, Assignor's current Percentage under the Loan Agreement is _____%, and in accordance with such Percentage, Assignor has pro rata interests in the Loan and each of the Commitments ("Assignor Commitment");

         WHEREAS, Assignee desires to acquire from Assignor, and Assignor desires to assign to Assignee, that portion of the Assignor Commitment so that, upon completion of the assignment, Assignee will be a Bank for all purposes under the Loan Agreement with a Percentage under the Loan Agreement of __________ percent (_____%) and commensurate interests in each of the Loans and each Commitment.

         NOW, THEREFORE, IT IS AGREED:

         1.       Assignment

                  Effective on the Assignment Effective Date, Assignor hereby assigns to Assignee, without recourse or representation or warranty (other than as expressly provided herein), that portion described on Annex I hereto as the Assignee's share ("Assignee's Share") of all of Assignor's rights, title and interest arising under or in connection with the Loan Agreement and Documents including, without limitation, all rights with respect to the Loans, to the extent attributable to Assignee's Share. It is the intent of this Assignment Agreement that from and after the Assignment Effective Date the Assignee shall be deemed a "Bank", as defined in the Loan Agreement and shall benefit from and be subject to all of the rights and obligations of a "Bank" under the Loan Agreement and shall further be a Bank, as defined in the Voting Agreement dated by Agent and the Banks contemporaneously with the Loan Agreement.

         2.       Assumption

                  Effective on the Assignment Effective Date, Assignee hereby assumes from Assignor all of Assignor's obligations arising under the Loan Agreement relating to Assignee's Share or in connection with the Assignee's Share of all outstanding Loans and Commitments now or hereafter outstanding or issued under the Loan Agreement, and Assignor shall be released from all of its obligations under the Loan Agreement relating to Assignee's Share of

Loans and Commitments now or hereafter outstanding or issued pursuant to the terms of the Loan Agreement.

         3.       Effectiveness

                  This Assignment Agreement shall become effective on the date (the "Assignment Effective Date") which is five (5) Business Days subsequent to the Agent's receipt of an originally executed copy of this Assignment Agreement and the processing and recording fee due together therewith, in the amount of $3,500, in accordance with Section 14.5(a) of the Loan Agreement. In the event that, due to any Advance or payment on Loans, or of any Advance occurring between the date hereof and the Assignment Effective Date, the amount of outstanding Loans indicated as assigned to Assignee and retained by Assignor on Annex I hereto does not accurately reflect the actual principal balance of Loans to be acquired in accordance with the Percentage interests in Loans acquired by Assignee and retained by Assignor, Agent shall be authorized, on such Assignment Effective Date to, without further consent of any party, make such corrections to Annex I hereto as are necessary to accurately reflect the principal balance of then outstanding Loans assigned and retained hereby, in accordance with such Percentages.

         4.       Payment of Interest and Fees to Assignee

                  (a) It is agreed that, between Assignor and Assignee, Assignee shall be entitled to all interest on any Loan and all Commitment Fees which accrue on the Assignee's Share subsequent to the Assignment Effective Date. Notwithstanding the foregoing, with respect to payments of such interest and Commitment Fees attributable to Assignee's Share which are received by Agent for distribution to the Banks subsequent to the Assignment Effective Date, Agent is hereby entitled and instructed to remit such amounts directly to Assignee, without regard to the period during which such amounts accrued, and Assignor and Assignee shall promptly make such adjustments between themselves as are necessary for proper application of interest and Commitment Fees accrued prior to the Assignment Effective Date, in accordance with subsections (b) and (c) below.

                  (b) In the event that Assignor receives or collects any interest on any Loan attributable to Assignee's Share which accrued subsequent to the Assignment Effective Date, or any Commitment Fees which are attributable to Assignee's Share and which accrued subsequent to the Assignment Effective Date, Assignor shall promptly distribute such payment to Assignee.

                  (c) In the event Assignee receives or collects any interest on any Loan which accrued other than on Assignee's Share or prior to the Assignment Effective Date or any Commitment Fees which accrued other than on Assignee's Share or prior to the Assignment Effective Date, Assignee shall promptly distribute such payment to Assignor.

                  (f) To the extent payments under clause (b) or (c) above are not made within two (2) Business Days of receipt, the Person to which such payment is owing shall be entitled to recover such amount together with interest thereon at a rate per annum equal to the Federal Funds Rate from the date such amounts were received by such other Person, to and including the date of payment.

                  (e) The Agent, by acceptance of this Assignment Agreement, consents to the assignments described above and agrees to make payments in respect of interest and Fees as described in clause (a) above.

         5. Payments on Assignment Effective Date. In consideration of the assignment of Assignee's Share: (i) Assignee agrees to pay to Assignor, on the Assignment Effective Date, an amount in U.S. Dollars which represents the principal amount of the Loans attributable to Assignee's Share outstanding as of the Assignment Effective Date; and (ii) Assignor agrees to pay to Assignee the assignment fee (if any) specified in Annex I hereto on the Assignment Effective Date.

         6.       Representations and Warranties

                  (a)      Assignor and Assignee each represent and warrant:

                           (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment Agreement;

                           (ii) the making and performance by it of this Assignment Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it;

                           (iii) this Assignment Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and

                           (iv) all approvals, authorizations, or other actions by, or filing with, any governmental authority necessary for the validity or enforceability of its obligations under this Assignment Agreement have been obtained.

                  (b)      Assignor represents and warrants to Assignee that:
                           (i) Assignor owns the Assignor Commitment and the Loans that are the subject of this Assignment Agreement and the Assignee's Share and the Loans attributable to Assignee's Share are subject to no liens or security interests created by Assignor; (ii) the assignment contemplated by this Assignment Agreement complies with the provisions of Section
                           14.5 of the Loan

                           Agreement; (iii) Assignor has, prior hereto, delivered to Assignee a complete and true set of copies of Loan Agreement and all of the Documents in Assignor's possession.

                  (c) Assignee represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Company and other parties to the Documents and of the Loans and Letters of Credit attributable to Assignee's Share and has made and shall continue to make its own appraisal of the creditworthiness of the Company and other parties to the Documents.

         7.       Expenses

                  Assignor and Assignee agree that each of them shall bear its own expenses in connection with the preparation and execution of this Assignment Agreement, provided, however, that the processing and recordation fee payable to Agent pursuant to Section 14.5(a) of the Loan Agreement shall be paid by
____________________.

         8.       Miscellaneous

                  (a) Neither Agent nor any Bank (including Assignor) shall be responsible to Assignee for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Loan Agreement or Documents or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available to Assignee or by or on behalf of the Company or any other person obligated under the Documents to Assignor or Assignee in connection with the Documents and the transactions contemplated thereby nor shall any such Person be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Default or Event of Default.

                  (b) Neither Agent nor the Bank (including Assignor) shall have any duty or responsibility either initially or on a continuing basis to make any investigation of the financial condition and affairs of Company or any Subsidiary in connection with the making of the Loans or Assignee's acquisition of Assignee's Share or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and shall further have no responsibility with respect to the accuracy of, or the completeness of, any information provided to Assignee by or on behalf of Company.

                  (c) The Assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under the Loan Agreement and the Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

                  (d) The validity, construction and enforceability of this Assignment Agreement shall be governed by the laws of, and enforceable in, the State of Michigan.

                  (e) No term or provision of this Assignment Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties to this Assignment Agreement.

                  (f) This Assignment Agreement may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

                  (g) All payments hereunder or in connection herewith shall be made in U.S. Dollars and in immediately available funds by wire transfer, if payable by Assignee to Assignor, to the account of Assignor as designated in Annex I hereto, and if payable by Assignor to Assignee, to the account of Assignee, as designated in Annex I hereto, and, if payable by Agent, in accordance with the applicable provisions of the Loan Agreement. The address of the Assignee for notice purposes under the Loan Agreement shall be as set forth in Annex I hereto.

                  (h) This Assignment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Assignee nor Assignor may assign or transfer any of its rights or obligations under this Assignment Agreement except in accordance with Section 14.5 of the Loan Agreement.

                  (i) In case any provision in this Assignment Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first written above.


                                    ASSIGNOR:___________________________________



                                    By:_________________________________________
                                    Its:________________________________________


                                    ASSIGNEE:___________________________________


                                    By:_________________________________________
                                    Its:________________________________________

Received and Acknowledged:

COMERICA BANK, as Agent


By:____________________________________

Its:___________________________________

                                     ANNEX I
                                       To
                        ASSIGNMENT & ASSUMPTION AGREEMENT


1.       Borrowers:

               Talon Automotive Group, Inc.
               Veltri Metal Products Co.

2.       Date of Credit Agreement:

               June _____, 2001

3.       Assignor:

4.       Assignee:

5.       Date of Assignment Agreement:

6.       Assignee's Share:

         (a)   Assignee's Percentage....................................................................._________%

         (b)   Dollar Amount of Assignee's Percentage of Revolving Loans ...............................$__________

         (c)   Dollar Amount of Assignee's Share of Assignor's Swing Loans..............................$__________

         (d)   Total Principal Amount of Outstanding Loans Assigned.....................................$__________

7.       Assignor's Remaining Interests:

         (a)   Assignor's Retained Percentage............................................................_________%

         (b)   Dollar Amount of Assignor's Retained Percentage of Revolving Loans.......................$__________

         (c)   Dollar Amount of Assignors Retained Swing Loans..........................................$__________

         (d)   Total Principal Amount of Outstanding Loans Retained by Assignor.........................$__________

8.       Payment Instructions:

         Assignor:
         ABA No.:
         Attention:
         Reference:

         Assignee:
         ABA No.:
         Attention:
         Reference:

9.       Assignee's Notice Instructions:



Accepted and Agreed:

ASSIGNOR:___________________________        ASSIGNEE:___________________________



By:_________________________________        By:_________________________________
Its:________________________________        Its:________________________________

                                   EXHIBIT "B"

                                     BUDGET

                                   EXHIBIT "C"

                                LOCK-UP AGREEMENT

                                LOCKUP AGREEMENT

     This Lockup Agreement ("Agreement"), dated as of May 30, 2001, is entered into by and among Talon Automotive Group, Inc., a Michigan corporation ("Talon"), VS Holdings, Inc., a Michigan corporation ("Holdings"), Veltri Metal Products Company, a Nova Scotia unlimited liability company ("Products") (Talon, together with Holdings and Products, the "Company"), and the undersigned holders ("Consenting Holders") of the Company's 9.625% Senior Subordinated Notes Due 2008 (the "Notes").

     WHEREAS, pursuant to an Indenture dated April 28, 1998 (the "Indenture"), the Company has previously issued the Notes;

     WHEREAS, certain of the Consenting Holders have formed an ad hoc committee for the purpose of negotiating with the Company (the "Noteholders Committee"), and have engaged Milbank, Tweed, Hadley & McCloy LLP ("Milbank") as legal counsel and Chanin Capital Partners ("Chanin") as financial advisors;

     WHEREAS, the Company and the Consenting Holders have engaged in good faith negotiations with the objective of reaching an agreement with regard to a financial reorganization of the Company;

     WHEREAS, the Company and the Consenting Holders now desire to implement a financial restructuring of the Company on the terms set forth in this Agreement and in the Term Sheet ("Term Sheet") attached hereto as Schedule 1 (the "Financial Restructuring");

     WHEREAS, in order to implement the Financial Restructuring, the Company has determined (i) to cause Talon and Holdings to commence cases (collectively, the "Chapter 11 Case") under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") for the Company in the United States Bankruptcy Court for the Eastern District of Michigan (the "Bankruptcy Court"), (ii) to cause Products to commence a case in Canada (the "CCAA Case") under the Companies' Creditors Arrangement Act (the "CCAA") in the Ontario Superior Court of Justice (the "Canadian Court"), (iii) to prepare and file in the Chapter 11 Case and the CCAA Case a plan of reorganization (the "Plan") and accompanying disclosure statement (the "Disclosure Statement") for the purpose of implementing the Financial Restructuring in accordance with this Agreement and the Term Sheet, and (iv) to have the Disclosure Statement approved and Plan confirmed by the Bankruptcy Court and the Canadian Court in accordance with the timetable provided herein; and

     WHEREAS, each of the Consenting Holders is prepared to commit to vote is claims (as defined in the Bankruptcy Code) in the principal amount of Notes held by such Consenting Holder (for each such Consenting Holder, in the principal amount set forth below its name on its signature page to this Agreement, the "Subject Claims") to accept the Plan, subject to the terms and conditions of this Agreement and the Term Sheet;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and

                                                                              FN
sufficiency of which are hereby acknowledged, the Company and the Consenting Holders agree as follows:

     1. Forbearance. During the period commencing on the date hereof and ending on the earlier of June 29, 2001, and the date that the Chapter 11 Case and the CCAA Case are filed (the "Commencement Date"), and so long as no "Agreement Termination Event" (as defined in Paragraph 8 of this Agreement) has occurred, each Consenting Holder agrees: (A) to forbear from the exercise of any rights or remedies it may have under the Consenting Holder's Notes, the Indenture or other applicable law with respect to any default in existence or arising under the Consenting Holder's Notes and the Indenture; and (B) that in the event of any action by an Indenture Trustee to enforce rights and remedies triggered by a Default or an Event of Default under the Indenture, to direct the Trustee to forbear from exercising such rights and remedies, but only if and to the extent
(i) such action by the Consenting Holder is authorized and permissible under the Indenture and the Notes, and (ii) no indemnity is required by the Indenture Trustee arising from or in connection with such directions.

     2. Restriction on Transfer. Each Consenting Holder agrees that, so long as this Agreement has not been terminated in accordance with Paragraph 8 hereof, it shall not sell, transfer or assign any of the Notes or Subject Claims arising under the Notes or any option thereon or any right or interest (voting or otherwise and including any participation interest) therein, unless the transferee thereof agrees in writing to be bound by all the terms of this Agreement by executing a counterpart signature page of this Agreement, and the transferor provides the Company with a copy thereof, in which event the Company shall be deemed to have to constitute obligations in favor of such transferee, and the Company shall confirm that acknowledgment in writing upon the request of such transferee.

     3. Preparation of Restructuring Documents. The Company shall instruct its counsel promptly to deliver to the Consenting Holders for their review and approval of the Plan, the Disclosure Statement, the DIP Facility (as defined in the Term Sheet), the Bankruptcy Court and Canadian Court orders to be prepared in connection therewith, and all other documents or agreements to be executed or implemented in connection therewith, or otherwise contemplated by, the Financial Restructuring, each of which documents and agreements shall be consistent in all material respects with this Agreement and the Term Sheet (collectively, the "Restructuring Documents"). The Company shall coordinate with the Consenting Holders in preparing the Restructuring Documents and shall afford Milbank, counsel to the Noteholders Committee, a reasonable opportunity to review and comment upon the Restructuring Documents prior to their filing. The Company and the Consenting Holders agree that (a) the negotiation of this Agreement and the attached Term Sheet, and (b) the delivery of any information by the Company to the Consenting Holders in connection with this Agreement and the attached Term Sheet, are not intended by the Company to be a solicitation of the Consenting Holders' approval of any plan of reorganization within the meaning of Section 1125 of the Bankruptcy Code. The Company and the Consenting Holders further agree that this Agreement is not a financial accommodation contract that would be unenforceable under Section 365(c)(2) of the Bankruptcy Code, and each agrees not to take any contrary position in the Chapter 11 Case or the CCAA Case.

                                                                              FN

     4. Company Covenants Regarding Timetable. The Company agrees that it shall: (i) deliver a draft of the Plan, the Disclosure Statement and the DIP Facility documents to Milbank prior to commencement of the Chapter 11 Case and the CCAA Case; (ii) commence the Chapter 11 Case and CCAA Case on or prior to June 29, 2001; (iii) deliver a draft of all Restructuring Documents other than those contemplated in subparagraph (i) above to each Consenting Holder at least 5 business days prior to the Bankruptcy Court hearing on approval of the Disclosure Statement; (iv) obtain an order of the Bankruptcy Court approving the Disclosure Statement on or prior to September 17, 2001; and (v) obtain an order of the Bankruptcy Court confirming the Plan on or prior to October 31, 2001. The Company further agrees that the effective date of the Plan shall be on or prior to December 17, 2001.

     5. Certain Other Company Covenants. The Company agrees that it shall take all reasonable steps necessary and desirable to obtain any and all required regulatory and/or third party approvals for the Financial Restructuring.

     6. Voting. Subject to the condition that, and so long as, no Agreement Termination Event has occurred, including without limitation (i) the Disclosure Statement has been approved by the Bankruptcy Court (and the Canadian Court if required under applicable law) by September 17, 2001, (ii) the Disclosure Statement as so approved contains information in respect of the Company's business and operations that is not materially inconsistent with the information heretofore provided by the provided by the Company to the Consenting Holders, Milbank or Chanin, and (iii) the terms of the Plan and all Restructuring Documents are consistent in all material respects with the terms set forth in and contemplated by this Agreement and the Term Sheet, then each Consenting Holder agrees that it shall timely vote (or shall cause or instruct any custodial agent to so vote) the Subject Claims to accept the Plan and shall not revoke or withdrawal such vote.

     7. Support of the Financial Restructuring; Additional Covenants. As long as this Agreement has not been terminated in accordance with Paragraph 8 hereof, the Company will take all necessary and appropriate actions to achieve confirmation of the Plan, including, upon approval of the Disclosure Statement by the Bankruptcy Court (and the Canadian Court if required under applicable law), recommending to the holders of claims and interests impaired under the Plan that they vote to approve the Plan. As long as this Agreement has not been terminated in accordance with Paragraph 8 hereof, neither the Company nor any Consenting Holder will (i) object to confirmation of the Plan or otherwise commence any proceeding to oppose or alter the Plan or any of the Restructuring Documents in any way inconsistent with this Agreement and the Term Sheet appended hereto and incorporated herein, (ii) vote for, consent to, support or participate in the formulation of any plan of reorganization or liquidation other than the Plan proposed or filed or to be proposed or filed in any chapter 11 case or chapter 7 case, or any CCAA case, commenced in respect of the Company or any of its subsidiaries, (iii) directly or indirectly seek, solicit, support or encourage any plan other than the Plan, or any sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of the Company or any of its subsidiaries that reasonably could be expected to prevent, delay or impede the successful implementation of the Financial Restructuring as contemplated by the Plan and the Restructuring Documents, (iv) object to the Disclosure Statement or the solicitation of consents to the Plan, or (v) take any other action that is inconsistent with, or that would delay confirmation of, the Plan. Notwithstanding the foregoing or anything else in this Agreement to the contrary, no Consenting Holder shall be barred from objecting to (x) approval of the
                                                                              FN

Disclosure Statement if such Disclosure Statement contains a material misstatement or omission or fails to contain adequate information for the purposes of Bankruptcy Code Section 1125 or other applicable law, or (y) confirmation of the Plan, or approval, execution or implementation of any Restructuring Document, if such Plan or Restructuring Document contains terms that are materially inconsistent with this Agreement or the Term Sheet. In addition, except as expressly provided herein, nothing herein is intended to, or does, in any manner, waive, limit, impair, or restrict the ability of the Company or any Consenting Holder to protect and preserve all of its rights, remedies, and interests, including, without limitation, with respect to its Subject Claims or any other claims, or with respect to such parties' full participation and role in the Chapter 11 Case or the CCAA Case.

     8. Termination of Agreement. This Agreement shall terminate automatically upon the occurrence of any "Agreement Termination Event" (as hereinafter defined), unless the occurrence of such Agreement Termination Event is waived in writing by Consenting Holders holding not less than sixty seven percent (67%) of the aggregate principal amount of Notes that constitute Subject Claims (excluding the claims of "insider holders" as defined on the signature pages hereto). If any Agreement Termination Event occurs (and has not been so waived) at the time when permission of the Bankruptcy Court and the Canadian Court shall be required for the Consenting Holders to change or withdraw (or cause to be changed or withdrawn) their votes to accept the Plan, the Company shall not oppose any attempt by any of the Consenting Holders to change or withdraw (or cause to be changed or withdrawn) such votes at such time. Upon the occurrence of an Agreement Termination Event, each Consenting Holder and the Company shall have all rights that are available to it under the Notes, the Indenture, applicable law or otherwise, including, without limitation, the right to take action on account of any then existing default under the Notes or Indenture.

          An "Agreement Termination Event" shall mean any of the following:

          (a) The Chapter 11 Case and CCAA Case to implement the Financial Restructuring are not commenced by June 29, 2001;

          (b) The Bankruptcy Court fails to enter an order in the Chapter 11 Case approving the Disclosure Statement with respect to the Plan by September 17, 2001;

          (c) The Plan or any of the Restructuring Documents as filed by the Company or approved in the Chapter 11 Case or the CCAA Case contains any term that is materially inconsistent in any respect with the Financial Restructuring contemplated by and provided for in this Agreement and the Term Sheet, or has been modified, amended or replaced in any respect that makes it materially inconsistent in any respect with this Agreement and the Term Sheet;

          (d) The Bankruptcy Court in the Chapter 11 Case (and the Canadian Court in the CCAA Case, if required under applicable law) fails to enter an order confirming the Plan by October 31, 2001;

          (e) The Plan is not effective by its terms and substantially consummated by December 17, 2001;

                                                                              FN

                  (f) The Company breaches any other provision of this Agreement, including, without limitation, ceasing to use its reasonable best efforts to obtain approval of the Disclosure Statement and/or confirmation of the Plan;

                  (g) The Chapter 11 Case of the Company is converted to a case under chapter 7 of the Bankruptcy Code;

                  (h) A chapter 11 trustee is appointed in the Chapter 11 Case;

                  (i) The Company defaults under the DIP Facility and, except as provided in subparagraph 8(l) below, such default has not been waived or cured in accordance with the terms of the DIP Facility;

                  (j) The Company fails to comply with any covenants contained in this Agreement or the Term Sheet;

                  (k) Any representation or warranty made by the Company or its agents or representatives to the Noteholders Committee, the Consenting Holder, or in connection with this Agreement or the Term Sheet (including without limitation representations relating to the Company's financial performance) is false or misleading in any material respect when made;

                  (l) The Company fails to meet the financial covenants contained in the DIP Facility or fails to meet or comply with any other provision of the DIP Facility that is material to the Company's financial performance, business operations or ability to confirm and consummate the Plan in a timeframe consistent with the provisions of Paragraph 4 above;

                  (m) A material adverse change occurs in the assets, liabilities, business operations or financial condition of the Company after the date of this Agreement, including, but not limited to, a change in circumstances rendering the liquidity provided in the Exit Facility as contemplated in Section I of the Term Sheet (attached hereto as Schedule 1) inadequate in the judgment of the Noteholders Committee, but not including, however, any material adverse change that occurs solely by reason of the filing of the Chapter 11 Case;

                  (n) The Company, on or before the date that the Plan is confirmed by the Bankruptcy Court and the Canadian Court, fails to obtain an order or orders authorizing the assumption by the Company of the prepetition contracts with each of Ford Motor Company, General Motors Corporation, or DaimlerChrysler AG, or any of their affiliated companies, and

                  (o) The due diligence review being conducted by the financial advisors and legal counsel to the Noteholders Committee reveals any materially adverse matter not previously disclosed or otherwise known to the Consenting Holders, Milbank or Chanin.

         9. Specific Performance. It is understood and agreed by each of the parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any

                                                                              FN
party and each non-breaching party shall be entitled, in addition to any other remedies, to the remedy of specific performance and injunctive or other equitable relief as a remedy for any such breach, without the necessity of securing or posting a bond or other security in connection with such equitable relief.

     10. Good Faith Negotiation of Restructuring Documents. The Company and each Consenting Holder covenants and agrees to negotiate in good faith the Restructuring Documents, which the Company covenants will be, in all material respects, consistent with this Agreement and the Term Sheet.

     11. Representations and Warranties. The Company, on the one hand, and each of the Consenting Holders, on the other, represents and warrants to the other that the following statements are true, correct and complete as of the date hereof:

         (a) Corporate Power and Authority. It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement, including, as to each Consenting Holder, that as of the date hereof, it is the beneficial owner of, and/or the investment adviser or manager for the beneficial owners of (with the power to vote and dispose of), the Subject Claims;

         (b) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part, and the Company further represents that the Financial Restructuring, this Agreement and the attached Term Sheet have been approved in writing by the Boards of Directors and similar governing bodies of the Company and the Subsidiaries;

         (c) No Conflicts. The execution, delivery and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or by-laws or those of any of its subsidiaries or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party or under its certificate of incorporation or by-laws; except however that the filing of the Chapter 11 Case and CCAA Case, and the implementation of the Financial Restructuring, may constitute events of default under certain of the Company's contracts.

         (d) Governmental Consents. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body, except such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission or similar Canadian regulatory body, in connection with the commencement of the Chapter 11 Case and the CCAA Case, and the approval of the Disclosure Statement and confirmation of the Plan; and

         (e) Binding Obligation. This Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may

                                                                              FN
be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     12.  No Transfers to Company Insiders. Except as disclosed on attached
Schedule 2, the Company represents and warrants that it has made no transfer of property of the Company, including without limitation the making of loans, to any officer, director, shareholder, employee or any insider of the Company within the year ending upon the date hereof, other than compensation paid in the ordinary course of the Company's business operations, and the Company further covenants and agrees that it shall not make any such transfer at any time in the future until a new post-effective date board of directors is in place pursuant to the terms of the Term Sheet and such new board of directors has formally approved the transfer.

     13. Employment, Consulting and Other Contracts. The Company will not assume (as that term is used in Section 365 of the Bankruptcy Code) any employment, consulting or similar contracts without the prior agreement of the Noteholders Committee, except for those employment agreements listed on
Schedule 3 hereto.

     14. Further Acquisition of Securities. This Agreement shall in no way be construed to preclude any of the Consenting Holders from acquiring additional Notes. However, any and all rights and claims obtained by a Consenting Holder with respect to, on account of or pursuant to any subsequently acquired Notes shall automatically be deemed to be Subject Claims and to be subject to the terms of, and the obligations of such Consenting Holder under, this Agreement and the Term Sheet.

     15. Effectiveness; Amendments. This Agreement shall not become effective and binding on the parties hereto unless and until counterpart signature pages to this Agreement have been executed and delivered by the Company, and by Consenting Holders that hold in the aggregate at least sixty seven (67%) of the aggregate of issued and outstanding Notes that constitute Subject Claims (excluding the claims of "insider holders" as defined on the signature pages hereto). Once effective, this Agreement may not be modified, amended or supplemented except in writing signed by the Company, and by Consenting Holders holding not less than sixty seven percent (67%) of the aggregate of Notes that constitute Subject Claims (excluding the claims of "insider holders" as defined on the signature pages hereto).

     16. Disclosure of Individual Holdings. Unless required by applicable law or regulation (including without limitation the Schedule of Twenty Largest Creditors, Statements of Affairs, and other schedules required under the Bankruptcy Code, Federal Rules of Bankruptcy Procedure, Local Rules of the Bankruptcy Court, U.S. Trustee Guidelines, and their respective Canadian counterparts, to be filed by the Company in the Chapter 11 Case or CCAA Case), the Company shall not disclose the holdings of Subject Claims of any of the Consenting Holders without the prior written consent of such Consenting Holder; and if announcement or disclosure is so required by law or regulation, the Company shall afford the Consenting Holders a reasonable opportunity to review and comment upon any such announcement or disclosure prior to the Company making such announcement or disclosure. The foregoing shall not prohibit the Company from disclosing the approximate aggregate holdings of Notes of all Consenting Holders. Once executed and effective, a copy of this Agreement may be delivered to (i) the Company's bank group lenders, (ii) the Company's principal trade vendors and customers, and

                                                                            FN

(iii) with consent of the Consenting Holders (which consent shall not unreasonably be withheld) to other parties in interest.

     17. Accredited Investors. Each Consenting Holder represents that (i) it is a sophisticated investor with respect to the transactions described herein with sufficient knowledge and experience in owning and investing in securities similar to the Notes held by such Consenting Holder to evaluate properly the transactions contemplated by this Agreement and it has made its own analysis and decision to enter in this Agreement; and (ii) it is an "accredited investor" within the meaning of Section 2(a)(15) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     18. Impact of Appointment to Creditors Committee. Notwithstanding anything herein to the contrary, in the event that any Consenting Holder is appointed to and serves on a committee of creditors in the Company's Chapter 11 Case, the terms of this Agreement shall not be construed so as to limit such Consenting Holder's exercise, in its sole discretion, of its fiduciary duties, if any, to any person or entity arising from its service on such committee, and any such exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement; provided, however, that the fact of such service on such committee (i) shall not otherwise affect the continuing validity or enforceability of this Agreement and (ii) shall not modify or limit the obligations of such individual Consenting Holder to vote its Subject Claims to accept the Plan, provided that no Agreement Termination Event has occurred and this Agreement remains in effect.

     19. Official Unsecured Creditors Committee. In conjunction with the Chapter 11 Case and pursuant to either Sections 1102(a)(1) or (a)(2) of the Bankruptcy Code, the Company shall support the appointment of an official committee comprised of Consenting Holders and such other holders of unsecured claims as may be appointed by the Office of United States Trustee (the "Official Committee"). The Official Committee shall, subject to compliance with the applicable provisions of the Bankruptcy Code, be entitled to retain Milbank and Chanin to represent the Official Committee and assist in the prosecution of the Plan and related matters. In the event that the Official Committee in the Chapter 11 Case does not retain Milbank or Chanin, the Company shall actively support the approval, under Section 503(b) of the Bankruptcy Code, of the payment of the reasonable costs and fees incurred by Milbank and Chanin on behalf of the Noteholders Committee.

     20. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provision that would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the U.S. District Court for the Southern District of New York. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to jurisdiction, upon the commencement of the Company's Chapter 11 Case, each of the parties hereto hereby


                                                                              FN
agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

     21. Fees and Expenses. The Company shall perform and shall not terminate its fee agreements with Milbank and Chanin except as otherwise provided in the applicable engagement agreements. Five (5) business days prior to the Commencement Date, the Company shall pay in full any outstanding bills, plus an estimate of unbilled fees and costs up to the filing of the voluntary chapter 11 petition, of Milbank and Chanin. If any party brings an action against any other party based upon a breach by such other party of its obligations under this paragraph, the prevailing party shall be entitled to all reasonable expenses incurred, including reasonable attorneys', accountants' and financial advisors' fees in connection with such action.

     22. Notices. All notices and consents hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger, or telecopy, or initially deposited in the mails, by certified or registered mail, postage prepaid return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, to the following parties:

          (b)  if to the Company, to:
               Talon Automotive Group, Inc.
               900 Wilshire Dr.
               Troy, Michigan 48084
               Fax: (248) 362-7612
               Attention: Michael Veltri
                          David Woodward

               With copies to:

               Carson Fischer, P.L.C.
               300 East Maple Road, 3rd Floor
               Birmingham, Michigan 48009
               Fax: (248) 644-1832
               Attention: Joseph M. Fischer, Esq.
                    and
               Foley & Lardner
               150 W. Jefferson Ave., Suite 1000
               Detroit, Michigan, 48226-4416
               Fax: (313) 963-9308
               Attention: Patrick D. Daugherty, Esq.

          (c) if to any Consenting Holder, to such Consenting Holder at the address shown for such holder on the applicable signature page hereto, to the attention of the person who has signed this Agreement on behalf of such holder,

                                                                              FN

               With a copy to:

               Milbank, Tweed, Hadley & McCloy LLP
               601 S. Figueroa St., 30th Floor
               Los Angeles, CA 90017
               Fax: (213) 629-5063
               Attention: Robert Jay Moore, Esq.
               Attention: Fred Neufeld, Esq.

     23. Survival. Notwithstanding the sale of its Subject Claims in accordance with Paragraph 2 hereof or the termination of the Consenting Holders' obligations hereunder in accordance with Paragraph 8 hereof, the Company's obligations and agreements set forth in Paragraphs 16, 20 and 21 hereof shall survive such termination and shall continue in full force and effect for the benefit of the Consenting Holders in accordance with the terms hereof.

     24. Reservation of Rights. This Agreement and the Term Sheet are part of a proposed settlement of a dispute among the parties hereto. Except as expressly provided in this Agreement and the Term Sheet: (A) nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of the Company, each Consenting Holder and any trustee under the Notes and Indenture to protect and preserve its rights, remedies and interests, including without limitation, its claims against the other; (B) nothing herein shall be deemed an admission of any kind; and (C) nothing contained herein effects a modification of the rights of the Company and the Consenting Holders or any trustee under the Notes and Indenture, unless and until the Plan is confirmed and the Financial Restructuring becomes effective. If the transactions contemplated herein are not consummated, or if this Agreement is terminated for any reason, the parties hereto fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, or comparable Canadian rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

     25. Representation by Counsel. Each party hereto acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any party hereto with a defense to the enforcement of the terms of this Agreement against such party based upon lack of legal counsel, shall have no application and is expressly waived.

     26. Consideration. It is hereby acknowledged by the parties hereto that, other than the Company's agreements, covenants, representations and warranties, as more particularly set forth herein and in the Term Sheet, no consideration shall be due or paid to the Consenting Holders for their agreement to vote the Subject Claims to accept the Plan in accordance with the terms and conditions of this Agreement.

     27. Acknowledgment. This Agreement is not and shall not be deemed to be a solicitation for the tender or exchange of the Notes, a solicitation for waivers to the Notes or the Indenture, or a solicitation for consents to the Plan. The acceptance of the Consenting Holders

                                                                              FN
will not be solicited until such Parties have received the Disclosure Statement and related ballots, as approved by the Bankruptcy Court.

     28. Headings. The headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

     29. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and representatives.

     30. Several, Not Joint, Obligations. The agreements, representations and obligations of the Consenting Holders under this Agreement and the Term Sheet are, in all respects, several and not joint.

     31. Prior Negotiations. This Agreement supersedes all prior negotiations with respect to the subject matter hereof.

     32. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

     33. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the parties hereto, and no other person or entity shall be a third party beneficiary hereof.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

TALON AUTOMOTIVE GROUP, INC.

By: /s/  David J. Woodward
    ------------------------
Name: David J. Woodward
Title: Vice President

                                                                              FN

VS HOLDINGS, INC.



By: /s/  David J. Woodward
   --------------------------
Name:   David J. Woodward
Title:  Vice President




VELTRI METAL PRODUCTS COMPANY



By: /s/  David J. Woodward
   --------------------------
Name:   David J. Woodward
Title:  Vice President

FRANKLIN AGE HIGH INCOME FUND


By: /s/  Christopher J. Molumphy
    --------------------------------------
Name:  Christopher J. Molumphy
Title: Executive Vice-President


Principal amount of Notes:  $20,850,000


FRANKLIN UNIVERSAL TRUST


By:  /s/ Christopher J. Molumphy
    --------------------------------------
Name:  Christopher J. Molumphy
Title: Executive Vice-President


Principal amount of Notes:  $2,250,000


FRANKLIN TEMPLETON HIGH YIELD FUND


By: /s/  Elizabeth Hofman-Schwab
    --------------------------------------
Name:  Elizabeth Hofman-Schwab
Title: Portfolio Manager


Principal amount of Notes:  $5,200,000


FRANKLIN STRATEGIC INCOME FUND


By:  /s/ Eric Takaha
    --------------------------------------
Name:  Eric Takaha
Title: Portfolio Manager



Principal amount of Notes:  $800,000

AEGON USA INVESTMENT MANAGEMENT INC.


By: /s/  Bradley J. Beman
    ---------------------------------
Name:  Bradley J. Beman
Title: Vice President


Principal amount of Notes: $7,000,000
                            ---------

SUNAMERICA INC. / AIG


By: /s/  Kaye Handley
    -------------------------------------
Name:
Title: Managing Director


Principal amount of Notes: $24.46 million
                            -------------

GRANDVIEW CAPITAL MANAGEMENT LLC


By: /s/  James M. Lisko
    ---------------------------------
Name:  James M. Lisko
Title: Portfolio Manager


Principal amount of Notes: $4,345,000
                            ---------

EATON VANCE INCOME FUND OF BOSTON
EATON VANCE HIGH INCOME PORTFOLIO
EATON VANCE CDOI

By: /s/ Michael W. Weilheimer
    ------------------------------------
Name: Michael W. Weilheimer
Title: Portfolio Manager, Vice President


Principal amount of Notes: $9,000,000
                           -------------

VAN KAMPEN HIGH INCOME CORPORATE BOND FUND*


By: /s/   John R. Reynoldson
   -------------------------------------
Name:  John R. Reynoldson
Title: Vice President



Principal amount of Notes: $7,029,000.00
                           -------------



VAN KAMPEN HIGH YIELD FUND**


By:  /s/  John R. Reynoldson
   -------------------------------------
Name:  John R. Reynoldson
Title: Vice President



Principal amount of Notes: $4,686,000.00
                           -------------



VAN KAMPEN STRATEGIC INCOME FUND**


By: /s/    John R. Reynoldson
   -------------------------------------
Name:  John R. Reynoldson
Title: Vice President



Principal amount of Notes: $
                           -------------




VAN KAMPEN HIGH INCOME TRUST***


By: /s/   John R. Reynoldson
   -------------------------------------
Name:  John R. Reynoldson
Title: Vice President



Principal amount of Notes: $140,000.00
                           -------------

VAN KAMPEN HIGH INCOME TRUST II***


By: /s/  John R. Reynoldson
    ----------------------------------
Name:  John R. Reynoldson
Title: Vice President


Principal amount of Notes: $110,000.00
                           -----------



*As provided for in Section 8.1 of the Agreement and Declaration of Trust dated as of May 10, 1995, as amended and restated as of June 21, 1995, and further amended, of the Van Kampen High Income Corporate Bond Fund (the "Fund") (under which the Fund is organized as a business trust under the laws of the State of Delaware), the shareholders, trustees, officers, employees, and other agents of the Fund shall not personally be bound by or liable for the matters set forth hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder. A Certificate of Trust referring to the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of Delaware.


**As provided for in Section 8.1 of the Agreement and Declaration of Trust of the Van Kampen Trust (the "Trust") dated as of May 10, 1995, and further amended (under which the Trust is organized as a business trust under the laws of the State of Delaware and the Van Kampen Strategic Income Fund and the Van Kampen High Yield Fund (collectively, the "Series") are organized as series of the Trust), the shareholders, trustees, officers, employees, and other agents of the Trust and the Series shall not personally be bound by or liable for the matters set forth hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder. A Certificate of Trust referring to the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of Delaware.


***As provided for in Section 5.5 of the Declarations of Trust, as amended, of each of the Van Kampen High Income Trust and the Van Kampen High Income Trust II (collectively, the "Funds") (under which each of the Funds is organized as an unincorporated business trust under the laws of the Commonwealth of Massachusetts), the shareholders, trustees, officers, employees and other agents of the Funds shall not personally be bound by or liable for the matters set forth herein, or shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

                                INSIDER HOLDERS



TALON FINANCE COMPANY L.L.C.
(in its capacity as a Consenting Holder)


By: /s/ Wayne C. Inman
    --------------------------------------
Name:  Wayne C. Inman
Title: President
Principal Amount of Notes:  $7,250,000



EASTSIDE LENDING CORPORATION
(in its capacity as a Consenting Holder)


By: /s/ Wayne C. Inman
    --------------------------------------
Name:  Wayne C. Inman
Title: President
Principal Amount of Notes:  $1,850,000



AGLEY INVESTORS, L.L.C.
(in its capacity as a Consenting Holder)


By:  /s/ Randolph J. Agley
    --------------------------------------
Name:  Randolph J. Agley
Title: Managing Member
Principal Amount of Notes:  $1,000,000

                                INSIDER HOLDERS



THE TIMMIS FAMILY FOUNDATION
(in its capacity as a Consenting Holder)


By: /s/  Wayne C. Inman
    --------------------------------------
Name:  Wayne C. Inman
Title: Secretary
Principal Amount of Notes:  $1,000,000



TIMMIS FAMILY CHARITABLE TRUST U/A/D 9/23/92
(in its capacity as a Consenting Holder)


By: /s/  Nancy E. Timmis
    --------------------------------------
Name:  Nancy E. Timmis
Title: Trustee
Principal Amount of Notes:  $300,000



WAYNE C. INMAN LIVING TRUST U/A/D 7/1/85
(in its capacity as a Consenting Holder)


By:  /s/ Wayne C. Inman
    --------------------------------------
Name:  Wayne C. Inman
Title: Trustee
Principal Amount of Notes:  $200,000

                                   SCHEDULE 1

                    TERM SHEET TO LOCKUP AGREEMENT REGARDING
                       CHAPTER 11 RESTRUCTURING OF TALON
                  AUTOMOTIVE GROUP, INC. AND ITS SUBSIDIARIES

     The terms discussed herein are part of a proposed comprehensive compromise, each element of which is consideration for the other elements and is an integral component of the proposed reorganization. Capitalized terms used herein, if not defined, are used as defined in the Lockup Agreement. This Term Sheet is not enforceable unless and until it becomes a schedule to the executed Lockup Agreement.

I. CREDIT AGREEMENT

     o DIP Facility and Exit Facility: The Company shall enter into a Debtor-in-Possession ("DIP Facility") and a post-Chapter 11 Case working capital exit facility ("Exit Facility") on terms substantially the same as those contained in the Amended and Restated Talon Automotive Group, Inc. Credit Agreement With Comerica Bank as Agent, dated February 16, 2001, among the bank lenders and the Company (the "SCF"), including specifically, but without limitation, the same provisions relating to availability and advances, and with the following additional terms:

       o The amount of DIP Facility borrowing base availability shall be acceptable to the Committee;

       o The amount of Exit Facility borrowing base availability shall be acceptable to the Committee; and

       o Definitive documentation, including other covenants, terms and conditions, acceptable to the Committee.

II. 9.625% NOTES

     o Talon shall contribute all its assets, subject to its liabilities (except the liabilities arising under the 9.625% Notes) to Holdings; the Noteholders shall receive in exchange for their Notes ninety seven percent (97%) of the new common stock of reorganized Holdings (minus any shares distributed under the Plan on account of other unsecured claims); the Notes, and the guaranties of the Notes, and all rights and obligations thereunder, shall be extinguished; Talon shall receive 3% of the new common stock of Holdings; and Holdings shall own 100% of the equity in reorganized Products.

III. OTHER UNSECURED CREDITORS

     o The claims of ordinary course critical trade vendors will be unimpaired under the Plan. The treatment of all other general unsecured creditors (e.g., claims

                                                                              FN

                                   SCHEDULE 1

                    TERM SHEET TO LOCKUP AGREEMENT REGARDING
                       CHAPTER 11 RESTRUCTURING OF TALON
                  AUTOMOTIVE GROUP, INC. AND ITS SUBSIDIARIES



             arising from rejected contracts, claims based upon notes and other unsecured financial accommodations) shall be subject to the mutual agreement of the Company and the Committee, to be agreed upon prior to commencement of the Chapter 11 Case. Canadian counsel shall confirm, prior to the commencement of the Canadian Case, that Holdings will be able to retain one hundred percent (100%) of the equity in Products upon the consummation of such Canadian bankruptcy proceeding for Products.

IV.  COMMON AND PREFERRED STOCK

          o The holders of the old common and preferred stock of Talon ("Old Equity") will receive three series of warrants representing a total of 20.0% of the fully diluted equity of Holdings with exercise prices pursuant to the schedule below.

          o Warrants: The Old Equity will receive 3 series of warrants. The Series A and Series B warrants will each represent 2.5% of the stock of Holdings. The Series C warrants will represent 15.0% of the stock of Holdings. The exercise price of each series of warrants has been set in the chart below at a level representing a recovery of the face value of the 9.625% Notes for the Noteholders, assuming 10,000,000 shares initially issued (300,000 to the Old Equity; and 9,700,000 to the Noteholders and any other unsecured creditors receiving shares on their claims), and taking into account dilution created by any preceding series of Series A and B warrants:


          o  Warrants     Percentage Recovery on Notes     Strike Price     Number of Shares
             --------     ----------------------------     ------------     ----------------
          o  Series A                70%                      $  8.66             256,410

          o  Series B                80%                      $  9.89             262,985

          o  Series C                93%                      $ 11.51           1,856,364

          o The warrants: (i) shall have a five year term; (ii) shall contain customary anti-dilution provisions (but not covering dilution resulting from the issuance of equity securities to management);
             (iii) shall contain additional customary protections found in warrants to the effect that in the event of any combination or subdivision of the outstanding shares (including but not limited to in reverse stock splits), the warrant shares and cash exercise price shall be adjusted proportionately; and (iv) shall not be subject to any future valuation or pricing premised upon the Black-Scholes formula or any other valuation methodology.

                                                                              FN

                                   SCHEDULE 1

                    TERM SHEET TO LOCKUP AGREEMENT REGARDING
                       CHAPTER 11 RESTRUCTURING OF TALON
                  AUTOMOTIVE GROUP, INC. AND ITS SUBSIDIARIES

     o On the Effective Date of the Plan, all shares of old common and old preferred stock of Holdings, and all options, warrants and other rights in respect of such common and preferred stock, shall be cancelled, extinguished and discharged.


V.   BOARD COMPOSITION

     o The Board of Directors of Holdings shall be comprised of five members (the "New Board"). Three members shall be appointed by the holders of the 9.625% Notes, and one member shall be appointed by Old Equity (three year term), which members shall be identified five days prior to the hearing on confirmation of the Plan. The fifth member shall be the CEO of the Company. The same persons shall comprise the Board of Directors of reorganized Products.


VI.  RELATED PROVISIONS

     o The Plan shall provide that all causes of action of the Company on the date of this Term Sheet, and all causes of action created by the filing of the Chapter 11 Case, shall be preserved for the benefit of reorganized Holdings and Products; provided, however, that the Plan may contain release and exculpatory provisions for the benefit of current and former officers and directors of the Company limited to acts and omissions in their capacity as officers and directors. However, any release and exculpation provisions of the Plan shall not be applicable to (i) avoidance actions listed in Bankruptcy Code
          Section 550(a), (ii) borrowed money, (ii) employment contracts, (iii) consulting contracts, (iv) the receipt of transfers from the Company, direct or indirect, in connection with acquisitions by the Company of subsidiaries, business enterprises or other material assets, and (v) any acts or omissions that constitute gross negligence, fraud, or willful misconduct.

     o The Company represents that all material property of the Company is subject to a non-avoidable perfected security interest in favor of the lenders under the SCF.

     o Holdings and Products will not assume or seek to assume (as that term is used in Section 365 of the Bankruptcy Code) any employment, consulting or similar contract, except pursuant to prior agreement with the Committee.

     o The Plan will provide that the Company's claims against Bill Johns, et al., will be placed in a litigation trust, which will be shared on a pro-rata basis by the holders of new common shares.

                                                                              FN

                                   SCHEDULE 2

The Company has paid management fees to Talon LLC in the amount of $41,667 per month through December, 2000.

The Company participates in several group employee benefit and insurance plans with affiliated companies, and the Company has made and continues to make certain payments to such affiliates for the Company's share of the legal fees, benefits, premiums and claims related to such plans.

The Company uses the law firm of Timmis & Inman LLP as its general counsel. One of the current shareholders of the Company is a partner in the law firm, and the Company has made and continues to make certain payments of legal fees to the law firm for legal services rendered.

The Company leases certain of its manufacturing facilities in Canada from Maria Veltri, and the Company has made and continues to make certain payments of rents and amounts pursuant to the leases of such facilities.

The Company leased a facility in Chesterfield, Michigan from an affiliate on a temporary basis through October, 2000, and has made certain payments of rents and other amounts for the lease of such facility.

                                                                              FN

                                   SCHEDULE 3

1. Amended and Restated Employment Agreement for Michael T. Veltri dated May __, 2001.

2. Employment Agreement for David J. Woodward dated March 1, 2001.







                                                                        FN

                                   EXHIBIT "D"

                             LETTER OF CREDIT NOTICE


To: The Banks party to the Second Amended and Restated Credit Agreement dated as of June ____, 2001 ("Agreement") between Talon Automotive Group, Inc. ("Company"), certain other borrowers, Comerica Bank as Agent and the financial institutions defined as Banks therein.

                  Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement

         Pursuant to Section 3.3 of the Agreement you are hereby notified that:

         a.       On  ____________________,  _______,  pursuant to Section 3.1 of the Agreement, Agent issued the following described Letter of Credit:

                  Letter of Credit                        Face        Initial
                  No./Type             Beneficiary        Amount      Expiration
                  ---------            -----------        ------      ----------


         b. The risk participations acquired by the Banks in connection with the issuance of such Letter of Credit in accordance with the Percentages pursuant to Section 3.3 of the Agreement are as follows:

                                                             Comerica Bank. 100%

         c. The Letter of Credit Fees with respect to the above-mentioned Letter of Credit payable at the rate per annum equal to ______________________________(1)

         Dated this _____ day of ____________________, ________.

                                       COMERICA BANK, as Agent


                                       By:______________________________________
                                       Its:_____________________________________

--------
(1) Insert "the Applicable Margin" for standby Letters of Credit.

                                   EXHIBIT "E"

                                   PERCENTAGES


BANK                                                               PERCENTAGE
----                                                               ----------

Comerica Bank                                                      30%

Michigan National Bank                                             15%

National Canada Finance Corporation                                15%

Dresdner Bank AG New York and                                      10%
Grand Cayman Branches

BNP Paribas                                                        10%

LaSalle National Bank National Association                         10%

Fleet Bank                                                         10%

                                   EXHIBIT "F"

                                  REAL PROPERTY



Fee Simple - Oakland County

Parcel 1:

         Part of the Northwest 1/4 of Section 5, Town 1 North, Range 11 East, more particularly described as, beginning at a point in the East and West 1/4 line of Section 5, distant North 88 degrees 37 minutes 30 seconds East 180 feet from the West 1/4 corner of Section 5; thence North 88 degrees 37 minutes 30 seconds East 513.81 feet along the East and West 1/4 line of Section 5; thence North 1 degree 28 minutes 40 seconds West 1346.13 feet; thence South 88 degrees 38 minutes 00 seconds West 520.02 feet to a point which is 180 feet East of the West line of Section 5; thence South 01 degrees 47 minutes 0 seconds East 1346.27 feet parallel to and 180 feet East of the West line of Section 5 to the point of beginning, and except the North 60 feet thereof.

Parcel Identification No. 25-05-153-006



Parcel 2:

         Land in the City of Royal Oak, Oakland County, Michigan, described as:
Part of the Northwest 1/4 of Section 5, Town 1 North, Range 11 East, described as: Beginning on the West line of Section 5, South 1 degree 07 minutes East
703.5 feet from the Northwest corner of the Section; thence North 88 degrees 38 minutes East 120 feet; thence South 1 degree 07 minutes East 620.78 feet; thence South 88 degrees 38 minutes West 120 feet to the West line of the section; thence North 1 degree 07 minutes West 620.78 feet to the point of beginning.

Parcel Identification No. 25-05-102-001



Parcel 3:

         Part of the Northwest 1/4 of Section 5, beginning on the West line of Section, South 1 degree 07 minutes East 1384.28 feet from the Northwest corner of section, thence North 88 degrees 38 minutes, East 120 feet, South 1 degree 07 minutes East, 616 feet, South 88 degrees 38 minutes West 120 feet to West line of section, North 1 degree 07 minutes West 616 feet to the point of beginning.

Parcel Identification No. 25-05-151-001

Leasehold Property - Macomb County



Parcel 1:

Premises situated in the Township of Harrison (Mt. Clemens Post Office), Macomb County, Michigan to wit: On real estate presently identified as Lot 3, Jetview Subdivision and South 80 Feet of Lot 29, Sugarbush Subdivision No. 2 and the East half of Lot 15 Assessors Plat No. 2, all commonly known as 40739 and 40630 Irwin Drive and 40650-40730 Production Drive, of which Tenants will lease 80' x 250' for a total of 20,000 square feet.

         Commonly known as: 40500/40650/40630 Production Drive

         Parcel Identification No.: 12-18-151-015



Parcel 2:

Premises situated in the Township of Harrison (Mt. Clemens Post Office), Macomb County, Michigan to wit: On real estate presently identified as Lot 1, Jetview Subdivision.

         Commonly known as: 40739/40631 Irwin Drive

         Parcel Identification No.: 12-18-102-029



Parcel 3:

The North 125 feet of Lot 6, Stroshein Industrial Center Subdivision, as recorded in Liber 52, Page(s) 43 and 44 of Plats, Macomb County Records.

         Commonly known as: 40731 Production Drive

         Parcel Identification No.: 11-13-277-015



Parcel 4:

         Land in the township of Harrison, Macomb County, Michigan, described as:

Parcel 1:         The North 80 feet of the South 160 feet, of Lot 29 - SUGAR
BUSH SUBDIVISION NO. 2, according to the Plat thereof as recorded in Liber 55, Page 34 of Plats, Macomb County Records.

Parcel 2:         The South 80 feet, of the North 240 feet, of Lot 29 - SUGAR
BUSH SUBDIVISION NO. 2, according to the Plat thereof as recorded in Liber 55, Page 34 of Plats, Macomb County Records.

Parcel 3:         Lot 3, of JET-VIEW SUBDIVISION, according to the Plat thereof as recorded in Liber 42, Page 26 of Plats, Macomb County Records.

Parcel 4:         Lot 2, of JET-VIEW SUBDIVISION, according to the Plat thereof as recorded in Liber 42, Page 26 of Plats, Macomb County Records.

Parcel 5:         Part of Private Claim 172, beginning at a point 950 feet,
North 0 degrees 58 minutes East, and North 89 degrees 02 minutes West, 158 feet, from the Northwest corner of North River and Irwin Roads; thence North 89 degrees 02 minutes West, 12 feet; thence North 0 degrees 58 minutes East, 80 feet, parallel with Irwin Road; thence South 89 degrees 02 minutes East, 12 feet, to the Northwest corner of Lot 3 of JET-VIEW SUBDIVISION, according to the Plat thereof as recorded in Liber 42, Page 26 of Plats, Macomb County Records; thence along the West line Lot 3 of said JET-VIEW SUBDIVISION, 80 feet, to the point of beginning. Containing .02 of an acre of land more or less, including all improvements and appurtenances now on the premises, subject to the existing building and use restrictions, easements, and zoning ordinances, if any.

         Commonly known as: 40730 Production Drive

         Parcel Identification No.: 12-18-102-041



Parcel 5:

Certain real estate located in the township of Harrison, Macomb County, Michigan, described as follows:

The South 50 feet of Lot 28 and the North 160 feet of Lot 29, "Sugar Bush Subdivision No. 2", and Industrial Subdivision of part of Private Claim 172, T.2N., R. 14 E., Harrison Township, Macomb County.

         and

All of Lot 4, "JET-VIEW", a Subdivision as recorded in Liber 42, Page 26 of Plats, Macomb County Records.

         Commonly known as: 40801-40875 Irwin Street

         Parcel Identification No.: 12-18-102-043

Parcel 6:

A parcel of land located in and being a part of P.C. 195, T.3 N., R. 14 E., Chesterfield Township, Macomb County, Michigan and being more particularly described as follows:

Commencing at a point 228.87 ft. N. 89(degree)49'00" W. and 33.00 feet N. 00(degree)11'00" E. from the intersection of the East line of P.C. 195 and the South line of T.3 N., R. 14 E., Chesterfield Township, and thence extending N. 89(degree)49'00" W. 304.72 ft., thence N. 00(degree)40'04" E. 262.50 ft., thence
N. 89(degree)49'00" W. 190.91 ft., thence N. 04(degree)43'14" E. 263.33 ft., thence S. 89(degree)49'00" E. 407.84 ft., thence along a curve (Radius-55') concave to the Northeast, whose long chord bears S. 55(degree)23'08 E. 42.12 ft., thence S. 00(degree)11'00" W. 201.18 ft., thence S. 89(degree)49'00"E.
30.00 ft., thence S. 00(degree)11'00" W. 300.00 ft. to the point of beginning and containing 4.573 acres of land.

         Commonly known as: 28175 William Rosso Hwy

         Parcel Identification No.: 015-009-032-376-019-00-00



Parcel 7:

A parcel of land located in and being a part of P.C. 195, T.3 N., R. 14 E., Chesterfield Township, Macomb County, Michigan and being more particularly described as follows:

Commencing at a point 75.04 ft. N.04(degree)24'45" E. from the intersection of the South line of Chesterfield Township and the East line of P.C. 195 and thence extending 131.67 ft., along the arc of a curve to the right (R-1372.69 ft.) whose long chord bears S. 71(degree)38'57" W. 131.62 ft., thence No. 89(degree)49' W. 109.61 ft. along the North R.O.W. line of William P. Rosso Hwy. (33 ft. wd, ROW), thence N. 00(degree)11'00" E. 259.00 ft., thence S. 89(degree)49'00" E., 250.46 ft., thence S. 04(degree)24'45" W. 217.76 ft. along the East line of P.C. 195 (also the West line of P.C. 147) to the point of beginning and containing 1.378 acres of land.

         Reserving easements of record.

         Commonly known as: 28225 William Rosso Hwy.

         Parcel Identification No.: 015-009-032-451-025-00-00



Parcel 8 - Leasehold Interest:

Lot(s) 67 of Assessor's Cricklewood Plat, according to the Plat thereof recorded in Liber 35 of Plats, page(s) 12 of Macomb County Records.

Leasehold Property - Oakland County

Parcel 1:

         Part of the East 1/2 of the Southwest 1/4 of Section 9, Town 5 North, Range 10 East, Oxford Township, Oakland County, Michigan. Being more particularly described as commencing at the Southwest corner of said Section 9; thence South 87(degree)53'30" East 1943.10 feet along the South line of said
Section 9 to a point; thence North 01(degree)16'23" East 1226.31 feet to the point of beginning; thence proceeding North 01(degree)16'23" East 612.55 feet to the point; thence South 88(degree)43'37" East 536.00 feet to a point; thence South 01(degree)16'23" West 609.07 feet to a point; thence South 80(degree)51'09" West 140.13 feet to a point; thence North 88(degree)43'37" West
395.92 feet to the point of beginning. Containing 7.532 acres. Reserved therefrom all easements and right of ways of record. Also, together with and subject to easement rights for ingress and egress with public utilities described hereafter.

Commonly known as: 2300 X-Celsior Drive, Oxford, MI.

Parcel Identification No.: P 04-09-300-015

DESCRIPTION OF EASEMENT FOR PRIVATE ROAD RIGHT-OF-WAY

         A private easement for ingress and egress with public utilities over, across and under a 66 foot wide strip of land described as part of the East 1/2 of the Southwest 1/4 of Section 9, Township 5 North, Range 10 East, Oxford Township, Oakland County, Michigan. Being more particularly described as commencing at the Southwest corner of said Section 9; thence South 87(degree)16'23" East 1910.10 feet along the South line of said Section 9 to the point of beginning; thence proceeding South 87(degree)53'30" East 66.00 feet along the South line of said Section 9 to a point; thence North 01(degree)16'23" East 1806.34 feet to a point; thence South 88(degree)43'37" East 897.17 feet to a point on the Westerly Right-of-Way line of M-24 Highway as widened; thence North 18(degree)27'55" West 70.12 feet along the Westerly Right-of-Way line of M-24 Highway as widened; thence North 88(degree)43'37" West 939.48 feet of a point; thence South 01(degree)16'23" West 1871.38 feet to the point of beginning.



Parcel 2:

Suite 203 of a building located on a parcel located in the City of Troy, County of Oakland, State of Michigan, as follows:

A part of the Southwest 1/4 of Section 21, Town 2 North, Range 11 East, City of Troy, Oakland County, Michigan. Being more particularly described as beginning at a point North 2(degree)0'29" West 922.00 feet and North 87(degree)28'55" East
60.00 feet from the Southwest Section Corner; thence North 2(degree)0'29" West
421.76 feet; thence North 87(degree)59'31" East 30.36 feet; thence North 64(degree)50'49" East 371.71 feet; thence North 87(degree)28'55" East 886.52 feet; thence South 2(degree)1'28" East 446.55 feet; thence South 87(degree)28'55" West 612.33 feet; thence along a curve to the left having a radius of 738.77 feet, a chord bearing South 73(degree)47'19" West 349.77 feet, a distance of 353.13 feet; thence along a curve to the right having a radius of 314 feet, a chord bearing South

73(degree)47'19" West 148.66 feet a distance of 150.09 feet; thence South 87(degree)28'55" West 163.28 feet to the point of beginning.

         Commonly known as: 900 Wilshire Drive, Suite 203

         Parcel Identification No.: 20-21-304-025

         Personal Property No: 99-00-246-980



Parcel 3:

Suite 270 of a building located on a parcel located in the City of Troy, County of Oakland, State of Michigan, as follows:

A part of the Southwest 1/4 of Section 21, Town 2 North, Range 11 East, City of Troy, Oakland County, Michigan. Being more particularly described as beginning at a point North 2(degree)0'29" West 922.00 feet and North 87(degree)28'55" East
60.00 feet from the Southwest Section Corner; thence North 2(degree)0'29" West
421.76 feet; thence North 87(degree)59'31" East 30.36 feet; thence North 64(degree)50'49" East 371.71 feet; thence North 87(degree)28'55" East 886.52 feet; thence South 2(degree)1'28" East 446.55 feet; thence South 87(degree)28'55" West 612.33 feet; thence along a curve to the left having a radius of 738.77 feet, a chord bearing South 73(degree)47'19" West 349.77 feet, a distance of 353.13 feet; thence along a curve to the right having a radius of 314 feet, a chord bearing South 73(degree)47'19" West 148.66 feet a distance of
150.09 feet; thence South 87(degree)28'55" West 163.28 feet to the point of beginning.

         Commonly known as: 900 Wilshire Drive, Suite 270

         Parcel Identification No.: 20-21-304-025

         Personal Property No: 99-00-213-440



Parcel 4:

An area of approximately 15,400 square feet of garage space in Royal Oak Service Center building located as follows:

A part of the Northwest 1/4 of Section 5, Town 1 North, Range 11 East, City of Royal Oak, County of Oakland, Michigan. Beginning at a point South 1(degree)47'0" East 45 feet and North 88(degree)38'0" East 240 feet from the Northwest Section Corner; thence North 88(degree)38'0" East 278.11 feet; to the westerly line of Grand Trunk Western Railroad right of way; thence South 30(degree)38'0" East 1506.25 feet; thence South 88(degree)38'00" West 999.58 feet; thence North 1(degree)47'0" West 1308.50 feet to the point of beginning. Except for a part taken for roadway purposes described as beginning at a point North 88(degree)38'0" East 240 feet and South 1(degree)47'0" East 45 feet from the Northwest Section Corner; thence South 1(degree)47'0" East 20 feet; thence northeasterly 28.25 feet to a point distant easterly 20 feet from the point of beginning; thence westerly 20 feet along the South line of 14 Mile Road to the point of beginning.

         Commonly know as: 4600 Coolidge

         Parcel Identification No.: 25-05-103-001



Parcel 5:

            City of Rochester Hills, County of Oakland, State of Michigan, to wit: Office/Engineering & Light Industrial space consisting of approximately 4,531 square feet at 1900 Livernois, Suite #2.

         Commonly know as: 1900 Livernois, Suite #2

         Personal Property No: 99-00-242-605



Leasehold Property - Clay County Tennessee

Description of Property, Third Civil District, Clay County Tennessee, being a portion of the property described in Deed Book 54, Page 142, Tax Map 55, Parcel 33.0: Lying and being in the third Civil District of Clay County, Tennessee, beginning at a point in the Northern Right of Way of Highway 53, said point being reference by a 1/2" aluminum pipe in the fence row and to a concrete marker in the northern right of way of 53, and on the east side of Amos Arms Road, at N52 degrees 05'54"E 80.394', thence from the point of beginning with the Northern right of way of Highway 53 S52 degrees 05'54" W 499.324', thence S44 degrees 28'07" W 151.300' to a concrete marker, thence S52 degrees 20'36" W 261.536' to a concrete marker, thence S51 degrees 33'47" W 57,400', thence leaving the right of way of 53 and with the chain link fence N37 degrees 44'57" W 622.267' to a metal fence post at the intersection of the fence, thence N 48 degrees 03'44" E 386.459', thence N 70 degrees 13'56" E 446.620', thence S 55 degrees 42'03" E 512.399' to the point of beginning containing 11.924 acres more or less. Based on a field survey by Timothy L. Goad R.L.S. #1748 on August 4, 1998. Bearings based on Tennessee Grid North. This Parcel subject to any right of ways, easements, and/or restrictions that may affect this property.


     Veltri - Location in Canada, identified in various debentures filed in favor of Agent on behalf of banks.

                                   EXHIBIT "G"

                                REQUEST FOR LOAN


         A.       Request

         The undersigned authorized officer of ___________________________(2) ("Company"), pursuant to that certain Second Amended and Restated Credit Agreement dated June ____, 2001 between and among Company, certain other borrowers, the Banks, and COMERICA BANK, as Agent for the Banks (the "Agreement"), hereby requests an Advance on ____________________, ____ in the amount of ______________________ Dollars ($_________________)(3) under the
Note(s) ("Notes") made by the undersigned to said Banks evidencing the _______________(4) Loans.

         The Applicable Interest Rate for the requested Advance shall be the Prime-based Rate.

         B.       Application of Proceeds

         C.       Request Irrevocable

         Upon Agent's receipt of this Request for Loan, this Request for Loan shall be irrevocable.

         D.       Certification

         The undersigned hereby certifies that all conditions set forth in the Agreement for the Advance requested hereby are satisfied and shall be satisfied both as of the date of this request and the date requested for the Advance requested hereby.

         E.       Defined Terms

         Capitalized terms used herein, unless specifically defined to the contrary herein, have the meanings given them in the Agreement.

         Dated this _____ day of ____________________, ______.


                                     By:________________________________________

                                     Its:_______________________________________

------
(2) Insert Talon Automotive Group, Inc. or Veltri Metal Products Co. as applicable.

(3) This amount shall not be less than $500,000, for a Prime-based Loan (other than a Swing Loan) or $800,000 for a Eurocurrency-based Loan.

(4) Insert "Revolving Loan" or "Swing Loan" as applicable.

                                   EXHIBIT "H"

                          BUDGET COMPLIANCE CERTIFICATE

                                   EXHIBIT "I"

                            INTERIM AUTHORIZING ORDER

                                   EXHIBIT "J"

                                LOCK-UP AGREEMENT